Exhibit 2.1

Execution Version

STOCK PURCHASE AGREEMENT

by and among

Nexeo Solutions Sub Holding Corp.,

As Buyer

The Shareholders of Chemical Specialists and Development, Inc.,

As Sellers

and

Chemical Specialists and Development, Inc.

dated as of

October 4, 2013

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS; CONSTRUCTION	1
1.1	Certain Definitions	1
1.2	Construction	1

ARTICLE II	PURCHASE AND SALE; CLOSING	2
2.1	Purchase and Sale of Conveyed Equity	2
2.2	Purchase Price	2

ARTICLE III	CLOSING ADJUSTMENT	3
3.1	Estimated Net Working Capital Adjustment Procedures	3
3.2	Final Net Working Capital Adjustment Procedures	3

ARTICLE IV	CONDITIONS TO CLOSING	6
4.1	Conditions to the Obligations of the Parties	6
4.2	Conditions to the Obligations of Buyer	6
4.3	Conditions to the Obligations of the Sellers	8
4.4	Frustration of Closing Conditions	8

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF THE SELLERS	8
5.1	Authority; Enforceability	8
5.2	Consents; Absence of Conflicts	8
5.3	Ownership	9
5.4	Marital Status	9
5.5	No Reliance	9

ARTICLE VI	REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY	9
6.1	Organization	9
6.2	Qualification; Power	9
6.3	Authority; Enforceability	9
6.4	Consents; Absence of Conflicts	10
6.5	Subsidiaries; Affiliated Sellers	10
6.6	Ownership; Capitalization	11
6.7	Absence of Changes	12
6.8	Related Party Transactions	13
6.9	Real Property	14
6.10	Personal Property	15
6.11	Permits	16
6.12	Contracts	16
6.13	Intellectual Property	18
6.14	Financial Statements	19
6.15	Inventory	19

6.16	Accounts Receivable; Credit Support; Liens	20
6.17	No Undisclosed Liabilities	20
6.18	Legal Compliance	20
6.19	Taxes	20
6.20	Litigation	22
6.21	Product and Service Warranty	22
6.22	Employees; Employee Relations	22
6.23	Employee Benefit Matters	25
6.24	Environmental Matters	27
6.25	Customers, Vendors and Suppliers	29
6.26	Bank Accounts	29
6.27	Insurance	29
6.28	Books and Records	30
6.29	Brokers’ Fees	30
6.30	Certain Payments; Trade Controls	30
6.31	Assets Necessary to the Business	30
6.32	Asset Purchase Agreement	31

ARTICLE VII	REPRESENTATIONS AND WARRANTIES BY BUYER	31
7.1	Organization	31
7.2	Qualification; Power	31
7.3	Authority; Enforceability	31
7.4	Absence of Conflicts	32
7.5	Brokers’ Fees	32
7.6	Investment Intent	32
7.7	Access to Information	32
7.8	No Other Representations	32

ARTICLE VIII	COVENANTS	32
8.1	Seller’s Releases and Termination	32
8.2	Buyer’s Releases and Terminations	33
8.3	Further Assurances	33
8.4	Confidentiality	33
8.5	Transfer Taxes	34
8.6	Tax Returns; Liability for Taxes; Other Tax Matters	34
8.7	Real Estate Matters	35
8.8	Books and Records; Assistance with Financial Statements	35
8.9	Publicity	36
8.10	Cooperation	36
8.11	Payment of Debt for Borrowed Money	37

ARTICLE IX	FURTHER AGREEMENTS	37
9.1	Conduct of Business	37
9.2	Certain Government Matters	38
9.3	Access, Information and Documents	41
9.4	No Shop	41
9.5	Assignment of Interest in Certain Other Agreements	42

9.6	Tucker Insurance	42

ARTICLE X	CLOSING; CLOSING DELIVERIES	42
10.1	Closing	42
10.2	The Sellers’ Deliveries	42
10.3	Buyer’s Deliveries	44

ARTICLE XI	TERMINATION	45
11.1	Termination Events	45
11.2	Effect of Termination	45

ARTICLE XII	INDEMNIFICATION	46
12.1	Indemnities of the Sellers	46
12.2	Tucker and North Park Environmental Indemnity	47
12.3	Indemnities of the Buyer Parties	48
12.4	First Party Claim Procedures	48
12.5	Control of Third-Party Claims	49
12.6	Claims Against Escrow Amount	50
12.7	Characterization of Indemnification Payments	53
12.8	Recovery	53
12.9	Survival	53
12.10	Express Negligence	53
12.11	Exclusive Remedy	53

ARTICLE XIII	OTHER PROVISIONS	54
13.1	Assignment	54
13.2	Notices	54
13.3	Choice of Law	55
13.4	Dispute Resolution	55
13.5	Waiver of Compliance; Consents	58
13.6	Invalidity	59
13.7	Third-Party Beneficiaries	59
13.8	No Presumption Against Any Party	59
13.9	Specific Performance	59
13.10	Counterparts	59
13.11	Entire Agreement; Amendments	59
13.12	Time of Performance	60
13.13	Appointment of Representative	60
13.14	Expenses	61

Annex:

A	Durable Power of Attorney

Schedules:

2.2(b)(i)(E)	Transaction Expenses
3.1	Agreed Accounting Principles
4.2(e)	Liens to be Released
4.2(h)	Related Party Transactions
4.2(i)	Third Party Consents
4.2(j)	Tucker Insurance
5.2	Seller Consents; Absence of Conflicts
5.3	Seller Ownership
6.2	Company Qualification
6.4	Company Consents; Absence of Conflicts
6.5	Company Subsidiaries; Affiliated Sellers
6.6	Company Ownership; Capitalization
6.7	Company Changes
6.8	Related Party Transactions
6.9(a)	Owned Real Property
6.9(b)	Scheduled Leases
6.9(c)	Company Real Property Exceptions
6.10(a)	Company Personal Property
6.11	Company Permits
6.12	Company Material Contracts
6.13	Company Intellectual Property
6.14	Company Financial Statements
6.15	Company Inventory
6.16(a)	Company Accounts Receivable
6.16(b)	Credit Support
6.16(c)	Liens
6.16(d)	Scheduled Debt
6.17	Company Liabilities
6.19	Taxes
6.20	Company Litigation
6.21	Company Product and Service Warranty Claims
6.22(a)	Company Employee Information
6.22(b)	Company Employment Liabilities
6.22(c)	Company Collective Bargaining Agreements and Labor Disputes
6.22(d)	Company Employment Contracts
6.22(e)	Company Employment Litigation
6.23	Company Benefit Plans
6.24	Company Environmental Authorizations
6.26	Company Bank Accounts
6.27	Company Insurance Policies
6.29	Company Brokers and Representatives

7.4	Conflicts
9.3	Key Employees
10.2(h)	Consulting Agreement Counterparties
12.1(a)(iii)	Identified Matters
12.2	Tucker Property

Exhibits:

A	Defined Terms
B	Asset Purchase Agreements
C	Membership Interest Purchase Agreement
D	Form of Escrow Agreement
E	Form of Consulting Agreement
F	Form of Non-Competition Agreement
G	Form of Resignation and Release

v

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of October 4, 2013, by and among (a) Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Buyer”), (b) Chemical Specialists and Development, Inc., a Texas corporation (the “Company”), and (c) the Persons listed as sellers on the signature page hereof (each a “Seller” and collectively, the “Sellers”).  Buyer, the Company, and the Sellers are each referred to individually as a “Party” and are collectively referred to as the “Parties.”  This Agreement has also been signed by Stephen R. Cooke, in his capacity as the Sellers’ representative (the “Seller Representative”), to indicate his acceptance of the responsibilities of the Seller Representative as set forth herein.

RECITALS

WHEREAS, the Sellers own all of the issued and outstanding Interests (as defined herein) of the Company (the “Conveyed Equity”); and the Sellers wish to sell to Buyer, and Buyer wishes to purchase from the Sellers, the Conveyed Equity, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, STX Freight Company, a Texas corporation, and ST Laboratories Group, LLC, a Texas limited liability company, are each an Affiliate of the Company (collectively the “Affiliated Sellers”), and under separate Asset Purchase Agreements, executed as of the date hereof, between the Company and each of such Affiliated Sellers (copies of which are attached hereto as Exhibit B and are collectively referred to as the “Asset Purchase Agreements”), each Affiliated Seller has agreed to sell substantially all of its assets (collectively, the “Purchased Assets”) to the Company or its assignee contemporaneously with the Closing under this Agreement;

NOW, THEREFORE, in consideration of the premises, agreements, and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in reliance upon the mutual representations and warranties contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS; CONSTRUCTION

1.1                               Certain Definitions.  Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A.

1.2                               Construction.  In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection, and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections, and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause mean such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto,” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation;” (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days, unless otherwise specified; and (j) all references to money refer to the lawful currency of the United States.  The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE II
PURCHASE AND SALE; CLOSING

2.1                               Purchase and Sale of Conveyed Equity.  Upon the terms and subject to the conditions set forth herein, for the Equity Purchase Price specified in Section 2.2(a)(ii), at the Closing and effective as of the Effective Time, the Sellers shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase, acquire and accept from the Sellers, free and clear of all Liens (other than restrictions on transfer that may be imposed by state or federal securities laws), the Conveyed Equity.

2.2                               Purchase Price.

(a)                                 The total consideration to be paid by Buyer to the Sellers for the sale, transfer, assignment and delivery of the Conveyed Equity and the Purchased Assets shall be cash in the aggregate amount of One Hundred Million Dollars ($100,000,000) (the “Total Consideration”), which shall be allocated as follows:

(i)                                     The purchase price of the Purchased Assets shall equal the Asset Purchase Consideration to be paid under the Asset Purchase Agreements; and

(ii)                                  The purchase price of the Conveyed Equity shall equal the Total Consideration less the Asset Purchase Consideration (such amount, as further adjusted in accordance with Article III, is referred to as the “Equity Purchase Price”).

(b)                                 Upon the terms and subject to the conditions of this Agreement, upon Closing, Buyer will pay the Total Consideration as follows:

(i)                                     to each Seller, an amount in cash equal to such Seller’s Pro Rata Share of the “Closing Cash Amount,” which shall equal (A) the Equity Purchase Price plus the Estimated Closing Adjustment (as determined pursuant to Section 3.1, which could be a positive or negative number); minus (B) Ten Million Dollars ($10,000,000) (the “Escrow Amount”); minus (C) the Holdback Amount; minus (D) the Scheduled Debt; minus (E) the transaction expenses set forth on Schedule 2.2(b)(i)(E) (the “Transaction Expenses”) that have not been paid by Sellers or the Company;

(ii)                                  to the Escrow Agent, the Escrow Amount and the Holdback Amount;

(iii)                               to the applicable lenders, the Scheduled Debt;

(iv)                              to the applicable third-parties, the Transaction Expenses; and

(v)                                 to the Affiliated Sellers, the Asset Purchase Consideration pursuant to the terms of the Asset Purchase Agreements.

All payments will be made by wire transfer of immediately available funds pursuant to the wire transfer instructions provided by the recipients of those payments at least three (3) Business Days prior to the Closing.

ARTICLE III
CLOSING ADJUSTMENT

3.1                               Estimated Net Working Capital Adjustment Procedures.  The Parties acknowledge that the Equity Purchase Price has been based in part on the Company having Net Working Capital as of the Closing Date of Eighteen Million One Hundred Eighty-Six Thousand Dollars ($18,186,000) (the “Net Working Capital Threshold”).  At least five (5) Business Days before the Closing, the Seller Representative shall prepare and deliver, or cause to be prepared and delivered, to Buyer an estimate of the Net Working Capital of the Company as of immediately prior to the Closing on the Closing Date (the “Estimated Net Working Capital”), which Estimated Net Working Capital will be prepared in accordance with the accounting principles specifically set forth in Schedule 3.1 (the “Agreed Accounting Principles”); provided, however, that, even if inconsistent with GAAP or the Agreed Accounting Principles, the Estimated Net Working Capital (and any determination of Net Working Capital derived therefrom) will not take into account the transactions contemplated hereby.  For purposes of this Agreement, the “Estimated Closing Adjustment” (which could be positive or negative) shall equal (x) the Estimated Net Working Capital minus (y) the Net Working Capital Threshold.

3.2                               Final Net Working Capital Adjustment Procedures.

(a)                                 The Sellers and Buyer shall cause the Company to conduct a physical count of its inventory (the “Closing Inventory”) within two (2) Business Days prior to the Closing Date (or on such other dated as may be agreed by the Parties), which shall be jointly supervised by the Seller Representative, Buyer and Buyer’s representatives and conducted according to the inventory methods and procedures included in the Agreed Accounting Principles.

(b)                                 No later than ninety (90) days after the Closing Date, Buyer will deliver to the Seller Representative a closing statement (the “Closing Statement”) summarizing the determination of the Net Working Capital based on the consolidated balance sheet of the Company and the Company Subsidiaries as of immediately prior to the Closing on the Closing Date and the Agreed Accounting Principles (the “Final Net Working Capital”) and showing the difference (if any) between the Final Net Working Capital and the Estimated Net Working Capital.  The Closing Statement and computation of the Final

Net Working Capital shall be consistent with the Closing Inventory and the Agreed Accounting Principles.

(c)                                  The Seller Representative shall have the right for thirty (30) days following the date of delivery of the Closing Statement to object in good faith to the Final Net Working Capital.  Any objection made by the Seller Representative shall be in writing and accompanied by (i) materials showing in reasonable detail any specific items in Buyer’s calculation of the Final Net Working Capital disputed by the Seller Representative (each, a “Disputed Item”), (ii) a written statement setting forth the Seller Representative’s calculation of each Disputed Item and (iii) data showing in reasonable detail the Seller Representative’s support for such calculation.  Any items or amounts set forth in the Closing Statement that are not included as a Disputed Item in a timely-delivered written objection as provided above shall be deemed accepted by the Seller Representative and shall be binding and final for all purposes of this Agreement.  Failure of the Seller Representative to furnish a written objection of Disputed Items, together with such supporting materials, to Buyer within such 30-day period, will constitute a full and complete acceptance of the Final Net Working Capital as set forth in the Closing Statement and such Final Net Working Capital shall be binding and final for all purposes of this Agreement.

(d)                                 If there is a timely objection by the Seller Representative as provided in Section 3.2(c), then Buyer and the Seller Representative shall meet to attempt in good faith to resolve any differences in their respective positions with respect to the Disputed Items.  Any mutually agreed resolution by Buyer and the Seller Representative as to any Disputed Item shall be set forth in writing and will be final, binding and conclusive.

(e)                                  If Buyer and the Seller Representative are unable to agree upon the Disputed Items within ten (10) Business Days (or such longer period as the Parties may mutually agree in writing) (the “Resolution Period”) after the delivery of a timely objection by the Seller Representative to Buyer, then the Disputed Items (but no others) may be referred by either Buyer or the Seller Representative for determination to a nationally recognized accounting firm located in Houston, Texas that is not affiliated with Buyer or the Seller Representative and that is mutually selected by Buyer and the Seller Representative).  The firm selected by Buyer and the Seller Representative is referred to as the “Independent Accountant”).  Buyer, on the one hand, and the Seller Representative, on the other hand, shall provide each other and the Independent Accountant a statement of their respective position as to the amount with respect to each Disputed Item within fifteen (15) Business Days from the date of the appointment of the Independent Accountant.  Failure by either Party to provide such a statement within fifteen (15) Business Days to the other Party and to the Independent Accountant shall constitute an irrevocable acceptance by such Party of the other Party’s statement as to that Disputed Item.  The Independent Accountant shall make a written determination as to each Disputed Item as promptly as practicable, but in any event within twenty (20) Business Days after the end of such 15-day period.  The Independent Accountant shall be authorized to select only the position as to each Disputed Item as presented by either Buyer or the Seller Representative.  The Parties shall make readily available to the Independent Accountant all relevant books and records relating to the Disputed Items and all other items reasonably requested by the Independent Accountant in connection with resolving the Disputed Items.  Each of the Parties shall bear all costs and expenses incurred by it in connection with such proceedings, and the costs and expenses of the Independent Accountant with respect to each Disputed Item shall be borne by the Party whose position with respect to such Disputed Item is not selected by the Independent Accountant (with the cost of and expenses of such Disputed Item determined by the Independent Accountant).  The decision of the Independent Accountant shall be final, binding and conclusive for all purposes of this Agreement (absent manifest error in the calculations included therein) and the Final Net Working Capital shall be revised, if necessary, to reflect such decision and each shall thereupon be final and binding for all purposes of this Agreement.  If at any time Buyer and the Seller Representative resolve their dispute, then, notwithstanding the preceding provisions of this Section 3.2(e), (i) the Independent Accountant’s involvement shall be promptly discontinued and the costs and expenses of the Independent Accountant will be borne 50% by Buyer and 50% by the Sellers, and (ii) the Final Net Working Capital shall be revised, if necessary, to reflect such resolution and thereupon shall be final and binding for all purposes of this Agreement.

(f)                                   The “Final Closing Adjustment” (which could be positive or negative) shall equal (x) the Final Net Working Capital as determined pursuant to Sections 3.2(a) through (e) minus (y) the Estimated Net Working Capital.  Upon the final determination of the Final Closing Adjustment, the following shall apply:

(i)                                     If the Final Closing Adjustment is a positive number, then Buyer shall promptly (but in any event within five (5) Business Days after the final determination of the Final Net Working Capital) wire transfer in immediately available funds to each Seller his Pro Rata Share of the Final Closing Adjustment, to an account designated by such Seller in accordance with Section 2.2(b) and Buyer and the Seller Representative shall execute a Joint Instruction Letter instructing the Escrow Agent to release the Holdback Amount to the Sellers in accordance with the terms of the Escrow Agreement.

(ii)                                  If the Final Closing Adjustment is a negative number, then (A)  Buyer and the Seller Representative shall execute a Joint Instruction Letter instructing the Escrow Agent to release to Buyer the amount (in absolute terms) of the Final Closing Adjustment from the Holdback Amount and to release to the Sellers any remaining balance of the Holdback Amount; and (B) if the Holdback Amount is not sufficient to fully pay the Final Closing Adjustment (in absolute terms), each Seller shall promptly (but in any event within five (5) Business Days after the final determination of the Final Closing Adjustment) pay to Buyer its Pro Rata Share of the difference between the Final Closing Adjustment (in absolute terms) and the Holdback Amount, by wire transfer in immediately available funds to Buyer, pursuant to the wire transfer instructions provided by Buyer.

(g)                                  After the Closing and until the Final Net Working Capital has been determined in accordance with this Section 3.2, Buyer shall provide to the Seller Representative access to the Books and Records and to any other information (to the extent permitted by applicable Law), including work papers of the Company and its accountants (including the work papers related to the Closing Inventory and the computation of the Final Net Working Capital) and to any employees and premises on reasonable advance notice, not to be unreasonably withheld, conditioned or delayed, to the extent reasonably necessary for the Seller Representative to determine the Final Net Working Capital, and to prepare materials for presentation to the Independent Accountant in connection with this Section 3.2.

ARTICLE IV
CONDITIONS TO CLOSING

4.1                               Conditions to the Obligations of the Parties.  The respective obligations of each of the Parties to consummate the transactions contemplated under this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a)                                 No Proceeding instituted by any Governmental Authority (in any jurisdiction) that seeks to prevent or enjoin in any respect the transactions contemplated under this Agreement shall have been commenced and be continuing.

(b)                                 No Legal Restraint shall be in effect preventing the transactions contemplated under this Agreement.

(c)                                  The waiting periods required under the HSR Act, including any extensions thereof, shall have expired by passage of time or by early termination by the FTC or DOJ, and any investigations relating to the sale hereunder that may have been opened by the FTC or DOJ by means of a request for additional information or otherwise shall have terminated, subject to Section 9.2(c).

4.2                               Conditions to the Obligations of Buyer.  The obligation of Buyer to consummate the transactions contemplated under this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties made by the Sellers in each Transaction Document that are not qualified by materiality, material respect or Material Adverse Effect as set forth therein shall be true and correct at and as of the Closing Date in all material respects and all other representations and warranties made by the Sellers in each Transaction Document shall be true and correct at and as of the Closing Date in all respects.

(b)                                 Each Seller shall have performed in all material respects all of its respective obligations contained in this Agreement or the other Transaction Documents that are required to be performed by such Seller at or before the Closing.

(c)                                  Since the date hereof, there shall not have occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any other events, changes, occurrences or circumstances, has had a Material Adverse Effect.

(d)                                 The Sellers shall have delivered, or caused to be delivered, to Buyer duly executed versions of all of the items required by Section 10.2.

(e)                                  Buyer shall have received releases of the Liens and guarantees set forth on Schedule 4.2(e).

(f)                                   The Asset Conveyance shall have occurred in accordance with the terms of the Asset Purchase Agreements.

(g)                                  Buyer shall have received copies of duly adopted resolutions of the governing body of the Company, certified as of the Closing Date by an officer of the Company, authorizing and approving the execution of this Agreement and the other Transaction Documents to which the Company is a party, the consummation of the transactions contemplated hereby and thereby and all other action necessary to enable the Company to comply with the terms hereof and thereof.

(h)                                 Except as otherwise set forth on Schedule 4.2(h), all Related Party Transactions shall have been terminated without any further liability or obligation of any Company Group Member.

(i)                                     Those third party consents set forth on Schedule 4.2(i) shall have been obtained.

(j)                                    The environmental insurance coverage set forth in Schedule 4.2(j) with respect to the Tucker Property (the “Tucker Insurance”) shall have been obtained in a form reasonably acceptable to Buyer.

(k)                                 The Company shall have acquired all of the Interests of StarTex Distribution West, LLC, free and clear of all Liens (other than restrictions on transfer that may be imposed by state or federal securities laws), pursuant to the terms of that certain Membership Interest Purchase Agreement dated as of the date hereof and attached hereto as Exhibit C (the “Membership Interest Purchase Agreement”).

(l)                                     Any leases, subleases or other occupancy agreement encumbering the Owned Real Property, including the Crystal Springs Lease, shall have been terminated, except as otherwise agreed to by Buyer.

(m)                             All leases by any Company Group Member related to a vehicle for a Seller’s use shall have been terminated by the Company Group Member (and all fees and penalties paid with respect to such termination), or shall have been assumed by such Seller with a release of any obligations of the Company Group Member from such lease.

(n)                                 Buyer shall have received all of the Permits listed in Schedule 6.11.

(o)                                 Buyer shall have received the Audited Financial Statements in accordance with each of the Asset Purchase Agreements, which Audited Financial Statements shall have been reviewed and approved by Nexeo’s Auditor.

4.3                               Conditions to the Obligations of the Sellers.  The obligation of the Sellers to consummate the transactions contemplated under this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties made by Buyer in each Transaction Document that are not qualified by materiality or material respect as set forth therein shall be true and correct at and as of the Closing Date in all material respects and all other representations and warranties made by Buyer in each Transaction Document shall be true and correct at and as of the Closing Date in all respects.

(b)                                 Buyer shall have performed in all material respects all of its obligations contained in this Agreement or the other Transaction Documents that are required to be performed by Buyer at or before the Closing.

(c)                                  Buyer shall have delivered, or caused to be delivered, to the Seller Representative duly executed versions of all of the items required by Section 10.3.

4.4                               Frustration of Closing Conditions.  Neither the Sellers nor Buyer may rely on the failure of any condition set forth in this Article IV to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller severally, but not jointly, represents and warrants to Buyer, as to himself and not as to any other Seller, as follows.  Each Seller acknowledges that Buyer is relying on the following representations and warranties in entering into this Agreement.

5.1                               Authority; Enforceability.  Seller has all requisite power and authority to execute and deliver each Transaction Document to which Seller is a party and to perform Seller’s obligations thereunder.  Each Transaction Document to which Seller is a party has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to Creditors’ Rights.

5.2                               Consents; Absence of Conflicts.  Except as disclosed on Schedule 5.2, neither the execution and delivery of any Transaction Document by Seller, nor the consummation of the transactions contemplated thereby nor compliance by Seller with any of the provisions thereof will violate or breach the terms of, cause a default under, conflict with, result in the loss by Seller of any rights or benefits under, impose on Seller any additional or greater burdens or obligations under, create in any other Person additional or greater rights or benefits under, create in any other Person the right to accelerate, terminate, modify or cancel, require any notice or consent or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under (i) any applicable Legal Requirement, or (ii) any Contract to which Seller is a party or by which Seller, or any of its properties, is bound.  Except as set forth on Schedule 5.2, Seller is not required to obtain any consent from any Person or provide any notice to any Person in connection with the consummation of the transactions contemplated by this Agreement.

5.3                               Ownership.  Seller owns the Conveyed Equity set forth opposite Seller’s name on Schedule 5.3 free and clear of all Liens, other than restrictions on transfer that may be imposed by state or federal securities laws and the restrictions set forth in the CSD Shareholder Agreement.  Seller has the power, authority and legal capacity to sell, transfer, assign and deliver the Conveyed Equity set forth opposite Seller’s name on Schedule 5.3 as provided in this Agreement, and at the Closing, Seller will transfer valid title to the Conveyed Equity set forth opposite Seller’s name on Schedule 5.3 to Buyer, free and clear of any Lien, other than restrictions on transfer that may be imposed by state or federal securities laws.

5.4                               Marital Status.  Tommy E. Quinley is an unmarried natural person and no former, or current, spouse has any rights or interests in, to or under the Conveyed Equity owned by Tommy E. Quinley.

5.5                               No Reliance.  Except for the representations and warranties of Buyer set forth in Article VII or in the other Transaction Documents, Seller acknowledges that Buyer has not made, and Seller has not relied on, any representations or warranties whatsoever, express or implied, regarding the subject matter of this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES RELATED TO THE COMPANY

Each Seller hereby jointly and severally represents and warrants to Buyer as follows.  Each Seller hereby acknowledges that Buyer is relying on the following representations and warranties in entering into this Agreement.

6.1                               Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.  The Sellers have delivered to Buyer true and complete copies of the Organizational Documents of the Company, each as amended to date and presently in effect.

6.2                               Qualification; Power.  The Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary.  Schedule 6.2 sets forth each jurisdiction in which the Company is qualified or licensed to do business.  The Company has all requisite power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to carry on its business as currently conducted.

6.3                               Authority; Enforceability.  The Company has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the performance of the transactions contemplated hereby and thereby have been duly and validly approved by such action, corporate or otherwise, necessary on behalf of the Company.  This Agreement and each of the Transaction Documents to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity (such laws and principles being referred to herein as “Creditors’ Rights”).  All other documents required hereunder to be executed and delivered by the Company at the Closing have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Creditors’ Rights.

6.4                               Consents; Absence of Conflicts.  Except as disclosed on Schedule 6.4, neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate or breach the terms of, cause a default under, conflict with, result in the loss by any Company Group Member of any rights or benefits under, impose on any Company Group Member any additional or greater burdens or obligations under, create in any party additional or greater rights or benefits under, create in any party the right to accelerate, terminate, modify or cancel, require any notice or consent or give rise to any preferential purchase or similar right under (i) any applicable Legal Requirement, (ii) the Organizational Documents of any Company Group Member or (iii) any Contract used in connection with the Business to which any Company Group Member is a party or by which it, or any of its properties, is bound, including the Material Contracts; (b) result in the creation or imposition of any Lien (other than a Permitted Lien) on any of the Company Assets or the Conveyed Equity; (c) result in the cancellation, forfeiture, revocation, suspension or modification of any Company Asset or any Permit; or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause  (a), (b) or (c) of this Section 6.4.  Except as set forth on Schedule 6.4, the Company is not required to obtain or provide any consent or notice in connection with the consummation of the transactions contemplated by this Agreement.  At Closing, all such consents or notices have been obtained or given and have been furnished in writing to Buyer.

6.5                               Subsidiaries; Affiliated Sellers.

(a)                                 Other than the Company Subsidiaries and the Affiliated Sellers, (i) there are no, and there have not been any, Persons or joint ventures in which the Company owns, or has owned, of record or beneficially, any direct or indirect (through a subsidiary or otherwise) Interest, and (ii) there are no outstanding obligations of any Company Group Member to provide funds to, or make any investment (in either case, in the form of a loan, capital contribution, purchase of an Interest (whether from the issuer or another Person) or otherwise) in, any other Person.

(b)                                 Each of the Company Subsidiaries and Affiliated Sellers is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction identified in Schedule 6.5.

(c)                                  Each of the Company Subsidiaries and Affiliated Sellers (i) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to carry on its business as it is currently conducted and (ii) is duly licensed or qualified as a foreign entity to do business in each jurisdiction in which the properties owned, operated or leased by it or the operation of its business makes such licensing or qualification necessary.  Schedule 6.5 sets forth each jurisdiction in which each of the Company Subsidiaries and Affiliated Sellers is qualified or licensed to do business.

(d)                                 All of the Interests in each of the Company Subsidiaries and Affiliated Sellers are validly issued, fully paid and nonassessable, and upon completion of the transactions contemplated by the Membership Interest Purchase Agreement all of the Interests in each of the Company Subsidiaries shall be owned by the Company free and clear of all Liens (other than Liens created by Buyer).

(e)                                  There are no Contracts (including, without limitation, options, warrants, calls and preemptive rights) obligating any Company Group Member (i) to issue, sell, pledge, dispose of or encumber any Interests in the Company, the Affiliated Sellers or the Company Subsidiaries, (ii) to redeem, purchase or acquire in any manner any Interests in any Company Subsidiary or Affiliated Seller or (iii) to make any dividend or distribution of any kind with respect to any Interests in any Company Subsidiary.

(f)                                   There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights affecting the Interests in any Company Subsidiary.  There are no voting trusts, proxies, or other shareholder or similar agreements or understandings with respect to the voting of the Interests in any Company Subsidiary.

(g)                                  Complete and accurate copies of the Organizational Documents, each as amended to date and presently in effect, of each of the Company Subsidiaries and Affiliated Sellers have been provided by the Company to Buyer.

6.6                               Ownership; Capitalization.

(a)                                 Schedule 6.6 sets forth a true and complete list that accurately reflects (i) the outstanding Interests in the Company, (ii) the name of each Seller (iii) the Conveyed Equity and any other Interests in the Company owned beneficially and of record by such Seller, and (iv) each Seller’s Pro Rata Share of the Conveyed Equity.

(b)                                 The Conveyed Equity and any other issued and outstanding Interests in the Company have been duly authorized, are validly issued and are fully paid and non-assessable and, except as set forth on Schedule 6.6, were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal or other similar rights of any Person.

(c)                                  There are no Interests in the Company outstanding other than the Conveyed Equity.  There are no Contracts (including, without limitation, options, warrants, calls and preemptive rights) obligating the Company (i) to issue, sell, pledge, dispose of or encumber any Interests in the Company, (ii) to redeem, purchase or acquire in any manner any Interests in the Company or (iii) to make any dividend or distribution of any kind with respect to any Interests in the Company.

(d)                                 There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights affecting the Interests in the Company.  Except as set forth on Schedule 6.6, there are no voting trusts, proxies, or other shareholder or similar agreements or understandings with respect to the voting of the Interests in the Company.

6.7                               Absence of Changes.

(a)                                 Except as set forth on Schedule 6.7, or as specifically required by this Agreement, the Asset Purchase Agreements or the Membership Interest Purchase Agreement, since February 1, 2013:

(1)                                 there has not been any Material Adverse Effect on the Business;

(2)                                 the Business has been operated and maintained in the Ordinary Course of Business;

(3)                                 there has not been any material damage, destruction or loss to any material portion of the Company Assets, whether covered by insurance or not;

(4)                                 there has been no merger or consolidation of any Company Group Member with any other Person or any acquisition by any Company Group Member of the stock or business of any other Person or any agreement with respect thereto;

(5)                                 there has been no (i) issuance of any Interests in any Company Group Member, (ii) repurchase or redemption of any Interests in any Company Group Member, or (iii) split, combination or reclassification of any Interests in any Company Group Member;

(6)                                 there has been no declaration or payment of any dividend on, or any other distribution with respect to, the Interests in any Company Group Member;

(7)                                 there has been no borrowing of funds, agreement to borrow funds, or guaranty or agreement to maintain the financial position of any Person by any Company Group Member;

(8)                                 no Company Group Member has entered into or promised any employment, consulting, change in control, severance or indemnification agreement or an agreement with respect to a retention bonus with any Conveyed Business Employee or any other Person or has adopted or amended any Benefit Plan;

(9)                                 there has been no actual, pending or, to the Knowledge of the Sellers, threatened adverse change in the relationship of the Company Group with any material customer, supplier, distributor or sales representative of the Business;

(10)                          there has been no change in the compensation, benefits, or other employment terms of any Conveyed Business Employee;

(11)                          there has been no payment by any Company Group Member to any director, officer, member, partner, Conveyed Business Employee or holder of any Interest in any Company Group Member, or any Affiliate of the foregoing (whether as a loan or otherwise) except regular compensation and usual benefits payments consistent with past practices; and

(12)                          there is no Contract to do any of the foregoing.

(b)                                 Except as set forth on Schedule 6.7, or as specifically required by this Agreement, the Asset Purchase Agreements or the Membership Interest Purchase Agreement, since February 1, 2013, no Company Group Member has sold any of its assets (other than (i) sales of inventory in the Ordinary Course of Business and (ii) sales of other Company Assets for fair market value for a purchase price of less than $100,000 in the aggregate).

6.8                               Related Party Transactions.

(a)                                 Schedule 6.8 describes all services and assets owned, licensed to or otherwise held by any Seller, any Affiliate of such Seller, any officer, director or equityholder of any Affiliated Seller or any of their Affiliates (in each case, other than a Company Group Member), that are or were made available or provided to or used by any Company Group Member or the Business within the one-year period prior to the date of this Agreement or which may be required to operate the Business from and after the Closing Date consistent with past practices in the preceding year.

(b)                                 Except as set forth in Schedule 6.8: (i) no Company Group Member is obligated to pay currently or in the future any amounts to any Seller or any Affiliate of any Seller, and no Seller or any Affiliate of any Seller is obligated to pay currently or in the future any amounts to any Company Group Member, (ii) since February 1, 2013, no Company Group Member has purchased, transferred or leased any real or personal property from or for the benefit of, paid any commission, salary or bonus to or for the benefit of, any Seller or any Affiliate of such Seller or any director, officer, shareholder, member or partner thereof and no Company Group Member has sold, transferred or leased any real or personal property to any Seller or any Affiliate of any Seller, (iii) none of the customers, suppliers, distributors or sales representatives of any Company Group Member are Related Parties, (iv) none of the Company Group Member’s assets are owned or used by or leased by or to any Related Parties, (v) no Related Party is a party to any Contract to which any Company Group Member is a Party, and (vi) no Related Party provides any legal, accounting or other services to any Company Group Member, except as an employee of a Company Group Member.

6.9                               Real Property.

(a)                                 Schedule 6.9(a) lists all real property owned in fee or held under or pursuant to an easement or other non-leasehold right to use and occupy real property, in either case by any Company Group Member (beneficially or of record) (the “Owned Real Property”).  The Company Group has good and marketable title to the Owned Real Property.  The Owned Real Property is not encumbered by Liens other than Permitted Liens.

(b)                                 Schedule 6.9(b) lists all leases (and the lands covered thereby) pursuant to which any Company Group Member leases real property for use in connection with the Business (all such listed leases collectively, the “Scheduled Leases”), in each case specifying the name of the lessor, lessee, sublessor or sublessee and the date and term of each lease.  A true and complete copy of each of the Scheduled Leases, as amended to date, has been furnished to Buyer.  Each Company Group Member identified on Schedule 6.9(b) as the lessee or sublessee under any particular Scheduled Lease is the lessee or has succeeded to the rights of the lessee under such Scheduled Lease and owns the leasehold interest created pursuant to such lease free and clear of all Liens except Permitted Liens.  Each Scheduled Lease is in full force and effect and, to the Knowledge of the Sellers, constitutes a binding obligation of each landlord, lessor or sublessor thereunder, enforceable against such landlord, lessor or sublessor in accordance with its terms subject to Creditor’s Rights.  No event has occurred that constitutes, or that with the giving of notice or the passage of time or both would constitute, a material default under any Scheduled Lease by any Company Group Member or by Buyer after the Closing or, to the Knowledge of the Sellers, by any other party to any Scheduled Lease.  Each Company Group Member identified on Schedule 6.9(b) as the lessee or sublessee under any particular Scheduled Lease either owns the improvements located on the lands covered by such Scheduled Lease or validly occupies such improvements in accordance with the terms of such Scheduled Lease free and clear of all Liens except Permitted Liens.  As of the Closing Date, all consents required under the Scheduled Leases in connection with the transactions contemplated by this Agreement shall have been obtained or given and shall have been furnished in writing to Buyer.

(c)                                  Except as set forth on Schedule 6.9(c), the Owned Real Property and the real property leased pursuant to the Scheduled Leases constitute all of the real property (“Real Property”) which has been used in connection with the ownership and operations of any Company Group Member since January 1, 2003.  Except as set forth in Schedule 6.9(c), other than the Company Group Members, there are no parties in possession of any portion of any Real Property as lessees, subtenants, tenants at sufferance or trespassers.  Except as otherwise set forth on Schedule 6.9(c), the Company Group has full right and authority to occupy, use and operate all of the improvements located on the Real Property, subject to applicable Legal Requirements and the Permitted Liens.  To the Knowledge of the Sellers, such improvements are being used, occupied, and maintained in all material respects in accordance with all applicable easements, contracts, permits, insurance requirements, restrictions, building setback lines, covenants and reservations.  Except as set forth on Schedule 6.9(c), certificates of occupancy and all other material licenses, permits, authorizations, and approvals required by any

Governmental Authority having jurisdiction over the Real Property have been issued for the Company Group’s occupancy of each of such improvements and all such certificates, licenses, permits, authorizations and approvals have been paid for and are in full force and effect.  There is no pending or, to the Knowledge of the Sellers, threatened condemnation, eminent domain or similar proceeding or special assessment affecting any of the Real Property, nor has any Company Group Member received notification that any such proceeding or assessment is contemplated.  Except as set forth on Schedule 6.9(c), to the Knowledge of the Sellers, the improvements located on the Real Property (the “Facilities”) are free from material structural and mechanical defects (including roofs) and have been used by the Company Group in the Ordinary Course of Business and remain as of the date hereof in suitable and adequate condition for such continued use.  The Company Group has not deferred maintenance of the Facilities in contemplation of the transactions contemplated by this Agreement.  All of the Owned Real Property has direct access to public roads without the use of any easement, license or right of way.

(d)                                 The Sellers have furnished Buyer with true and complete copies of all deeds, leases, title opinions, title insurance policies and surveys in their possession or in the possession of the Company Group that relate to the Real Property, together with copies of all reports of any engineers, environmental consultants or other consultants in their possession relating to any of the Real Property.

(e)                                  All utilities (including, without limitation, water, sewer or septic, gas, electricity, trash removal and telephone service) are available to the Real Property in sufficient quantities and quality to adequately serve the Real Property in connection with the operation of the Business conducted therefrom as such operations are currently conducted thereon.

(f)                                   To the Knowledge of the Sellers, no Company Group Member has any obligation to any tenant, governmental or quasi-governmental entities or any other Person which commitment relates to the Real Property and would survive Closing and be a binding obligation of Buyer thereafter, in each case to pay or contribute property or money or to construct, install or maintain any improvements on or off the Real Property (except as may be disclosed in (i) a document of public record or (ii) the information provided by Sellers to Buyer in connection with this Agreement).

6.10                        Personal Property.

(a)                                 Schedule 6.10(a) lists all leases that cover any equipment, tools, machinery, parts, materials, supplies, furniture, cars, trucks, trailers and other rolling stock and each other item of tangible personal property used or held for use by any Company Group Member in connection with the Business.

(b)                                 Except for the personal property subject to the leases set forth in Schedule 6.10(a), the Company Group has good title to all equipment, tools, machinery, parts, materials, supplies, furniture, cars, trucks, trailers and other rolling stock and each other item of tangible personal property used or held for use by any Company Group

Member in connection with the Business, free and clear of all Liens except Permitted Liens.

(c)                                  Each item of equipment, tools, machinery, parts, materials, supplies, furniture, cars, trucks, trailers and other rolling stock and each other item of tangible personal property used or held for use by any Company Group Member in connection with the Business is in good working order and repair, has been operated and maintained in the Ordinary Course of Business and remains in suitable and adequate condition for use consistent with its primary use since February 1, 2013 (or later acquisition date).  The Company Group has not deferred maintenance of any such item in contemplation of the transactions contemplated by this Agreement.

6.11                        Permits.  Schedule 6.11 lists all Permits that are used or held by any Company Group Member in connection with the ownership or use of the Company Assets and the operation of the Business (the “Scheduled Permits”).  Except as set forth on Schedule 6.11, the Scheduled Permits constitute all Permits necessary for the continued ownership, use and operation of the Business consistent with the past practices of the Business since February 1, 2011.  Except as set forth in Schedule 6.11, the Scheduled Permits are valid and in full force and effect and the Company Group is not in default, and to the Knowledge of the Sellers, no condition exists that with notice or lapse of time or both would constitute a default, under any of the Scheduled Permits.

6.12                        Contracts.

(a)                                 Schedule 6.12 identifies each of the following Contracts used or held for use in connection with the Business to which any Company Group Member is a party or by which it or its properties is bound (each such identified Contract, a “Material Contract”):

(i)                                     any Contract that provides for the payment by any Company Group Member of more than $50,000 in any consecutive 12-month period or more than $100,000 over the remaining life of such Contract other than a Contract that (A) is terminable by any party thereto giving notice of termination to the other party thereto not more than thirty (30) days in advance of the proposed termination date and (B) even if so terminable, contains no post-termination obligations, termination penalties, buy-back obligations or similar obligations;

(ii)                                  any Contract that constitutes a purchase order or other Contract relating to the sale, purchase, lease or provision by any Company Group Member of goods or services in excess of $50,000 in any 12-month period;

(iii)                               any Contract that grants any Person the exclusive right to sell products or provide services within any geographical region other than a Contract that (A) is terminable by any party thereto giving notice of termination to the other party thereto not more than thirty (30) days in advance of the proposed termination date and (B) even if so terminable, contains no post-termination obligations, termination penalties, buy-back obligations or similar obligations;

(iv)                              any Contract that purports to limit the freedom of any Company Group Member to compete in any line of business or to conduct business in any geographic location;

(v)                                 any Contract that was entered into outside of the Ordinary Course of Business of the Company Group since February 1, 2013 (including the acquisition or disposition of all or substantially all of the equity or assets of any company or operating division (by asset sale, stock sale, merger or otherwise)) other than the Asset Purchase Agreements and the Membership Interest Purchase Agreement;

(vi)                              any Contract constituting a partnership, joint venture or other similar Contract;

(vii)                           any Contract relating to indebtedness for borrowed money, any Contract creating a capital lease obligation, any Contract for the sale of accounts receivable, any Contract constituting a guarantee of debt of any third Person or any Contract requiring any Company Group Member to maintain the financial position of any other Person;

(viii)                        any Contract in respect of Intellectual Property Rights granted to or by any Company Group Member;

(ix)                              any lease (including any master lease covering multiple items of personal property) of any item or items of personal property with a rental expense under such lease (whether for a single item or multiple items) in excess of $25,000 in any consecutive 12-month period;

(x)                                 any Contract providing for the deferred payment of any purchase price including any “earn out” or other contingent fee arrangement, except for a trade credit offered in the Ordinary Course of Business;

(xi)                              any Contract creating a Lien on any of the Company Assets that will not be discharged at or prior to the Closing;

(xii)                           any Contract between any Company Group Member, on the one hand, and any Affiliate of the Company, on the other hand (including any Contract providing for (A) compensation, the acceleration of benefits or the loss of any rights in connection with the consummation of the transactions contemplated by this Agreement or (B) the indemnification of such Affiliate by any Company Group Member);

(xiii)                        any Contract providing for the purchase or sale of real property;

(xiv)                       any Contract between any Company Group Member and any Governmental Authority; and

(xv)                          any Contract involving interest rate swaps, cap or collar agreements, commodity or financial future or option contracts or similar derivative or hedging Contracts.

(b)                                 True and complete copies (including all amendments) of each Material Contract have been provided to Buyer prior to the Closing.  Except as disclosed in Schedule 6.12:  (i) each Material Contract is the legal, valid obligation of a Company Group Member, and, to the Knowledge of the Sellers, any other Person party thereto, binding and enforceable against such Company Group Members and, to the Knowledge of the Sellers, any other Person party thereto, in accordance with its terms subject to Creditors’ Rights; (ii) each Material Contract has not been terminated, and neither such Company Group Members nor, to the Knowledge of the Sellers, any other Person is in material breach or default thereunder, and to the Knowledge of the Sellers no event has occurred that with notice or lapse of time, or both, would constitute a material breach or default, or permit termination, modification in any manner adverse to such Company Group Members or acceleration thereunder; (iii) no party has asserted or has (except by operation of law) any right to offset, discount or otherwise abate any amount owing under any Material Contract except as expressly set forth in such Material Contract; and (iv) there are no waivers regarding any Material Contract that have not been disclosed in writing to Buyer.

6.13                        Intellectual Property.

(a)                                 Schedule 6.13 identifies all Intellectual Property Rights used or held for use in the conduct of the Business (the “Company Intellectual Property”).  The Company Intellectual Property constitutes all Intellectual Property Rights necessary for the continued operation of the Business consistent in all material respects with the past practices of the Business in the preceding year.

(b)                                 The Company Group has ownership of, or valid licenses to use, all of the Company Intellectual Property, free and clear of all Liens other than Permitted Liens.  As of the Closing Date, all consents required under the Company Intellectual Property in connection with the transactions contemplated by this Agreement shall have been obtained or given and shall have been furnished in writing to Buyer.  Each item of Company Intellectual Property will, or will continue to, be held by the Company or the Company Subsidiaries on identical terms and conditions immediately following the consummation of the transactions contemplated by this Agreement as are in effect immediately prior to such consummation.

(c)                                  Except as disclosed on Schedule 6.13, during the three-year period preceding the date of this Agreement, no Company Group Member has been a party to any judicial or administrative proceeding alleging, nor has any Company Group Member been notified during such three-year period of any allegation of, any infringement or misappropriation of any item of the Company Intellectual Property, whether owned by the Company Group or any other Person.  To the Knowledge of the Sellers, there has been no other material infringement or misappropriation (or facts that are reasonably likely to give rise to a material infringement or misappropriation) by the Company Group of any Intellectual Property Rights of third persons or of any continuing material infringement or misappropriation (or facts that are reasonably likely to give rise to a material infringement or misappropriation) by any other Person of any of the Company Intellectual Property.  No Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by any Company Group Member.

(d)                                 The Company Group has taken reasonable measures to protect the confidentiality of the trade secrets and confidential information of the Company Group with respect to the Business.  None of the trade secrets of the Company Group or the Affiliated Sellers relating to the Business has been disclosed or provided to anyone except to employees and contractors of the Company Group pursuant to signed, written agreements which impose a duty of confidentiality on such employees and contractors with respect to such trade secrets.

(e)                                  Except as set forth on Schedule 6.13, all statutory obligations and all fees, annuities and other payments which are due on or before the Closing Date for any of the Company Intellectual Property including, without limitation, all United States or foreign patents, patent applications, trademark registrations, service mark registrations, copyright registrations and any applications for any of the preceding, have been met or paid in full.

6.14                        Financial Statements.  Attached hereto as Schedule 6.14 are copies of (a) the audited consolidated balance sheets of the Company and the Company Subsidiaries as of January 31, 2011, 2012 and 2013 and the related audited consolidated statements of income and cash flows for the years then ended (collectively, the “Annual Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company as of August 31, 2013 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income and cash flows for the month and the seven-month period then ended (together with the Interim Balance Sheet, the “Interim Financial Statements”).  The Annual Financial Statement and the Interim Financial Statements are referred to collectively as the “Financial Statements.”  Except as set forth on Schedule 6.14, the Financial Statements (including any related notes thereto) (i) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein, (ii) fairly present, in all material respects, the financial condition and results of operations of the Company and the Company Subsidiaries, as applicable, as of the respective dates thereof and for the respective periods covered thereby, subject, however, in the case of the Interim Financial Statements, to normal non-material year-end audit adjustments and accruals and to the absence of notes and other textual disclosure required by GAAP, and (iii) have been prepared from, and are in accordance with, the Books and Records.

6.15                        Inventory.  Each Company Group Member owns its inventory free and clear of all Liens except Permitted Liens.  Except as disclosed on Schedule 6.15, such inventory was acquired for sale in the Ordinary Course of Business and is in good and saleable condition and is not obsolete, slow moving or damaged, except with respect to the inventory owned by any of the Company or the Company Subsidiaries to the extent reflected in reserves set forth in the Interim Balance Sheet.  Such inventory is located at the locations as noted on Schedule 6.15 and none of such inventory is subject to any consignment, bailment, warehousing or similar arrangement.

6.16                        Accounts Receivable; Credit Support; Liens.

(a)                                 Except as disclosed in Schedule 6.16(a), each of the Accounts Receivable arose in the Ordinary Course of Business of the Company Group and represents the genuine, valid and legally enforceable indebtedness of the account debtor (subject only to Creditors’ Rights) and no contra account, set-off, defense, counterclaim, allowance or adjustment (other than discounts for prompt payment shown on the invoice) has been asserted or, to the Knowledge of the Sellers, is threatened by any of the account debtors of such Accounts Receivable.  To the Knowledge of the Sellers, none of the account debtors of the Accounts Receivable is involved in a bankruptcy or insolvency proceeding or is generally unable to pay its debts as they become due except as disclosed in Schedule 6.16(a).  The Company Group has good and valid title to the Accounts Receivable free and clear of all Liens except Permitted Liens.  No goods or services, the sale or provision of which gave rise to any Accounts Receivable, have been returned or rejected by any account debtor or lost or damaged prior to receipt thereby.  Except as set forth on Schedule 6.16(a), since February 1, 2013, the Company Group has not written off any of its accounts receivable as uncollectible.

(b)                                 Schedule 6.16(b) sets forth all credit support, including bonds, letters of credit and guarantees, issued in connection with the Business and currently outstanding.

(c)                                  Schedule 6.16(c) sets forth all Liens encumbering the Company Assets.

(d)                                 Schedule 6.16(d)  sets forth all indebtedness for borrowed money of the Company Group (the “Scheduled Debt”).

6.17                        No Undisclosed Liabilities.  Except for the Debt set forth on Schedule 6.17, neither the Company nor the Company Subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Company or the Company Subsidiaries giving rise to any liability), other than (i) liabilities set forth on the face of the Interim Balance Sheet (rather than any notes thereto) and (ii) liabilities which have arisen after the date of the Interim Balance Sheet in the Ordinary Course of Business of the Company and the Company Subsidiaries (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Legal Requirements).

6.18                        Legal Compliance.  Each Company Group Member is in compliance in all material respects with all applicable Legal Requirements.

6.19                        Taxes.

(a)                                 All Tax Returns required to be filed by or with respect to the Company and each Company Subsidiary have been duly and timely filed.  Each such Tax Return is true, correct and complete in all material respects.  All Taxes owed by the Company and each Company Subsidiary or for which the Company or any Company Subsidiary may be liable which are or have become due have been paid.  Except as set forth on Schedule 6.19, neither the Company nor any Company Subsidiary has received any written claim against it (or the other) for any Taxes, and no assessment, deficiency or adjustment has been asserted in writing or proposed or threatened against the Company or any Company Subsidiary.  None of the Tax Returns filed by the Company or any Company Subsidiary has been audited and no audits or other administrative proceedings or court proceedings of which the Company or any Company Subsidiary has received written notice are presently pending or threatened with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary.  No notice, request for information or claim has been made by any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation in that jurisdiction.

(b)                                 All Taxes which the Company and each Company Subsidiary is required by Law to withhold and collect have been withheld and collected, and have been paid over to the proper authorities to the extent due and payable.

(c)                                  Neither the Company nor any Company Subsidiary has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect.  There is not in effect any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any Company Subsidiary.  Neither the Company nor any Company Subsidiary has entered into a closing agreement with any Taxing Authority or applied for a Tax ruling that will have continuing effect following the Closing.  There are no Liens with respect to Taxes upon the assets of the Company or any Company Subsidiary other than Liens for current period Taxes not yet due and payable.

(d)                                 Neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements.  Neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by contract or otherwise.

(e)                                  Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(f)                                   Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law) entered into or created on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date, (vi) prepaid amount received on or prior to the Closing Date; or (vii) election pursuant to Section 108(i) of the Code.

(g)                                  Neither the Company nor any Company Subsidiary has participated (within the meaning of Treasury Regulations § 1.6011-4(c)(3)) in any “reportable transaction” within the meaning of Treasury Regulations § 1.6011-4(b) (and all predecessor regulations).

(h)                                 No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or any Company Subsidiary.

(i)                                     All material assets of the Company and each Company Subsidiary have been properly listed and described on the property tax rolls for all periods prior to and including Closing and no material portion of the Company’s or any Company Subsidiary’s assets constitutes omitted property for property tax purposes.

(j)                                    StarTex Distribution West, LLC, has not made any elections under the Code or taken any other action under the Code which would require it to be treated as a corporation for federal income tax purposes.

6.20                        Litigation.  Except as set forth in Schedule 6.20, there are no actions, suits or proceedings pending or, to the Knowledge of the Sellers, threatened at law or in equity, or before or by any Governmental Authority or before any arbitrator of any kind, against any Company Group Member that affect or would affect the Business or the assets and properties of any Company Group Member or the consummation of the transactions contemplated hereby.  The liability and costs of defense of the actions, suits and proceedings listed in Schedule 6.20, net of any insurance applicable to such proceedings, will not exceed, in the aggregate $50,000.

6.21                        Product and Service Warranty.

(a)                                 Schedule 6.21 identifies (a) any warranty claim  asserted during the three-year period prior to the date hereof from which the Company Group has incurred costs in excess of $50,000, or (b) any warranty claims by any one customer during the three-year period prior to the date hereof that are, in the aggregate, in excess of $50,000.

(b)                                 The liability and costs of defense and settlement of any warranty claim listed on Schedule 6.21, net of recovery from relevant suppliers applicable to such claims, will not from and after the Closing Date, exceed, in the aggregate $50,000.

6.22                        Employees; Employee Relations.

(a)                                 Schedule 6.22(a) identifies for each Company Group Member the following:

(1)                                 the name, job title, original hire date, service date, bonus, if any, paid for calendar years 2011 and 2012, accrued and unused vacation as of the date of this Agreement, and current annual salary (or rate of pay) of each Conveyed Business Employee and other compensation (including, without limitation, normal bonus, profit-sharing, pension benefits and other compensation) now payable to each Conveyed Business Employee and individual independent contractors;

(2)                                 any increase in the last twelve (12) months or to become effective after the date of this Agreement in the total compensation or rate of total compensation (including, without limitation, normal bonus, profit-sharing, pension benefits and other compensation) payable to each Conveyed Business Employee;

(3)                                 all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty (60) days) made by any Company Group Member to, or made to any Company Group Member by, any director, officer, Conveyed Business Employee or independent contractor of any Company Group Member;

(4)                                 all transactions outside of the Ordinary Course of Business between any Company Group Member and any director, officer, Conveyed Business Employee or independent contractor thereof since February 1, 2013; and

(5)                                 the name of each director and officer (including the title of any officer).

(b)                                 Except as set forth on Schedule 6.22(b) or to the extent accrued as a current liability on the Interim Balance Sheet, all bonuses, if any, due and payable as of the Closing Date to any Conveyed Business Employee have been paid in full to such employees prior to Closing or will be accrued as a liability on the Closing Date Balance Sheet.  Except as set forth on Schedule 6.22(b), the compensation and benefits (including vacation benefits) paid or provided with respect to all Conveyed Business Employees have been reflected in the Financial Statements for the periods covered thereby.  Except as set forth on Schedule 6.22(b), as of the date of this Agreement, no current or former employee of the Company Group is on a disability leave of absence, is receiving disability benefits, or is in an elimination or other waiting period with respect to his or her receipt of disability benefits.

(c)                                  Except as disclosed on Schedule 6.22(c), no Company Group Member is a party to, or is bound by, the terms of any collective bargaining agreement or any other Contract with any labor union or representative of employees, and no such agreements are being negotiated.  Except as set forth on Schedule 6.22(c), there are no labor disputes existing or, to the Knowledge of the Sellers, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees, and no Company Group Members have experienced any material labor difficulties or disputes during the last five

(5) years.  No grievance or other legal action arising out of any such collective bargaining agreement or relationship exists, or to the Knowledge of the Sellers, is threatened.

(d)                                 The relationship of the Company Group Members with the Conveyed Business Employees, as a group, is satisfactory and, to the Knowledge of the Sellers, there are no facts which would indicate that such employees will not continue in their employ following the Closing.  Except as listed on Schedule 6.22(d), the Company Group is not (i) a party to any employment, consulting, non-compete, management, severance, change in control, retention, termination pay or similar Contract with any individual or employee, either express or implied, or (ii) currently negotiating, and does not have any outstanding offer with respect to, any such agreement or matter and, to the Knowledge of the Sellers, no employee of the Company Group is subject to a non-compete, confidentiality or other Contract that restricts their activities for the Company Group in any way.

(e)                                  Except as provided on Schedule 6.22(e), no legal proceedings, charges, complaints, grievances or similar actions have been commenced with respect to the Company Group under any federal, state or local laws affecting the employment relationship, and, to the Knowledge of the Sellers, no proceedings, charges, or complaints are threatened under any such laws or regulations and no facts or circumstances exist which would give rise to any such proceedings, charges, complaints, or claims.  The Company Group is not subject to any settlement or consent decree with any present or former employee, employee representative or any Governmental Authority relating to claims of discrimination or other claims in respect of employment practices and policies.  No Governmental Authority has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of the Company Group.

(f)                                   The Company Group is and has been in compliance with all applicable Legal Requirements relating to the employment of labor, including employment and employment practices, terms and conditions of employment, wages and hours, payroll documents, equal opportunity, employee leave, recordkeeping, immigration and work eligibility status, occupational health and safety, severance, termination or discharge, collective bargaining, the payment of employee welfare and retirement and other Taxes and the full payment of all required social security contributions and taxes, and the Company Group is not in violation of any Legal Requirements concerning retention of independent contractors.

(g)                                  No Company Group Member has suffered employment losses or undertaken mass layoffs (as defined by the WARN Act or any other applicable state or local Law pertaining to group layoffs) at any Company Group Member’s sites of employment within two (2) years prior to the date hereof.

(h)                                 The Company Group has complied and is in compliance in all material respects with all applicable immigration Laws, the Company Group has utilized the E-Verify program as part of its hiring process since August 22, 2007, the Company has a complete, accurate, and, if necessary, updated Form I-9 for each employee of the

Company Group, and all employees of the Company Group are legally authorized to work in the United States.

6.23                        Employee Benefit Matters.

(a)                                 Schedule 6.23 includes a true and complete description of each Benefit Plan which is sponsored, maintained or contributed to or by any Company Group Member for the benefit of the current or former employees, officers or directors of any Company Group Member, or has been so sponsored, maintained or contributed to within six (6) years prior to the Closing Date, or with respect to which the Company Group Members have any direct or indirect liability.

(b)                                 True, correct and complete copies of each of the Benefit Plans, and related trusts and services agreements, if applicable, including all amendments thereto, have been furnished to Buyer.  There has also been furnished to Buyer, with respect to each Benefit Plan and to the extent applicable:  (i) the most recent annual or other report filed with each Governmental Authority, (ii) the insurance contract and other funding agreement, and all amendments thereto, (iii) the most recent summary plan description, scheme booklet and all announcements, (iv) the most recent audited accounts and actuarial report or valuation required to be prepared under applicable Legal Requirements and (v) the most recent determination letter issued by the Internal Revenue Service.

(c)                                  No Company Group Member nor any ERISA Affiliate of any Company Group Member contributes to or has an obligation to contribute to, or has at any time within six (6) years prior to the Closing Date contributed to or had an obligation to contribute to, and no Benefit Plan is (i) a multiemployer plan within the meaning of Section 3(37) of ERISA or (ii) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Internal Revenue Code.  No Benefit Plan is funded through a trust that is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Internal Revenue Code.

(d)                                 Except as otherwise set forth on Schedule 6.23:

(1)                                 each Company Group Member has substantially performed all obligations, whether arising by operation of any Legal Requirement or by contract, required to be performed by it in connection with the Benefit Plans, and, to the Knowledge of the Sellers, there have been no defaults or violations by any other party to the Benefit Plans;

(2)                                 all reports and disclosures relating to the Benefit Plans required to be filed with or furnished to Governmental Authorities, Benefit Plan participants or Benefit Plan beneficiaries have been filed or furnished in accordance with applicable Legal Requirements in a timely manner, and each Benefit Plan has been documented, operated and administered in substantial compliance with its governing documents and applicable Legal Requirements;

(3)                                 each of the Benefit Plans intended to be qualified under Section 401(a) of the Internal Revenue Code (A) satisfies the requirements of such Section, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has been amended as required by applicable Legal Requirements, and (D) has not been amended or operated in a way which would adversely affect such qualified status;

(4)                                 there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Sellers, threatened against, or with respect to, any of the Benefit Plans or their assets;

(5)                                 all contributions required to be made to the Benefit Plans pursuant to their terms and provisions or pursuant to applicable Legal Requirements have been made timely;

(6)                                 as to any Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code, there has been no termination or partial termination of the Benefit Plan within the meaning of Section 411(d)(3) of the Internal Revenue Code;

(7)                                 no act, omission or transaction has occurred which would result in imposition on any Company Group Member of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Internal Revenue Code;

(8)                                 there is no matter pending (other than routine qualification determination filings) with respect to any of the Benefit Plans before any Governmental Authority;

(9)                                 the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require any Company Group Member to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights or service credits under any Benefit Plan.

(e)                                  No Company Group Member is a party to any agreement, nor has any Company Group Member established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for any Company Group Member upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

(f)                                   In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or property, acceleration of benefits, or provisions of other rights have or will be made hereunder or under any Benefit Plans which, in the aggregate, would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Internal Revenue Code (determined without regard to the exceptions contained in Sections 280G(b)(4) and 280G(b)(5) of the Internal Revenue Code), whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(g)                                  Each Benefit Plan which is an “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

(h)                                 Except to the extent required pursuant to Section 4980B(f) of the Internal Revenue Code and the corresponding provisions of ERISA, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person, and no Company Group Member is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment.

(i)                                     Each Benefit Plan that is a “nonqualified deferred compensation” arrangement under Section 409A of the Internal Revenue Code has been established, maintained and operated in compliance with such section, and no service provider is entitled to a tax gross-up or similar payment for any tax or interest that may be due under such Section.

6.24                        Environmental Matters.

(a)                                 Environmental Authorizations.  Schedule 6.24 sets forth all Environmental Authorizations required for operation of the Business.  No additional Environmental Authorizations are required for the sale and transfer of the Conveyed Equity to Buyer or are required to be obtained by Buyer for the operation of the Business and use of the Company Assets by Buyer as of the Closing Date.  Except as otherwise disclosed in Schedule 6.24, the Environmental Authorizations described therein are in full force and effect.  There are no proceedings pending or, to the Knowledge of the Sellers, threatened which might affect (i) the validity of any Environmental Authorization described in Schedule 6.24, (ii) the ability of any Company, the Company Subsidiaries or Buyer to obtain prior to the Closing Date any Environmental Authorization described in Schedule 6.24 which has not been obtained at the date of this Agreement or (iii) the ability of Buyer to obtain within the time specified by applicable Environmental Law any Environmental Authorization described in Schedule 6.24, nor is there any basis for any such proceeding.

(b)                                 Environmental Liens.  None of the Company Assets or other property used in the Business is subject to any Lien imposed by or arising under any Environmental Law, and there are no proceedings pending or, to the Knowledge of the Sellers, threatened for imposition of any such Lien, nor is there any basis for any such Lien or proceeding.

(c)                                  Environmental Compliance.  The Business and the Company Assets are currently, and have at all times while under the control of any Company Group Member or the Sellers (within the period of any applicable statutes of limitation) been operated, in compliance with the requirements of applicable Environmental Laws.  Except as set forth on Schedule 6.24, no Company Group Member has received any communication in any form from any Environmental Authority or any other Person alleging that any Company Group Member is not in compliance with any Environmental Law applicable to the Business.  To the Knowledge of the Sellers, there are no circumstances relating to the Business that may prevent or interfere with Buyer’s compliance with all Environmental Laws applicable to the Business at the Closing Date.

(d)                                 Environmental Liabilities.  Except as set forth on Schedule 6.24, there are no present or past actions, activities, circumstances, conditions, events or incidents, including, without limitation, any Release of any Hazardous Materials, with respect to the Business or the Company Assets that could reasonably be expected to form the basis for assertion of any Environmental Liability against any owner or operator of the Business or the Company Assets.  Except as set forth on Schedule 6.24, there has been no Release of Hazardous Materials in connection with the Business for which all clean-up, remediation and restoration actions required under Environmental Laws have not been performed and completed to the satisfaction of the relevant Environmental Authority.  There is no asbestos contained in or forming part of the Facilities.

(e)                                  Prior Ownership.  The previous ownership, lease, occupancy and use of all real property used or operated in connection with the Business, and all real property formerly owned, leased, used or operated by any Company Group Member, is described in Schedule 6.24.

(f)                                   Environmental Proceedings.  Except as set forth on Schedule 6.24, there are no proceedings pending or, to the Knowledge of the Sellers, threatened against any Company Group Member or any Predecessor with respect to operation of the Business, against the Business itself or any property used therein, in which any violation of any Environmental Law is alleged or any Environmental Liability is asserted, nor is there any basis for any such proceeding.

(g)                                  Underground Storage Tanks.  Except as disclosed in Schedule 6.24, there are no underground storage tanks formerly or currently used by any Company Group Member in the operation of the Business.

(h)                                 Environmental Reports.  The Sellers have provided or made available to Buyer all internal and external environmental audits, assessments, reports, studies, documents, and correspondence on environmental matters and compliance with Environmental Laws relating to operation of the Business or use of the Company Assets that are in the possession or control of any Company Group Member.

(i)                                     Database Listings.  Except as set forth on Schedule 6.24, no real property used by any Company Group Member now or in the past in connection with the ownership and operation of the Business and no site has received wastes from the Business is on the National Properties List or the Comprehensive Environmental Response, Compensation and Liability Information System list or any state equivalent.

(j)                                    Emchem.

(i)                                     Except as set forth on Schedule 6.24, no Company Group Member has engaged in any past or present actions, sales, contracts, agreements, providing or requesting any services, activities  for or relating to the Emchem Corporation or the property located at RT 3 W End of Rice Dryer Road, Pearland, TX 77581, and no Company Group Member has any Knowledge of, or any liability for, any Release of any Hazardous Materials at such property location under applicable Law.

(ii)                                  No Company Group Member has ever produced or sold benzene or benzene related products, other than products with benzene in trace amounts that normally occur within the manufacturing tolerances of other petroleum distillates.

6.25                        Customers, Vendors and Suppliers.  To the Knowledge of the Sellers, there is no present intent of any significant customer, vendor or supplier of any Company Group Member to discontinue or substantially alter its relationship as such with any Company Group Member or Buyer upon consummation of the transactions contemplated hereby.

6.26                        Bank Accounts.  Schedule 6.26 sets forth each bank, savings institution and other financial institution with which any Company Group Member has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.  Except as disclosed on Schedule 6.26, no Company Group Member has given any revocable or irrevocable powers of attorney or similar grant of authority to any Person relating to its business for any purpose whatsoever.

6.27                        Insurance.

(a)                                 Schedule 6.27 sets forth a true and complete list of all policies, binders, and insurance contracts under which any Company Group Member, the Business or any of the Company Assets is insured (the “Insurance Policies”).  With respect to each Insurance Policy, Schedule 6.27 sets forth a true and correct description of (i) the scope of coverage, (ii) the limits of liability, (iii) deductibles and other similar amounts, and (iv) the aggregate limits and available coverage (if less than the aggregate limits) as of the date hereof.  Each of the Insurance Policies is in full force and effect, there has been no written notice of any cancellation or any threatened cancellation of any Insurance Policy, and the Company or a Company Subsidiary is a named insured or loss payee, as applicable, under each Insurance Policy.

(b)                                 The information provided by the Company (and/or any of the Sellers) to its underwriters in connection with obtaining the Tucker Insurance (i) is complete and accurate and did not contain any untrue statement of a material fact, or omit to state a material fact, condition or circumstance (including any circumstance in which it is alleged that the Company or any other Company Group Member or any of each of their Affiliates are or may be subject to liability with respect to the environmental condition of the Tucker Property) necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, incomplete or inaccurate, and (ii) does not fail to disclose any fact, condition or circumstance that would limit Buyer’s right to recover under the Tucker Insurance.

6.28                        Books and Records.  All Books and Records relating to the ownership and operation of the Business and the Company Assets are located at the premises of the Business to which such Books and Records primarily relate, have been maintained substantially in accordance with applicable Legal Requirements, and comprise all of the Books and Records relating to the ownership and operation of the Business and the Company Assets.

6.29                        Brokers’ Fees.  Except as set forth on Schedule 6.29, no Company Group Member or any of their Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect of the transactions contemplated by this Agreement for which Buyer or its Affiliates (including the Company or the Company Subsidiaries after the Closing) could become liable or obligated; and no Company Group Member has any liability or obligation to pay any fees or expenses of attorneys, investment bankers, accountants or other advisors or service providers in connection with the transactions contemplated by this Agreement or the proposed merger or sale of the Company in general.

6.30                        Certain Payments; Trade Controls.

(a)                                 None of the Company Group Members nor any director, officer, agent, employee or other person associated with or acting on behalf of a Company Group Member has used any funds of the Company Group for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(b)                                 No Company Group Member (nor any of their agents or representatives, in the conduct of activities authorized by or taken on behalf of or at the direction of the Company Group), has taken any action that would violate, in any material respect, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any U.S. trade controls administered by the Bureau of Industry and Security of the U.S. Commerce Department.  No Company Group Member (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of OFAC or (ii) to the Knowledge of the Sellers, engages in any dealings or transactions with any such Person.  No Proceeding against any Company Group Member with respect to OFAC is pending or has been threatened in writing.

6.31                        Assets Necessary to the Business.  The Company Assets, the real property described on Schedule 6.9(a) and Schedule 6.9(b) as being leased or occupied by a Company

Group Member, the personal property described on Schedule 6.10(a) as being leased or used by the a Company Group Member, the real and personal property and the other tangible and intangible property described in this Agreement and the Disclosure Schedules as owned, leased, occupied or used by the Company Group as of the date of this Agreement constitute all the property required for the Company and the Company Subsidiaries to continue the Business as presently conducted and as conducted since February 1, 2013.

6.32                        Asset Purchase Agreement.  Each of the Affiliated Sellers has entered into an Asset Purchase Agreement with the Company, each of which constitute the legal, valid and binding obligations of the Company and the Affiliated Sellers, enforceable against the Company and the Affiliated Sellers in accordance with their terms, subject to Creditors’ Rights.  Upon the closing of the transactions contemplated by the Asset Purchase Agreements, the Company shall acquire good and valid title to substantially all of the assets of the Affiliated Sellers free and clear of all Liens other than Permitted Liens.  Each of the representations and warranties of both the Company and the applicable Affiliated Seller set forth in the Asset Purchase Agreements are true and correct.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES BY BUYER

Buyer hereby represents and warrants to the Sellers as follows.  Buyer hereby acknowledges that the Sellers are relying on the following representations and warranties in entering into this Agreement.

7.1                               Organization.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  Buyer has delivered to Seller Representative true and complete copies of the Organizational Documents of Buyer, each as amended to date and presently in effect (collectively, the “Buyer Organizational Documents”).

7.2                               Qualification; Power.  Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary.  Buyer has all requisite corporate power and authority to own its properties and assets and to carry on the business as currently conducted.

7.3                               Authority; Enforceability.  Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each other Transaction Documents to which Buyer is a party and the performance of its obligations contemplated hereby and thereby have been duly and validly approved by all corporate action necessary on behalf of Buyer.  This Agreement and each of the Transaction Documents to which Buyer is a party have been duly and validly executed and delivered and constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, subject to Creditors’ Rights.  All other documents required hereunder to be executed and delivered by Buyer at the Closing have been duly authorized, executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to Creditors’ Rights.

7.4                               Absence of Conflicts.  Except as set forth on Schedule 7.4, neither the execution and delivery Buyer of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby will violate or breach the terms of, cause a default under, conflict with, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice or consent under (i) any applicable Legal Requirement or (ii) the Buyer Organizational Documents.

7.5                               Brokers’ Fees.  Buyer has no any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers or their respective Affiliates could become liable or obligated.  Buyer agrees and covenants to pay any fee payable to any of its advisors in connection with the transactions contemplated by this Agreement.

7.6                               Investment Intent.  Buyer is acquiring the Conveyed Equity for its own account and does not have any agreement or present intention to sell, transfer or otherwise distribute any interest in the Conveyed Equity to any Person.

7.7                               Access to Information.  Buyer confirms that the Sellers have made available to Buyer the opportunity to ask questions of the officers and employees of the Company and that Buyer has received such additional information about the Company, the Company Assets and the business and financial condition of the Company and the Company Subsidiaries as Buyer has requested.  The representations set forth in this Section 7.7 shall not reduce, excuse or otherwise affect the Sellers’ representations set forth in Article VI.

7.8                               No Other Representations.  Buyer acknowledges that the Sellers have not made and are not making any representations or warranties regarding the subject matter of this Agreement, express or implied, and Buyer is not relying upon and has not relied upon any representations or warranties of any Person in connection with this Agreement and the transactions contemplated by this Agreement, except as set forth in Article V and Article VI.

ARTICLE VIII
COVENANTS

8.1                               Seller’s Releases and Termination.  Each of the Sellers, as of the Closing, hereby releases and discharges each of the Company, the Company Subsidiaries and Buyer and each of their respective Affiliates, successors, heirs and assigns (collectively, the “Buyer Released Parties”) from any and all obligations (including indemnification obligations) and Claims, known and unknown, that have accrued or may accrue and solely to the extent that such obligations relate to acts or omissions prior to the Closing Date, including any and all Damages, whether such obligations, Claims or Damages arise in tort, contract or statute, including obligations, Claims or Damages (a) arising under each Buyer Released Party’s Organizational Documents, any Contract (including the right to receive any deferred compensation owed to such Seller under the CSD Shareholder Agreement) or Law or Legal Requirement, as applicable, (b) arising from or relating to such Seller’s employment or termination of employment with the Company and (c) arising from or relating to actions or omissions of any Buyer Released Party, or any acts or omissions of the directors, officers, partners, members, equityholders or employees (former or present) including those committed while serving in their capacity as directors, officers, partners, members, equityholders, employees or similar capacities of each Buyer Released Party, and including in each case any and all Claims that such Seller does not know or suspect to exist in such Seller’s favor as of the Closing Date, other than rights under the Transaction Documents.  Each Seller hereby waives any preferential purchase right, right of first refusal, right of first offer, buy-sell right, tag-along right, drag-along right, preemptive right, registration right or other similar right that would interfere with the consummation of the transactions contemplated hereby or any future transfers of any Interest in the Company or the Company Subsidiaries, including all such rights arising under any provision of the Organizational Documents of any of the Company or the Company Subsidiaries and the CSD Shareholder Agreement.  Notwithstanding the foregoing, the Parties hereby expressly agree that the releases contained in this Section 8.1 shall not apply to any Claims, rights or remedies arising from the breach of any of the representations, warranties, covenants, agreements and obligations set forth in this Agreement, including those contained in Article VII.  EXCEPT AS EXPRESSLY LIMITED IN THIS SECTION 8.1, THE RELEASES CONTAINED IN THIS SECTION 8.1 APPLY TO ALL CLAIMS, AND EACH OF THE SELLERS AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR OTHER JURISDICTION OF THE UNITED STATES OR OF ANY JURISDICTION OUTSIDE OF THE UNITED STATES THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH A DEBTOR.

8.2                               Buyer’s Releases and Terminations.  Buyer, the Company and each Company Subsidiary, as of the Closing, hereby release and discharge each Seller and their respective successors, heirs and assigns (collectively, the “Seller Released Parties”) from any and all obligations and claims, known or unknown, that arose solely from acts or omissions of such Seller Released Party prior to the Closing Date, including any and all Claims and Damages, whether such obligations, Claims or Damages arise in tort, contract or statute (a) arising under any Contract or Law or Legal Requirement, (b) arising from or relating to such Seller’s employment or termination of employment with the Company or (c) arising from or relating to actions or omissions of such Seller Released Party, other than Claims or Damages arising under or related to this Agreement or any of the Transaction Documents.  Notwithstanding the foregoing, the Parties hereby expressly agree that the releases contained in this Section 8.2 shall not apply to any Claims, rights or remedies arising from a breach of any of the representations, warranties, covenants, agreements, and obligations set forth in this Agreement, including those contained in Article V or Article VI.

8.3                               Further Assurances.  Following the Closing, each Party will, and will cause its respective Affiliates to, at the request of any other Party, take such further actions as are reasonably requested and execute any additional documents, instruments or conveyances and assurances that may be reasonably necessary to further effect the transactions contemplated hereby.

8.4                               Confidentiality.  Each Seller and the Seller Representative agree that from and after the Closing Date any facts, information, know-how, processes, trade secrets, customer lists or confidential or proprietary matters that relate in any way to the Business or the terms of this

Agreement (“Confidential Information”) will not be used by the Sellers, the Seller Representative or any of their Affiliates for the benefit of any Person other than Buyer or its Affiliates (and after the Closing, the Company and the Company Subsidiaries).  Each Seller and the Seller Representative expressly covenant that they will maintain in confidence at all times and will not divulge and will cause their Affiliates not to divulge to any Person at any time after the Closing any Confidential Information, unless and until such information becomes public knowledge (other than by disclosure in breach of this Section 8.4) or as required by applicable Legal Requirements, including applicable securities laws and regulations; provided that before any Seller, the Seller Representative or any of their Affiliates discloses any Confidential Information as may be required by applicable Legal Requirements, such Person will, to the extent permitted under applicable Legal Requirements, give Buyer reasonable advance notice and take such reasonable actions as Buyer may propose to minimize the required disclosure.  Each Seller and the Seller Representative expressly acknowledge and agree that the covenants set forth in this Section 8.4 are material inducements for Buyer to enter into this Agreement and are necessary to protect Buyer’s legitimate business interests, including the protection of the goodwill of the Company and the Company Subsidiaries and the preservation of the Business.

8.5                               Transfer Taxes.

(a)                                 The Parties do not expect that the sale and purchase of the Conveyed Equity will result in any state and local transfer, sales, use, stamp, registration or other similar Taxes (the “Transfer Taxes”) because the transactions involve the sale of intangible assets.  However, if any Transfer Taxes are imposed on the transfer of the Conveyed Equity pursuant to this Agreement, such Transfer Taxes shall be paid 50% by Buyer and 50% by the Sellers when due.

(b)                                 The Parties agree to cooperate fully with each other to enable each to minimize such liability for Transfer Taxes to the extent legally permissible.  Each Party will provide and make available to the other any resale certificates and other exemption certificates or information reasonably requested by any other Party.

8.6                               Tax Returns; Liability for Taxes; Other Tax Matters.

(a)                                 Buyer shall prepare and file all Tax Returns required to be filed by or with respect to the Company and each Company Subsidiary that are required to be filed after the Closing Date.

(b)                                 All costs incurred in connection with the preparation of such Tax Returns shall be paid solely by the Buyer, the Company or the Company Subsidiary and Sellers shall have no obligation to reimburse Buyer therefor except that Sellers shall reimburse Buyer for Buyer’s out of pocket expenses incurred in connection with preparing and filing any Tax Returns relating to the Company or any Company Subsidiary for a period that ended on or before the Closing Date but which is filed after the Closing Date.  Nothing herein shall require Sellers to pay or reimburse Buyer, the Company or any Company Subsidiary for Taxes payable by Buyer, the Company or any Company Subsidiary except pursuant to a Claim under Section 12.1(a)(i) or Section 12.1(a)(iii).

8.7                               Real Estate Matters.

(a)                                 From the date hereof and through the Closing, Buyer shall have the right to obtain new or updated title commitments and surveys of the Real Property and new title insurance policies at Closing, and the Sellers and the Company shall each reasonably cooperate with Buyer in obtaining the foregoing.

(b)                                 Immediately after the date hereof Sellers shall cause the Company to give notice to the tenants under the Crystal Springs Lease of the termination of such lease such that the termination of the Crystal Springs Lease shall be effective as of the Closing Date.

(c)                                  The Sellers shall use their best efforts to obtain occupancy permit for “Building 4” located at the Conroe facility as soon as possible.

8.8                               Books and Records; Assistance with Financial Statements.

(a)                                 The Sellers acknowledge and agree that from and after the Closing, the Company will be entitled to the originals of all Books and Records.  The Seller Representative will promptly deliver to the Company such originals or copies of all Books and Records.  The Company will cooperate in all reasonable respects with the Seller Representative and, subject to Section 8.4, will make available to the Seller Representative, during normal business hours, the Books and Records that relate to the period preceding the Closing Date and that are necessary or useful in connection with any third-party tax inquiry, audit or similar investigation or any dispute or litigation; provided, however, that, from and after the final determination of the Final Net Working Capital, the Company will be entitled to destroy Books and Records in accordance with Buyer’s document retention policy.

(b)                                 Sellers agree to cooperate with Buyer in connection with the preparation of (i) any additional interim period historical financial statements (“Additional Interim Financials”, together with the Financial Statements, the “Seller Financial Statements”) for the Company that are required to be filed by the Securities and Exchange Commission (the “SEC”), under securities laws applicable to Buyer and its Affiliates, including the filing by Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Nexeo Solutions Holdings”), with the SEC of one or more registration statements to register any securities of Nexeo Solutions Holdings or its Affiliates under the Securities Act of 1933 (the “Securities Act”) or of any report required to be filed by Nexeo Solutions Holdings or its Affiliates under the Securities Exchange Act of 1934 (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (collectively, the “Filings”) and cause the independent auditor of Seller that conducted the audit of the Financial Statements (“Seller’s Auditor”) to review such Additional Interim Financials pursuant to Statement of Auditing Standards 100 (Interim Financial Information) and (ii) any pro forma financial statements of Buyer or its Affiliates that are derived in part from the Seller Financial Statements, all of which shall be completed within seventy (70) days of the Effective Time.  Seller also agrees to cooperate with Buyer and its Affiliates in connection with the filing of the Financial Statements or Additional Interim Financial Statements in connection with any Filings.

(c)                                  Sellers’ cooperation will include (i) full access to Sellers agents and representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by an independent auditor (such auditor together with the Sellers’ Auditor, the “Auditor”) to conduct a review of the Additional Interim Financial Statements in accordance with generally accepted auditing standards or to otherwise verify such financial statements and (ii) cooperation on a timely basis with the Auditor and delivery of one or more customary representation letters from each Seller to the Auditor that are reasonably requested (A) to obtain the consent of the Auditor to be named as an expert in any Filings or (B) to obtain a comfort letter from the Auditor with respect to the Seller Financial Statements in connection with any offering of securities by Buyer or its Affiliates.

(d)                                 Buyer will reimburse the Sellers, within ten (10) Business Days after demand in writing therefor, an amount, in the aggregate, less than or equal to $40,000 for any reasonable out-of-pocket costs incurred by such Seller in complying with the provisions of this Section 8.8 or in connection with the satisfaction of Section 4.2(o) and will obtain, at Buyer’s cost but for the benefit of Sellers liability insurance with respect to any liability or obligation of Sellers in connection with the representation letters to the Auditor (which shall have the same coverage and limits any insurance obtained by Nexeo Solutions Holdings with respect to such representation letters by its officers and directors).

8.9                               Publicity.  Except as required by a court of competent jurisdiction or applicable Legal Requirements (including any filings of financial statements by Buyer or its Affiliates with the SEC), including applicable securities Laws, and except for disclosures required to be made in the financial statements of any Party or any of its Affiliates or in offering or financing documents, Buyer and any of its Affiliates shall not, without the prior consent of the Seller Representative, and the Sellers and any of their Affiliates shall not, without the prior consent of Buyer, (in each case which consent shall not be unreasonably withheld), make any statement or any public announcement or press release with respect to the transactions contemplated hereby.

8.10                        Cooperation.  The Company and Buyer shall, and Seller shall cause the Affiliated Sellers to:

(a)                                 cooperate using their reasonable best efforts to transfer, obtain, or to cause to be transferred or obtained, prior to the Closing or as soon as practicable thereafter, any Permits issued or required under any Law and necessary for Buyer to own or operate the Business during the period commencing on the date hereof and continuing until one hundred eighty (180) days after the Closing, which 180-day period may be extended in thirty (30) day increments by mutual agreement of the Parties, provided that, in no case shall such aggregate period, including any extensions, end later than the date that is twelve (12) months after the Closing Date; and

(b)                                 (i) provide or cause to be provided to the other Parties all commercially reasonable assistance as is reasonably requested in connection with securing (and/or terminating, if required by Law or Environmental Law) any such Permits, and (ii) if any

Permits are not secured prior to the Closing, Company and Buyer shall, and Seller shall cause the Affiliated Sellers to, use commercially reasonable efforts to cooperate in any lawful and reasonable arrangement reasonably proposed by any Party under which the benefit of Permits held by the Company or the Affiliated Sellers in connection with the ownership of the Company Assets or operation of the Business following the Closing; provided that such assistance and cooperation shall not include any obligation to pay any consideration to any third party or Governmental Authority from whom such Permits are requested under this Section.

8.11                        Payment of Debt for Borrowed Money.  On or before the Closing, Sellers shall pay, or cause the Company to pay, any and all Debt of the Company or the Company Subsidiaries for (a) all obligations of such Persons for borrowed money, (b) all obligations of such Persons evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Persons upon which interest charges are customarily paid, excluding trade payables incurred in the ordinary course of business, (d) all obligations of such Persons under conditional sale or other title retention agreements relating to property acquired by such Persons, and (e) all obligations of such Person in respect of the deferred purchase price of property or services, whether or not any of the foregoing items (a) through (e) are included in Scheduled Debt, but excluding reimbursement obligations under the standby letters of credit listed in Schedule 6.16(b).

ARTICLE IX
FURTHER AGREEMENTS

9.1                               Conduct of Business.  From and after the date hereof and to the Closing, except (i) as required by Law or any Governmental Authorization, (ii) for actions taken in the Ordinary Course of Business, (iii) as required by this Agreement, the Asset Purchase Agreements and the Membership Interest Purchase Agreement, and (iv) as Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, the Sellers will and will cause the Company Group to:

(a)                                 conduct the business of each Company Group Member in the Ordinary Course of Business and, to the extent so consistent, preserve each Company Group Member’s organization and maintain its existing relations and goodwill with customers, suppliers, creditors, Conveyed Business Employees, lessors and agents, as applicable;

(b)                                 not incur, create or assume any Lien with respect to any of the Company Assets, other than Permitted Liens;

(c)                                  not dispose of (A) any Owned Real Property or rights or interest therein or thereto, or (B) any other material asset of any Company Group Member outside of the Ordinary Course of Business of such Company Group Member;

(d)                                 not to acquire (A) any real property that would, upon such acquisition, constitute Owned Real Property or (B) any other material asset outside of the Ordinary Course of Business of such Company Group Member;

(e)                                  not terminate or cancel any Scheduled Lease;

(f)                                   not amend or otherwise modify the terms of any Scheduled Lease in a manner adverse to the Business;

(g)                                  not to enter into any new lease that would constitute a Scheduled Lease;

(h)                                 not make any distribution of assets by any Company Group Member, other than distributions of positive cash balances to the Members;

(i)                                     not enter into any collective bargaining agreement or similar Contract with any labor union or other employee consultation relating to the Conveyed Business Employees;

(j)                                    except in the Ordinary Course of Business, not enter into any new or amend or terminate any existing compensatory plan, agreement or arrangement for the benefit of any Conveyed Business Employee or in which any Conveyed Business Employee participates (including any Benefit Plan), or increase the salary, wages, bonuses or other compensation or benefits of any Conveyed Business Employee, or enter into any compensatory plan, agreement or arrangement for the benefit of a new employee;

(k)                                 not terminate the employment of any Conveyed Business Employee other than for cause or in the Ordinary Course of Business;

(l)                                     not make any changes to accounting policies except to the extent required by GAAP;

(m)                             make any settlement of or compromise any Tax liability, change any Tax election or Tax method of accounting or make any new Tax election or adopt any new Tax method of accounting; surrender any right to claim a refund of Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim;

(n)                                 not enter into any new Material Contract outside the Ordinary Course of Business, and with a value of over $50,000;

(o)                                 not terminate any Material Contract;

(p)                                 not amend or otherwise modify the terms of any Material Contract in any manner that is materially adverse to the Business; and

(q)                                 not agree to take any of the foregoing actions.

9.2                               Certain Government Matters.

(a)                                 Without limiting the generality of the undertakings pursuant to this Section 9.2(a), Buyer and Seller Representative agree to take or cause to be taken the following actions: (i) provide promptly and cause the Company to provide promptly to any Governmental Authority with regulatory jurisdiction over enforcement of any applicable Competition Laws (“Governmental Competition Authority”) any information and documents requested by such Governmental Competition Authority, or necessary, proper or advisable with a view toward consummation of the transactions contemplated under this Agreement; and (ii) without in any way limiting the other provisions of this Section 9.2(a), file and cause the Company to file any notification and report form pursuant to the HSR Act within ten (10) Business Days of the execution of this agreement and file related material required under any Competition Law in connection with the transaction contemplated under this Agreement, and thereafter use their reasonable efforts to comply as soon as practicable with any requests for additional information or documentary material that may be made under such Competition Law.  Buyer and Seller Representative agree that any filing fees required to be paid in connection with any filings required under the Competition Laws shall be paid by Buyer and that Seller Representative shall cause the Company to reimburse Buyer for 50% of such filing fees within ten (10) Business Days after demand therefor is received from Buyer.

(b)                                 Seller Representative and Buyer shall, and Seller Representative shall cause to the Company to (i) keep each other apprised of the status of any communications with, and any inquiries or requests for any information from, any Governmental Competition Authority and fully comply with any such inquiry or request as promptly as practicable, and (ii) furnish to Buyer or the Seller Representative, as the case may be, such information and assistance as such Parties may reasonably request in connection with the preparation of any submissions or responses to, or agency proceedings by, any Governmental Competition Authority.  Seller Representative and Buyer shall cooperate and consult, and Seller Representative shall cause the Company to cooperate and consult, with each other in connection with the making of all filings, notifications and any other material actions pursuant to this Section 9.2(b), including, subject to applicable Laws relating to the exchange of information, permitting counsel for the other Party to review in advance, and consider in good faith the views of Buyer or Seller Representative, as the case may be, in connection with, any proposed written communication to any Governmental Competition Authority and, with the exception of the HSR Act notifications and attachments, provide counsel for the other Party with copies of all filings and submissions made by such Party or the Company and all correspondence and other written communications between such Party (and it advisors) and any Governmental Competition Authority and any other information supplied by Seller Representative or Buyer as the case may be, to a Governmental Competition Authority or received from such a Governmental Competition Authority in connection with the transactions contemplated under this Agreement; provided, however, that materials may be redacted before being provided to the other Party (x) to remove references concerning the valuation of the Conveyed Equity, (y) as necessary to comply with contractual arrangements relating to the disclosure of such information and (z) as necessary to address reasonable privilege or confidentiality concerns, unless the Parties enter into a mutually acceptable joint defense agreement protecting against the disclosure of all such privileged information.

(c)                                  If any objections are asserted by any Governmental Competition Authority with respect to the transactions contemplated under this Agreement under any applicable Competition Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated under this Agreement, or if any action is instituted by any Governmental Competition Authority or any private party challenging any of the transactions contemplated under this Agreement as violative of applicable Competition Law, or an order is issued enjoining the transactions contemplated under this Agreement, Seller Representative and Buyer shall use their commercially reasonable efforts, and Seller Representative shall cause the Company to use its commercially reasonable efforts, to resolve any such objections or suits so as to permit consummation of the transactions contemplated under this Agreement by the Closing, including in order to resolve such objections or suits which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated under this Agreement.  In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Competition Authority or private party challenging the transactions contemplated under this Agreement, Seller Representative and Buyer shall cooperate in all respects with each other and use their respective commercially reasonable efforts, and Seller Representative shall cause the Company to cooperate with Buyer and use its commercially reasonable efforts, to contest and resist any such action or proceeding, including defending through litigation on the merits any claim asserted in any court by any Person, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated under this Agreement.

(d)                                 Seller Representative and Buyer shall use their commercially reasonable efforts, and Seller Representative shall cause the Company to use its commercially reasonable efforts, to cause the expiration or termination of the applicable waiting periods or obtain any required clearance or approval under the applicable Competition Law as soon as practicable.  Seller Representative and Buyer shall not extend, and Seller Representative shall not permit the Company to extend, directly or indirectly, any such waiting period or enter into any agreement with a Governmental Competition Authority to delay or not to consummate the transactions contemplated under this Agreement on the Closing Date, except with the prior written consent of the other Parties to this Agreement.  Seller Representative shall not have any substantive contact with any Governmental Competition Authority in respect of any filing or proceeding contemplated by this Section 9.2(d) unless the Seller Representative consults with Buyer in advance and, to the extent permitted by such Governmental Competition Authority, gives Buyer the opportunity to participate.

(e)                                  Notwithstanding anything herein to the contrary:

(i)                                     Buyer shall not be required (but may in its sole discretion elect) to take, or agree to undertake, any action, including entering into any consent decree, hold separate order or other arrangement, that would require (x) the divestiture of any assets of Buyer, the Company or any of their respective Affiliates or (y) taking any action that would reasonably be expected to diminish the benefits reasonably expected to be derived by Buyer on the date hereof from the transactions contemplated by the Transaction Documents in such a manner that the Buyer would not have entered into this Agreement in the face of such diminished benefits; and

(ii)                                  the Sellers and the Company Group shall not, without Buyer’s consent, be permitted to take, or agree to undertake, any action, including entering into any consent decree, hold separate order or other arrangement, that would require (x) the divestiture of any assets of any Company Group Member or any of its respective Affiliates or (y) taking any action that would reasonably be expected to diminish the benefits reasonably expected to be derived by Buyer on the date hereof from the transactions contemplated by the Transaction Documents in such a manner that Buyer would not have entered into this Agreement in the face of such diminished benefits.

9.3                               Access, Information and Documents.  From and after the date hereof and to the Closing, upon reasonable advance notice from Buyer of not less than five (5) Business Days, the Sellers shall, to the extent permitted by Law, permit Buyer and its authorized representatives, at Buyer’s sole cost and expense, to have reasonable access, during regular business hours, to the assets, employees, facilities, Contracts, books and records and other documents and data relating to the Business, including access to the Real Property to conduct any surveys pursuant to Section 8.7; provided, however, that no such access (or related activities or investigations) shall unreasonably interfere with the Company’s normal operation of its businesses; provided, further, that all information received by Buyer or its representatives and given by or on behalf of the Sellers in connection with this Agreement and the transactions contemplated under this Agreement will be held by Buyer and its Affiliates and representatives as confidential information pursuant to the terms of the Confidentiality Agreement.  Notwithstanding the foregoing, within three (3) Business Days of the date hereof, and in any event prior to any public announcement of the sale of the Company hereunder, the Sellers shall arrange individual meetings so that representatives of the Sellers and Buyer can meet with each of the key employees of the Company Group set forth on Schedule 9.3 (the “Key Employees”).

9.4                               No Shop.  Until the valid termination of this Agreement pursuant to Section 11.1, the Sellers shall not, and shall not permit any Company Group Member to, and shall instruct and cause its Affiliates, directors, officers, managers, members, partners, employees, investment bankers, financial advisors, representatives or agents (including, Duff & Phelps Securities, LLC) not to, directly or indirectly, (a) discuss or negotiate with any Person other than Buyer and its and the Company Group’s respective Affiliates (except to notify such Person of the existence of this Section 9.4) or encourage, initiate, authorize, recommend, propose or enter into, any transaction involving a purchase, consolidation, business combination, merger or other acquisition of all or substantially all of the Conveyed Equity other than the transactions contemplated hereby (an “Acquisition Transaction”), (b) facilitate or encourage, or solicit or initiate discussions, negotiations or submissions of, proposals or offers in respect of an Acquisition Transaction, (c) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of any Company Group Member in connection with an Acquisition Transaction, or (d) otherwise cooperate in any way with, or facilitate or encourage, any effort or attempt by any other Person to engage in an Acquisition Transaction.

9.5                               Assignment of Interest in Certain Other Agreements.  Effective as of the Closing Date, the Company shall, and hereby does, assign to Buyer all of the Company’s right title and interest in, to and under the Asset Purchase Agreements and the Membership Interest Purchase Agreement, and Buyer hereby accepts, effective as of the Closing Date, such assignment.

9.6                               Tucker Insurance.  From and after the date hereof and to the Closing, the Company shall at the Sellers’ expense:

(a)                                 Take all actions required to be taken to cause the underwriters of the Tucker Insurance to issue the Tucker Insurance; and

(b)                                 provide to the underwriters of the Tucker Insurance any information reasonably required to ensure that (i) the information provided by the Company (and/or any of the Sellers) to such underwriters in connection with obtaining the Tucker Insurance is complete and accurate and does not contain any untrue statement of a material fact, or omit to state a material fact, condition or circumstance (including any circumstance in which it is alleged that the Company or any other Company Group Member or any of each of their Affiliates are or may be subject to liability with respect to the environmental condition of the Tucker Property) necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading and (ii) the Company and the Sellers do not fail to disclose any fact that would limit Buyer’s right to recover under the Tucker Insurance.

ARTICLE X
CLOSING; CLOSING DELIVERIES

10.1                        Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 9:00 a.m., local time, on the first date that is the first Business Day of the calendar month immediately following the calendar month in which all the conditions set forth in Article IV are satisfied (or, to the extent permitted, waived by the Parties entitled to the benefits thereof), or at such other times and places as the Parties hereto may mutually agree.  The date on which the Closing occurs is the Closing Date (the “Closing Date”).  All of the actions to be taken and documents to be executed and delivered at the Closing shall be deemed to be taken, executed and delivered simultaneously at the Effective Time, and no such action, execution or delivery shall be effective until all are complete, except as specifically provided herein.  The Closing shall be deemed to be effective as to each jurisdiction in which the Conveyed Equity is transferred to Buyer as of the Effective Time.

10.2                        The Sellers’ Deliveries.  At the Closing, the Sellers will deliver or cause to be delivered to Buyer:

(a)                                 Sellers Certificate.  A certificate, dated the Closing Date, signed by the Seller Representative confirming the statements applicable to the Sellers set forth in Section 4.2(a), Section 4.2(b), Section 4.2(c) and Section 4.2(h).

(b)                                 Company and Company Subsidiary Officer’s Certificates.  Certificates, each dated the Closing Date, signed by an authorized officer of each of the Company and the Company Subsidiaries certifying and attaching thereto, copies of Organizational Documents of each of the Company Group.

(c)                                  Approvals and Consents.  Copies of all releases listed on Schedule 6.16(c) (other than the Permitted Liens) and all consents listed on Schedule 4.2(i).

(d)                                 Public Certificates.  A copy of (i) a statement of Franchise Tax Account Status obtained through the website of the Office of the Comptroller of Public Accounts of Texas, which statement indicates that, as of the date thereof, each Company Group Member’s right to transact business in Texas is “active,” (ii) a Certificate of Fact for each Company Group Member issued by the Secretary of State of the State of Texas and (iii) a certificate of foreign qualification for each Company Group Member from the appropriate public officials of each of the jurisdictions listed on Schedule 6.2 and Schedule 6.5, in each such case dated as of a recent date.

(e)                                  Escrow Agreement.  The Escrow Agreement by and among the Escrow Agent, the Sellers, the Seller Representative and Buyer, in the form attached as Exhibit D hereto (the “Escrow Agreement”), duly executed by the Sellers and the Seller Representative.

(f)                                   FIRPTA Certifications.  A certification of non-foreign status executed by each Seller in the form prescribed by Treasury Regulations Section 1.1445-2(b)(2).

(g)                                  Certificates Representing Conveyed Equity.  One or more certificates from each Seller representing all the issued and outstanding Conveyed Equity held by such Seller, each such certificate to be duly and validly endorsed in favor of Buyer or accompanied by a separate power duly and validly executed by such Seller, in any case evidencing the transfer to Buyer of all of the Sellers’ right, title and interest in and to the Conveyed Equity.

(h)                                 Consulting Agreements.  A consulting agreement in the form attached hereto as Exhibit E from each individual listed on Schedule 10.2(h) in accordance with the terms set forth in such schedule (each a “Consulting Agreement”).

(i)                                     Non-Compete / Non-Solicitation Agreements.  Non-Competition and Non-Solicitation Agreements in the form attached hereto as Exhibit F (the “Non-Compete Agreements”) from each Seller.

(j)                                    Resignation and Release Agreements.  Resignation and Release Agreements in the form attached hereto as Exhibit G (the “Resignation and Releases”) from each director and officer of each Company Group Member.

(k)                                 Payoff Letters.  Payoff letters from the holders of any and all Scheduled Debt indicating (i) the amount required to discharge in full such Scheduled Debt, (ii) an undertaking by such holder upon receipt of such amount to terminate any and all Contracts evidencing such Scheduled Debt and, (iii) if such indebtedness is secured, an undertaking by such holder to discharge at Closing any Liens securing such Scheduled Debt; provided, however, that if such Lien is secured through a UCC-1 filing, the payoff letter shall be accompanied by a duly executed UCC-3 (or authority for Buyer to execute a UCC-3 on behalf of the creditor) that Buyer is authorized to file upon such the discharge of such Debt.

(l)                                     CSD Shareholder Agreement; Related Party Transactions.  Documentation evidencing the termination of all Related Party Transactions except as set forth on Schedule 4.2(h), including the CSD Shareholder Agreement in form acceptable to Buyer.

(m)                             Updated Employee Schedule.  Schedule 6.22(a), updated to be accurate, true and complete as of the Closing Date.

(n)                                 Data Room CD.  Two copies on CD ROM in a manner fully readable by Buyer of all of the documents posted to the Data Room prior to Closing; provided that the delivery of such CD ROM is for informational purposes only and shall not be deemed to limit the representations and warranties of the Sellers set forth herein.

(o)                                 Transfer of Domain Name.  Documentation evidencing that the Company is the registered owner of all domain names used by the Company or any member of the Company Group.

(p)                                 Other Documents.  All other documents reasonably requested by Buyer to be delivered by the Sellers in connection with the consummation of the transactions contemplated hereby.

10.3                        Buyer’s Deliveries.  At the Closing, Buyer will deliver or cause to be delivered to the Seller Representative:

(a)                                 Consideration.  The Equity Purchase Price in accordance with Section 2.2(a)(ii).

(b)                                 Escrow Amount.  The Escrow Amount to the Escrow Agent pursuant to Section 2.2(b)(ii).

(c)                                  Escrow Agreement.  The Escrow Agreement, duly executed by Buyer.

(d)                                 Officer’s Certificates of Buyer.  Certificates, dated as of the Closing Date, signed by an authorized officer of Buyer confirming the statements set forth in Section 4.3(a) and Section 4.3(b) and attaching thereto (i) copies of the Organizational Documents of Buyer and (ii) resolutions of Buyer authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of all transactions contemplated thereby.

(e)                                  Other Documents.  All other documents reasonably requested by the Sellers to be delivered by Buyer in connection with the consummation of the transactions contemplated hereby.

ARTICLE XI
TERMINATION

11.1                        Termination Events.

(a)                                 Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated under this Agreement abandoned at any time prior to the Closing:

(i)                                     by mutual written consent of the Seller Representative and Buyer; or

(ii)                                  if the Sellers are not then in material breach of any provision of this Agreement, by the Seller Representative if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 4.1 or Section 4.3 and (y) cannot be cured by the End Date; or

(iii)                               if Buyer is not then in material breach of any provision of this Agreement, by Buyer if any Seller shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 4.1 or Section 4.2, and (y) cannot be cured by the End Date; or

(iv)                              by the Seller Representative if (A) any of the conditions set forth in Section 4.1 shall have become incapable of fulfillment due to (1) the final and nonappealable entry of any order preventing or enjoining the transactions contemplated under this Agreement or (2) the final and nonappealable entry of any Legal Restraint preventing the transactions contemplated under this Agreement or (B) the Closing has not occurred on or before the End Date (other than as a result of the failure of the Sellers to comply fully with their obligations under this Agreement); or

(v)                                 by Buyer if (A) any of the conditions set forth in Section 4.1 shall have become incapable of fulfillment due to (1) the final and nonappealable entry of any order preventing or enjoining the transactions contemplated under this Agreement or (2) the final and nonappealable entry of any Legal Restraint preventing the transactions contemplated under this Agreement or (B) the Closing has not occurred on or before the End Date (other than as a result of the failure of Buyer to comply fully with its obligations under this Agreement).

11.2                        Effect of Termination.  In the event of termination of this Agreement in accordance with Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Party except: (a) as set forth in the Confidentiality Agreement, and in Sections 13.4, 13.13 and 13.14 of this Agreement; and (b) that nothing herein shall relieve either Party from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE XII
INDEMNIFICATION

12.1                        Indemnities of the Sellers.

(a)                                 Seller Indemnified Liabilities.  Subject to the provisions of this Article XII from and after the Closing, each Seller shall jointly and severally indemnify, defend and hold harmless Buyer, the Company, the Company Subsidiaries, and their respective directors, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (collectively, the “Buyer Indemnified Parties”) from, against and in respect of any Damages or Claims that arise out of, relate to or result from any of the following described matters (herein collectively referred to as the “Seller Indemnified Liabilities,” and individually as a “Seller Indemnified Liability”):

(i)                                     any representation or warranty made by any Seller in this Agreement or the other Transaction Documents not having been true and correct as of the date hereof and the Closing Date (provided that the text of any representation or warranty that refers to a specific date shall be deemed to continue to refer to such date);

(ii)                                  any breach by any Seller of any covenant or obligation of such Seller in this Agreement or any of the other Transaction Documents other than a breach that would be an Identified Matter; and

(iii)                               those matters set forth on Schedule 12.1(a)(iii) (the “Identified Matters”);

provided, however, that, notwithstanding any term set forth herein to the contrary, each Seller shall be severally, but not jointly, liable for any breach of such Seller’s representations and warranties set forth in Article V.

(b)                                 Threshold.  Notwithstanding anything to the contrary in Section 12.1(a)(i), in no event shall any amount be recovered from the Sellers for any Seller Indemnified Liability resulting from matters described in Section 12.1(a)(i) until the aggregate amount of all Seller Indemnified Liabilities incurred by the Buyer Indemnified Parties exceeds $500,000 (the “Threshold”), in which event the Sellers will be obligated, subject to the other provisions of this Agreement, to indemnify the Buyer Indemnified Parties to the full extent such Seller Indemnified Liability from the first dollar without regard to the Threshold; provided, however, that the Sellers’ liability for any Seller Indemnified Liability will not be limited as set forth in this Section 12.1(b) if such Seller Indemnified Liability relates to a breach of any representation or warranty contained in Article V, Sections 6.1 through 6.6 (inclusive), 6.8, 6.27(b) or 6.29, (collectively, the “Fundamental Representations”).  For the avoidance of doubt, notwithstanding any term or provision set forth in this Agreement to the contrary, each Seller’s obligations pursuant to Section 12.1(a)(ii) or Section 12.1(a)(iii) shall not be subject to the limitations set forth in this Section 12.1(b).

(c)                                  Time Limitations.  Notwithstanding anything to the contrary in this Agreement:

(i)                                     In no event shall any of the Buyer Indemnified Parties be permitted to make any Claim under Section 12.1(a)(i) unless such Claim is first made on or prior to the twenty-four (24) month anniversary of the Closing Date; provided, however, that such twenty-four-month survival period shall not apply to any Claim under Section 12.1(a)(i) relating to the breach of any Fundamental Representation (which Claim, in any such case, may be asserted indefinitely); and

(ii)                                  In no event shall any of the Buyer Indemnified Parties be permitted to make any Claim under Section 12.1(a)(iii) unless such Claim is first made on or prior to the thirty-six (36) month anniversary of the Closing Date.

(d)                                 Caps.  The Sellers’ Indemnified Liabilities under Section 12.1(a)(i) and Section 12.1(a)(iii) shall not exceed in the aggregate 10% of the Total Consideration; provided, however, that such limitation shall not apply to any of the Seller Indemnified Liabilities with respect to any Claim under Section 12.1(a)(i) relating to the breach of any Fundamental Representation.

(e)                                  Escrow.  Notwithstanding anything to the contrary contained in this Article XII, the Buyer Indemnified Parties will not be entitled to be indemnified for, and the Sellers will not be obligated to indemnify, defend and hold harmless the Buyer Indemnified Parties from and against Damages pursuant to Section 12.1(a)(i) and Section 12.1(a)(iii) other than from the Escrow Amount; provided, however, that the Sellers’ liability for any Seller Indemnified Liability will not be limited as set forth in this Section 12.1(e) if such Seller Indemnified Liability relates to a breach of any Fundamental Representation.

12.2                        Tucker and North Park Environmental Indemnity.  From and after the Closing, each Seller shall severally, but not jointly, indemnify, defend and hold harmless the Buyer Indemnified Parties from, against and in respect of such Seller’s Pro Rata Share of any Damages or Claims that arise out of, relate to or result from the Tucker Property and the North Park Property, including without limitation, any and all Environmental Liabilities arising out of, or related in any way to, any and all soil or groundwater contamination existing on or emanating from the Tucker Property or the North Park Property at any time, any emission, discharge or other Release of Hazardous Materials including the exposure of any Person or property to such contamination or Hazardous Materials (in each case, whether known or unknown and including any fact condition or circumstance disclosed by the Company (and/or any of the Sellers) to Buyer or the underwriters of the Tucker Insurance), or any circumstances in which it is alleged that any Buyer Indemnified Parties are or may be subject to strict liability with respect to any such Damages or Claims; provided, however, that before making a Claim with respect to the Tucker Property (a, “Tucker Property Claim”) pursuant to this Section 12.2, the Company and the Buyer Indemnified Party shall first have used its commercially reasonable efforts to recover such Tucker Property Claim under the Tucker Insurance; provided further that (a) notwithstanding any term or provisions set forth in this Agreement to the contrary the Sellers shall be jointly and severally liable for the payment of any deductible pursuant to the Tucker

Insurance with respect to such Tucker Property Claim and (b) nothing set forth in this Agreement shall require the Buyer to exhaust all of its remedies against the underwriters of the Tucker Insurance with respect to such Tucker Property Claim before Buyer can make a Claim pursuant to this Section 12.2.  For the avoidance of doubt, notwithstanding any term or provisions set forth in this Agreement to the contrary each Seller’s obligations pursuant to this Section 12.2 shall not be subject to the limitations set forth in Section 12.1(b), 12.1(c), 12.1(d) or 12.1(e).

12.3                        Indemnities of the Buyer Parties.  Buyer Indemnified Liabilities.  Subject to the provisions of this Article XII, from and after the Closing, Buyer shall indemnify, defend and hold harmless the Sellers, the Sellers’ Affiliates, and their respective directors, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (collectively, the “Seller Indemnified Parties”) from, against and in respect of any Damages or Claims that arise out of, relate to or result from any of the following described matters (herein collectively referred to as the “Buyer Indemnified Liabilities”):

(a)                                 any representation or warranty made by Buyer in this Agreement or the other Transaction Documents not having been true and correct as of the date hereof and the Closing Date (provided that the text of any representation or warranty that refers to a specific date shall be deemed to continue to refer to such date); and

(b)                                 any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

12.4                        Claim Procedures.

(a)                                 Claim Notice.  Each Party that desires to make a Claim for indemnification pursuant to this Article XII (an “Indemnified Party”) shall prepare, and deliver to Buyer (if the Indemnified Party is a Seller Indemnified Party) or to the Seller Representative (if the Indemnified Party is a Buyer Indemnified Party) (in each such case, an “Indemnifying Party”), a notice (a “Claim Notice”) (i) specifying the nature and basis for such Claim, including a statement that the Indemnified Party reasonably expects to pay or sustain Damages subject to indemnification pursuant to this Article XII and (ii) specifying in reasonable detail the Damages included in the amount so stated and provide a copy of all papers served with respect to such Claim (if any).  For purposes of this Section 12.4, receipt by a Party of written notice of any Third-Party Claim which gives rise to a Claim on behalf of such Party will require prompt delivery of a Claim Notice to the Indemnifying Party of the receipt of such Third-Party Claim; provided, however, that an Indemnified Party’s failure to send or delay in sending a Claim Notice will not relieve an Indemnifying Party from liability hereunder with respect to such Claim except to the extent and only to the extent the Indemnifying Party is actually and materially prejudiced by such failure or delay.

(b)                                 Payment of Claims.  Subject to Section 12.6, payments of all amounts owing by an Indemnifying Party to an Indemnified Party will be made within fifteen (15) Business Days after the later of (i) the date the Indemnifying Party is deemed liable therefor pursuant to this Article XII or (ii) if disputed, the date of the adjudication of the Indemnifying Party’s liability to the Indemnified Party under this Agreement; all payments will be made by certified check or wire transfer of immediately available funds, as the Indemnified Party may specify.

12.5                        Control of Third-Party Claims.

(a)                                 If any Indemnified Party receives notice of the assertion or commencement of any Third-Party Claim against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give to Buyer (if Buyer is the Indemnifying Party) or to the Seller Representative (if, any Seller is the Indemnifying Party) prompt written notice thereof.  The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the rights or defenses available to such Indemnifying Party are actually materially prejudiced as a result of such failure.  Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail (to the extent known), shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the liabilities or Damages that have been or may be sustained by the Indemnified Party in respect of the Third-Party Claim.  The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense.  In the event that the Indemnifying Party elects to assume the defense of any Third-Party Claim by delivery of a written notice to the Indemnified Party acknowledging its obligations to indemnify the Indemnified Party with respect to such Third-Party Claim, subject to Section 12.5(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party.  The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof.  If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or if the Indemnifying Party, by the 30th day after receipt of notice of any Third-Party Claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the Person asserting such Third-Party Claim) does not assume actively and in good faith the defense of any such Third-Party Claim or action resulting therefrom, the Indemnified Party may, at the Indemnifying Party’s expense, defend against such Claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.  The Indemnified Party will not settle or compromise any Third-Party Claim for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld or delayed).

(b)                                 Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed); provided, however, the consent of the Indemnified Party shall not be required if: (i) the Indemnifying Party obtains a full release of the Third-Party Claim (and any other claims arising out of a proceeding related thereto), (ii) there is no finding or admission of any violation of Law by the Indemnified Party in such settlement and (iii) such firm settlement offer only involves monetary payment by the Indemnifying Party that does not exceed the remaining potential Damages payable by such Indemnifying Party under this Agreement.  If the Indemnified Party has assumed the defense pursuant to Section 12.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)                                  Notwithstanding anything in this Section 12.5 to the contrary, Buyer will in all cases be entitled to control the defense of a Third-Party Claim if (i) Buyer reasonably believes (A) such Third-Party Claim could result in liabilities which, taken together with other then outstanding Claims by Buyer under this Agreement, could exceed the remaining potential Damages payable by the Sellers under this Agreement, or the amount that Buyer believes they will be able to collect from the Sellers under this Agreement, (B) such Third-Party Claim could adversely affect in any material respect Buyer or any of its Affiliates other than as a result of money damages or if injunctive or other non-monetary relief has been sought against Buyer or any of its’ Affiliates or (ii) such Third-Party Claim relates to any of the Identified Matters.

12.6                        Claims Against Escrow Amount.

(a)                                 Pursuant to Section 2.2(b)(ii), at the Closing, Buyer shall pay to the escrow agent named in the Escrow Agreement (the “Escrow Agent”), as escrow agent to Buyer and the Sellers, in immediately available funds, for deposit into an account designated by the Escrow Agent (the “Escrow Account”), an amount equal to the sum of the Escrow Amount (such funds once deposited, are referred to as the “Escrow Funds”).  (For clarity, the Holdback Amount will be held in the Escrow Account, but will be handled pursuant to Section 3.2(f).)  The Escrow Funds shall be held and distributed in accordance with the terms of this Agreement and the Escrow Agreement, which will be executed at Closing, by and among Buyer, the Seller Representative and the Escrow Agent.

(b)                                 The Escrow Funds shall be disbursed by the Escrow Agent as follows:

(i)                                     pursuant to Section 12.6(c) and Section 12.6(d) in accordance with written instructions that are jointly signed by the Seller Representative and Buyer, which instructions shall be in a form that complies with the requirements of the Escrow Agreement (a “Joint Instruction Letter”);

(ii)                                  pursuant to Section 12.6(e) and Section 12.6(f), in accordance with written instructions that are signed by Buyer, which instructions shall be in a form that complies with the requirements of the Escrow Agreement (an “Nexeo Instruction Letter”); or

(iii)                               pursuant to an award, judgment, decision or order rendered pursuant to Section 13.4 and/or the Escrow Agreement specifying the amount of Escrow Funds to be released and the Person or Persons to whom such Escrow Funds shall be released.

(c)                                  On the fifteen (15) month anniversary of the Closing Date, the Seller Representative and Buyer shall execute and deliver to the Escrow Agent a Joint Instruction Letter instructing the Escrow Agent to release to the Seller Representative a portion of the Escrow Funds equal to Seven Million Dollars ($7,000,000) less (i) any portion of the Escrow Funds already released by the Escrow Agent (other than amounts released by the Escrow Agent pursuant to Section 3.2(f)), (ii) any portion of the Escrow Funds then held by the Escrow Agent which the Escrow Agent has been validly instructed to release to Buyer in accordance with the Escrow Agreement but has not actually released as of such date and (iii) the portion of the Escrow Funds with an aggregate value equal to a reasonable reserve amount determined by the Seller Representative and Buyer in good faith (or, to the extent the Seller Representative and Buyer are unable to agree, pursuant to the dispute resolution provisions contained in Section 13.4) in respect of any and all Claims submitted in good faith by Buyer prior to such date in accordance with Article XII (so long as the facts or circumstances alleged to give rise to the claim for indemnification have been specified in reasonable detail) that remain pending as of such date.  For the avoidance of doubt, if such reasonable reserve amount as determined by the Seller Representative and Buyer (or pursuant to the dispute resolution provisions contained in Section 13.4) is greater than the amount of the Escrow Funds then held by the Escrow Agent, Buyer shall not be obligated to deliver such a Joint Instruction Letter releasing the Escrow Funds until the applicable Claims have been resolved.

(d)                                 On the thirty-six (36) month anniversary of the Closing Date, the Seller Representative and Buyer shall execute and deliver to the Escrow Agent a Joint Instruction Letter instructing the Escrow Agent to release to the Seller Representative the remainder of the Escrow Funds less (i) any portion of the Escrow Funds then held by the Escrow Agent which the Escrow Agent has been validly instructed to release to Buyer in accordance with the Escrow Agreement but has not actually released as of such date and (ii) the portion of the Escrow Funds with an aggregate value equal to a reasonable reserve amount determined by the Seller Representative and Buyer in good faith (or, to the extent the Seller Representative and Buyer are unable to agree, pursuant to the dispute resolution provisions contained in Section 13.4) in respect of any and all Claims submitted in good faith by Buyer prior to such date in accordance with Article XII (so long as the facts or circumstances alleged to give rise to the claim for indemnification have been specified in reasonable detail) that remain pending as of such date.  For the avoidance of doubt, if such reasonable reserve amount as determined by the Seller Representative and Buyer (or pursuant to the dispute resolution provisions contained in Section 13.4) is greater than the amount of the Escrow Funds then held by the Escrow Agent, Buyer shall not be obligated to deliver such a Joint Instruction Letter releasing the Escrow Funds until the applicable Claims have been resolved.

(e)                                  From time to time following the incurrence of any Claim related to any Identified Matter, Buyer shall execute and deliver to the Escrow Agent a Nexeo Instruction Letter (i) instructing the Escrow Agent to release to Buyer Escrow Funds in an amount equal to such Claim (and in the event that a reserve of a portion of the Escrow Fund was established pursuant to Section 12.6(c) or Section 12.6(d), such amount will be first applied against such reserve amount) and (ii) certifying that such Claim is an Identified Matter.  Upon receipt of such Nexeo Instruction Letter the Escrow Agent shall release such amount of Escrow Funds as directed by such Nexeo Instruction Letter without any further action being taken by Buyer or the Seller Representative.

(f)                                   From time to time following any Claim other than related to an Identified Matter for which Buyer is entitled to recovery under this Article XII, Buyer shall execute and deliver to the Escrow Agent a Nexeo Instruction Letter (i) instructing the Escrow Agent to release to Buyer Escrow Funds in an amount equal to such Claim (and in the event that a reserve of a portion of the Escrow Fund was established pursuant to Section 12.6(c) or Section 12.6(d), such amount will be first applied against such reserve amount) and (ii) certifying that such Claim is not an Identified Matter.  Upon receipt of such Nexeo Instruction Letter the Escrow Agent shall obtain the prior written consent of the Seller Representative (which consent shall not be unreasonably conditioned, delayed or withheld) to the release of such portion of the Escrow Funds whereupon the Escrow Agent shall release such portion of the Escrow Funds as directed by such Nexeo Instruction Letter.

(g)                                  In the event of a conflict between the Escrow Agreement and this Agreement, this Agreement shall govern.  In the event that any Party receives a release of a portion of the Escrow Funds pursuant to the Escrow Agreement to which it is not entitled pursuant to the terms of this Agreement, such Party shall, (i) if another Party is entitled to such portion of the Escrow Fund at that time, transfer such funds to such other Party, or (ii) if no other Party is entitled to such portion of the Escrow Fund at that time, deposit such funds with the Escrow Agent to be held and released pursuant to the Escrow Agreement.

(h)                                 If, (i) subject to the last sentence of Section 12.6(c) and Section 12.6(d), either the Seller Representative or Buyer shall fail to timely execute and deliver a Joint Instruction Letter when required under this Agreement or (ii) the Seller Representative fails to deliver its prior written consent to the release of a Escrow Funds in satisfaction of a Claim other than an Identified Matter, the Seller Representative or Buyer, as applicable, shall be entitled to seek an order, judgment or decision (in accordance with Section 13.4) that will enable the Escrow Agent to release to the applicable Person or Persons the portion of the Escrow Fund to which they are entitled under this Agreement and to seek to recover losses from the Seller Representative or Buyer, as applicable, as a result of such failure to comply with this Agreement.  If Buyer incorrectly certifies in an Instruction Letter to the Escrow Agent that a Claim is an Identified Matter, the Seller Representative shall be entitled to pursue all rights and remedies of the Sellers under this Agreement, but in no event shall the Seller Representative have the right to block or object the release of funds pursuant to Section 12.6(e).

(i)                                     For the avoidance of doubt, the release of the Holdback Amount shall be governed solely by Section 3.2(f) and any such release of the Holdback Amount shall not be considered in computing the amounts to be released by the Escrow Agent pursuant to Section 12.6(c) or Section 12.6(d).

12.7                        Characterization of Indemnification Payments.  Any indemnity payments made under this Agreement, including those made from the Escrow Account, will be treated for all Tax purposes as an adjustment to the Equity Purchase Price, unless otherwise agreed by the Seller Representative and Buyer or required by applicable Legal Requirements.

12.8                        Recovery.  An Indemnified Party shall be entitled to seek recovery under such provisions of this Agreement that maximizes its recovery (e.g., if particular Damages would be subject to the Threshold of Section 12.1(b) if a Claim were made under one provision but would not be subject to such Threshold if made under another provision, or if Damages would be time barred under Section 12.1(c) if a Claim were made under one provision but would not be time barred if made under another provision, or if Damages would not be recoverable under Section 12.1(a)(i) as a result of a limitation of a representation or warranty to the Knowledge of the Sellers but would be recoverable under the indemnification included in Section 12.1(a)(ii), or Section 12.2, then the Indemnified Party may seek recovery under the provision that is not subject to the Threshold or is not time barred or not subject to the knowledge qualification).

12.9                        Survival.  Except to the extent expressly limited by this Agreement, the representations, warranties, covenants, and agreements set forth in this Agreement (including the indemnities set forth in this Article XII) will survive the Closing and delivery of the Transaction Documents.

12.10                 Express Negligence.  THE PARTIES INTEND THAT THE INDEMNITIES SET FORTH IN THIS ARTICLE XII BE CONSTRUED AND APPLIED AS WRITTEN ABOVE, NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY.  WITHOUT LIMITING THE FOREGOING, SUCH INDEMNITIES WILL APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE.  IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED ABOVE, THE INDEMNITIES SET FORTH IN THIS ARTICLE XII WILL APPLY TO AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE.  THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

12.11                 Exclusive Remedy.  In the absence of fraud, the indemnification provisions in this Article XII will be the sole and exclusive remedy and recourse for any breach of this Agreement by Buyer or the Sellers, except with respect to Sections 8.1, 8.2, 8.3, or 9.4, or as otherwise expressly provided herein.  In addition, (a) in the event of a breach or threatened breach by any Seller of any of the provisions of Section 8.3, Buyer shall be entitled to immediate injunctive relief, as the Sellers acknowledge and agree that any such breach would cause Buyer irreparable injury for which Buyer would have no adequate remedy at law; and (b) any Party hereto shall be entitled to seek specific performance against any other Party hereto pursuant to Section 13.9.

ARTICLE XIII
OTHER PROVISIONS

13.1                        Assignment.  This Agreement and the rights under this Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties, and any purported assignment of this Agreement in violation of this Section 13.1 shall be null and void ab initio; provided, however, that Buyer may assign its rights and obligations under this Agreement to (a) any bank or financial institution which is or becomes a lender to Buyer or (b) any Affiliate of Buyer, including in connection with any internal reorganization of initial public offering, in each case, without the prior written consent of any Seller or the Seller Representative.  Notwithstanding any such assignment, Buyer shall continue to be liable for the performance of any obligation to be performed by Buyer under this Agreement.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

13.2                        Notices.  Unless otherwise provided in this Agreement, any notice, request, consent, instruction or other document to be given under this Agreement by any Party to another Party will be in writing and will be deemed given when personally delivered, one day after deposit with a reputable overnight courier service, upon transmission by facsimile or electronic mail if a customary confirmation of transmission is received during normal business hours and, if not, the next Business Day after transmission or upon receipt of acknowledgement after being mailed certified mail, postage prepaid, return receipt requested.  Any notice, request, consent, instruction or other document, will be addressed as follows:

If to the Sellers or the Seller Representative, addressed to:

Stephen R. Cooke
3319 Maple Park
Kingwood, TX  77339
Fax:  (936) 228-0116
Email:  scooke@csdinc.org

With a copy to (which copy shall not constitute notice to the Sellers):

Kane Russell Coleman & Logan PC
Attn: Lawrence E. Wilson
919 Milam, Suite 2200
Houston, TX 77002
Fax: (713) 425-7700
Email: lwilson@krcl.com

If to Buyer, addressed to:

Nexeo Solutions Sub Holding Corp.
Attention: Chief Legal Officer
3 Waterway Square Place; Suite 1000
The Woodlands, TX 77380
Fax: (281) 500-2348
Email: mfarnell@nexeosolutions.com

With a copy to (which copy shall not constitute notice to Buyer):

Vinson & Elkins L.L.P.
Attention: Edward T. Stockbridge
1001 Fannin Street; Suite 2500
Houston, TX 77002
Fax:  (713) 615-5576
Email: tstockbridge@velaw.com

or to such other place and with such other copies as the Sellers or Buyer may designate by written notice to the others in accordance with this Section 13.2.

13.3                        Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

13.4                        Dispute Resolution.

(a)                                 Any dispute between the Parties hereto that arises out of or relates to this Agreement, the Confidentiality Agreement or any of the other Transaction Documents or the breach hereof or thereof, the relationship among such Parties that is created pursuant to the terms hereof and thereof, any alleged breach of any provision hereof or thereof or in any way relating to the subject matter hereof or thereof (all of which are referred to herein as “Disputes”), including any Disputes that are extra-contractual in nature, or that are based on contract, tort, state or federal law, or other legal or equitable bases, regardless of whether a Party is seeking Damages or any other relief and regardless of whether the Confidentiality Agreement or any other specific Transaction Document refers to this Section 13.4 (except if such Confidentiality Agreement or other Transaction Document shall expressly specify other dispute resolution procedures), shall be resolved as provided in this Section 13.4; provided, however, that (i) the term “Disputes” does not include any dispute, controversy, claim or disagreement under Article III, as specific procedures are specified therein to resolve such disagreement; and (ii) any Party may seek judicial emergency or temporary relief (including the entry of a temporary restraining order, preliminary or temporary injunction or comparable relief) in order to enjoin a breach or threatened breach of Section 8.1, 8.2, 8.3, 8.4 or 9.4, it being acknowledged and understood that the remainder of any such dispute involving Section 8.1, 8.2, 8.3, 8.4 or 9.4 shall be subject to the arbitration provisions of this Section 13.4.

(b)                                 Arbitration.  If the Parties are unable to resolve any Dispute arising under this Agreement, then (subject to the exceptions referred to in Section 13.4(a)(ii)) such Dispute shall be submitted to mandatory and binding arbitration at the election of any Party (the “Disputing Party”) pursuant to the following conditions:

(i)                                     Procedures.  Any arbitration under this Section 13.4(b) shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as they may be amended from time to time (the “AAA Rules”), except as expressly provided in this Section 13.4.  The Parties also agree that the AAA Optional Rules for Emergency Measures of Protection shall apply to the proceedings.  The law of the arbitration shall be the Federal Arbitration Act, 9 U.S.C. §1-16 to the exclusion of state laws inconsistent therewith.  The arbitrator(s) shall be selected pursuant to the procedures set forth in Section 13.4(b)(iii) or (b)(iv) below (the “Arbitrator(s)”).  In resolving the substance of the Dispute, the Arbitrator(s) shall apply substantive Texas law and the Arbitrators shall base their decision upon any evidence which is admissible in accordance with Federal Rules of Evidence.

(ii)                                  Initiation of Arbitration.  The Disputing Party shall notify the other Parties that it is submitting the Dispute to final and binding arbitration to be conducted privately and confidentially in accordance with the terms of this Section 13.4 and shall initiate the Arbitration by the process set forth in the AAA Rules.

(iii)                               Selection of Arbitrator(s).

(A)                               If the stated amount of claim is less than $1,000,000, or if the stated claim shall seek declaratory or injunctive relief or specific performance, such Dispute shall be resolved by a single Arbitrator mutually acceptable to the Parties.  If Buyer and the Sellers are unable to agree upon a mutually acceptable Arbitrator within thirty (30) days of the submission of the Dispute to arbitration, then such Arbitrator shall be appointed in accordance with the AAA Rules.

(B)                               If the amount in dispute is $1,000,000 or more (by way of claim or counterclaim), within thirty (30) days after the initiation of the arbitration procedure, Buyer, on the one hand, and the Sellers, on the other hand, shall each nominate one (1) Arbitrator.  If any Party fails or refuses to timely nominate an Arbitrator, such Arbitrator shall be appointed in accordance with the AAA Rules.  Upon selection of the two (2) Arbitrators by the Parties or otherwise, the two (2) Arbitrators shall select a third Arbitrator within fifteen (15) days after their appointment, failing agreement on which such third Arbitrator shall be appointed in accordance with the AAA Rules.  The Arbitrators, acting by majority vote, shall resolve all Disputes between the Parties.  If one of the Party-appointed Arbitrators refuses to participate in the proceedings or refuses to vote, the unanimous decision of the other two (2) Arbitrators shall be binding.

(iv)                              Replacement of Arbitrator.  Should any Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 13.4(b), such Arbitrator shall be replaced in the same manner by which he or she was appointed (e.g., if a Party appointed the departing Arbitrator, that Party would appoint his or her replacement, and if the two Party-appointed Arbitrators appointed the departing Arbitrator, then they would appoint his or her replacement).

(v)                                 Place of Arbitration.  The place of arbitration shall be Houston, Texas.  The Arbitrators shall determine the dates and times when hearings shall be held taking into account the convenience of the Parties, the witnesses and the location of the evidence to be presented at the particular hearing.  Any action to enforce the terms of this arbitration clause or to enforce and enter judgment upon an arbitration award may be brought in the appropriate state or federal courts.  With regards to any action to enforce the terms of this arbitration clause or to enforce and enter judgment upon an arbitration award, each of the Parties (A) consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding, (B) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (C) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (D) will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 13.2 will be deemed effective service of process on such Party.

(vi)                              Conduct of Arbitration.  Consistent with the expedited nature of arbitration, each Party will, upon the written request of any other Party, promptly provide the other Party with copies of documents on which the producing Party may rely on in support of or in opposition to any claim or defense.  Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the Arbitrator(s), which determination shall be conclusive.  At the request of a Party, the Arbitrator(s) shall have the discretion to order examination by deposition of witnesses to the extent the Arbitrator(s) deem such additional discovery relevant and appropriate.  The Arbitrator(s) shall have the authority to impose appropriate sanctions, including an award of reasonable attorneys’ fees, against any Party that fails to cooperate in good faith in discovery permitted by this Section 13.4(b)(vi) or ordered by the Arbitrator(s).  Unless otherwise agreed by the Parties, the arbitration hearing shall be conducted on consecutive days.  There shall be no transcript of the arbitration hearing.  The Arbitrator(s) must give effect to legal privileges including the attorney-client privilege and work-product immunity.

(vii)                           Arbitration Award.  The Arbitrator(s) shall render a binding decision within twenty (20) days following the closing of the hearing, or such other time as the Arbitrator(s) may direct.  The award of the Arbitrator(s) shall be reasoned and in writing unless the Parties otherwise agree.  The Arbitrator(s) must certify in the award that such award conforms to the terms and conditions set forth in this Agreement.

(viii)                        Conclusive and Binding Nature of the Arbitration Award.  The arbitration award shall be reasoned, conclusive and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction, and recourse against any award is permitted only to the extent permitted by the Federal Arbitration Act.  The Arbitrator(s) will have no authority to award punitive or other damages not measured by the prevailing Party’s actual damages.

(ix)                              Time of the Essence.  The Arbitrator(s) shall be instructed that time is of the essence in the arbitration proceeding, and that the Arbitrator(s) shall have the right and authority to issue reasonable monetary sanctions against any Party if, upon a showing of good cause, that Party is unreasonably delaying the proceeding.  The amount of such sanction shall be related to the additional harm, if any, caused by the delay.

(x)                                 Expenses.  The Arbitrator(s) shall have the authority to assess the costs and expenses of the arbitration proceeding (including the Arbitrator(s)’ fees and expenses) against any or all of the Parties.  The Arbitrator(s) shall also have the authority to award attorneys’ fees and expenses to the prevailing Party.

(c)                                  Confidentiality.  To the fullest extent permitted by law, the arbitration proceedings and award shall be maintained in confidence by the Parties.

(d)                                 Severability.  The provisions of this Section 13.4 are independent of the remaining provisions of this Agreement and the Parties intend that the provisions of this Section 13.4 will continue in effect even though one or more provisions of this Agreement (including, for the avoidance of doubt, any provision of this Section 13.4) will be determined to be invalid or unenforceable by a court of competent jurisdiction.  This agreement to arbitrate will also survive the termination or expiration of this Agreement.

(e)                                  Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.5                        Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver to any failure of or default in, or failure to insist upon strict compliance with, such obligation, covenant agreement or condition in this Agreement will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by such Party.

13.6                        Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.

13.7                        Third-Party Beneficiaries.  This Agreement is solely for the benefit of (a) the Parties and their successors and assigns permitted under this Agreement and (b) Buyer Indemnified Parties and Seller Indemnified Parties (solely with respect to such Persons’ rights to indemnification pursuant to Article XII), and no provisions of this Agreement will be deemed to confer upon any other Person any remedy, Claim, liability, reimbursement, cause of action or other right except as expressly provided in this Agreement; provided, however, that the Company acknowledges and agrees that Buyer is an intended third-party beneficiary of the rights of the Company under the Asset Purchase Agreements.

13.8                        No Presumption Against Any Party.  Neither this Agreement nor any uncertainty or ambiguity herein will be a presumption against any Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the Parties and their respective legal counsel and will be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties.

13.9                        Specific Performance.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties will be entitled, subject to compliance with Section 13.4, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

13.10                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.11                 Entire Agreement; Amendments.  This Agreement, together with all exhibits, annexes and schedules hereto, the Confidentiality Agreement and the other Transaction Documents constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties.  No amendment, supplement or modification of this Agreement will be binding unless executed in writing by all Parties.

13.12      Time of Performance.  Time is of the essence in the performance of all obligations hereunder.

13.13      Appointment of Representative.

(a)           Each Seller, by executing this Agreement, irrevocably constitutes and appoints the Seller Representative and his successors, acting as hereinafter provided, as such Seller’s attorney-in-fact and agent in name, place and stead in connection with the authority granted to such Seller Representative pursuant to this Section 13.13, and acknowledges that such appointment is coupled with an interest.  Each Seller has executed and delivered a limited durable power of attorney in the form of Annex A to this Agreement granting to the Seller Representative the powers set forth in this Section 13.13.  By executing this Agreement under the heading Seller Representative, the Seller Representative hereby (i) accepts his or her appointment and authorization to act as Seller Representative as attorney-in-fact and agent on behalf of the Sellers in accordance with the terms of this Agreement, and (ii) agrees to perform his obligations under, and otherwise comply with, this Section 13.13.

(b)           Each Seller by such appointment (i) authorizes the Seller Representative subsequent to the date hereof (A) to give and receive notices and communications to or from Buyer relating to this Agreement, the transactions contemplated by this Agreement and the other Transaction Documents; (B) to act on such Seller’s behalf with respect to any and all matters affecting such Seller hereunder, including under Article III, Article VIII, Article X, Article XI, Article XII and Article XIII, including giving and receiving all notices and communications to be given or received with respect to any such matters, (C) to authorize deliveries to Buyer of cash in satisfaction of claims for indemnification pursuant to Article XII; (D) to initiate or to refrain from initiating, or to dispute or to refrain from disputing, any indemnity or other claim under this Agreement; (E) to negotiate, compromise and resolve any dispute that may arise under this Agreement; (F) to exercise or refrain from exercising remedies available under this Agreement and to sign any release or other document with respect to such dispute or remedy; (G) to consent or agree to any amendment to this Agreement; and (H) to take all actions necessary or appropriate in the judgment of the Seller Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Seller, and (ii) agrees to be bound by all agreements and determinations made by and documents executed and delivered by the Seller Representative pursuant to the authority granted to the Seller Representative hereunder.

(c)           Each Seller by the execution of this Agreement expressly acknowledges and agrees that (i) the Seller Representative is authorized to act on its behalf, notwithstanding any dispute or disagreement between any Seller and the Seller Representative, and (ii) Buyer, each Buyer Indemnified Party and any other Person shall be entitled to solely interact with, and rely on any and all actions taken by, the Seller Representative under this Agreement without any liability to, or obligation to inquire of, any of the Sellers.  Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Seller Representative that is within the scope of the Seller

Representative’s authority under this Section 13.13 shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the Sellers and shall be final, binding and conclusive upon each such Seller.  Buyer and any other Person shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Seller.

(d)           The Sellers shall severally (based upon their respective Pro Rata Share) indemnify the Seller Representative and hold the Seller Representative harmless against any Damages incurred without gross negligence or willful misconduct on the part of the Seller Representative and arising out of or in connection with any act or omission by the Seller Representative relating to the services to be performed pursuant to the Seller Representative’s appointment.  This right of indemnification will survive the termination of this Agreement.  Any Person dealing with the Seller Representative is entitled to rely on the actions taken by, and consents and approvals given by, the Seller Representative without the need for further investigation.  A Person shall be entitled to rely on the Seller Representative’s actions, consents and approvals notwithstanding any knowledge of the relying Person.  No Person shall have any liability for relying on the Seller Representative in the foregoing manner.

(e)           The Seller Representative shall have the authority, in its sole and absolute discretion, to incur out-of-pocket fees, costs and expenses in connection with the performance of the Seller Representative’s duties pursuant to this Section 13.13, including reasonable fees and expenses of legal counsel, accountants, investment bankers or other advisors.  The Sellers shall be responsible for reimbursing the Seller Representative for such out-of-pocket fees, costs and expenses based upon their respective Pro Rata Share.

(f)            The authorizations of the Seller Representative shall be effective and may not be cancelled or suspended by any Seller until all of the Sellers’ rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the Sellers and Buyer under this Agreement.

(g)           If the Seller Representative becomes unable (due to illness or incapacity) to serve as the Seller Representative, Sellers shall hereby appoint Richard E. Brown to serve as the Seller Representative.  And if such replacement becomes unable (due to illness or incapacity) to serve as the Seller Representative, then the Sellers shall appoint another Seller to act as the Seller Representative by a majority vote of the Sellers, based on their respective Pro Rata Share.

13.14      Expenses.  The Sellers shall each be responsible for their own and each Company Group Member’s legal fees and other expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement, and Sellers agree and covenant to pay all of the Transaction Expenses except as funded and paid pursuant to Section 2.2(b)(i)(E).

Buyer shall be responsible for its own legal fees and other expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

(Remainder of page intentionally left blank.  Signature pages follow.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BUYER:
NEXEO SOLUTIONS SUB HOLDING CORP.

By:	/s/ David A. Bradley
Name:	David A. Bradley
Title:	President and Chief Executive Officer

COMPANY:

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC.

By:	/s/ Stephen R. Cooke
Name:	Stephen R. Cooke
Title:	President

SELLERS:

/s/ Stephen R. Cooke	/s/ Richard E. Brown
Stephen R. Cooke	Richard E. Brown

/s/ Christopher T. Arapogluo	/s/ James A. Lombardi
Christopher T. Arapoglou	James A. Lombardi

/s/ Jerry D. Bearden	/s/ Jason Elliott
Jerry D. Bearden	Jason Elliott

/s/ Tommy E. Quinley
Tommy E. Quinley

SELLER REPRESENTATIVE:

/s/ Stephen R. Cooke
Stephen R. Cooke

SELLER SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

/s/ Jeanette Cooke	/s/ Madonna Brown
Jeanette Cooke	Madonna Brown

/s/ Patti Arapoglou	/s/ Katherine Lombardi
Patti Arapoglou	Katherine Lombardi

/s/ Joan Bearden	/s/ Tracy Elliot
Joan Bearden	Tracy Elliott

SPOUSE SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBIT A

DEFINED TERMS

“AAA Rules” is defined in Section 13.4(b)(i).

“Accounts Receivable” means all accounts and notes receivable owned by the Company Group Members other than intercompany indebtedness, arising from the conduct of the Business.

“Acquisition Transaction” is defined in Section 9.4.

“Additional Interim Financials” is defined in Section 8.8(b).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under a common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliated Sellers” is defined in the recitals.

“Agreed Accounting Principles” is defined in Section 3.1.

“Agreement” is defined in the preamble hereof.

“Annual Financial Statements” is defined in Section 6.14.

“Arbitrator(s)” is defined in Section 13.4(b)(i).

“Asset Conveyance” means the closing of transactions contemplated by the Asset Purchase Agreements.

“Asset Purchase Agreements” is defined in the recitals.

“Asset Purchase Consideration” has the meaning ascribed to it in the relevant Asset Purchase Agreement.

“Auditor” is defined in Section 8.8(c).

“Benefit Plan” means:

(a)                                 each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and

(b)                                 each personnel policy, equity option plan, equity appreciation rights plan, restricted equity plan, phantom equity plan, equity-based compensation plan or arrangement, simple retirement account plan or arrangement, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, change in control or retention plan or arrangement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in subsection (a) of this definition.

“Books and Records” means all books and records pertaining primarily to any of the Business, including all books of account, journals and ledgers, files, correspondence, memoranda, maps, plats, customer lists, suppliers lists, personnel records relating to the Conveyed Business Employees, catalogs, promotional materials, data processing programs and other computer software, building and machinery diagrams and plans.

“Business” means the businesses conducted by the Company Group, wherever and in the manner conducted on the date hereof and on the Closing Date.

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas.

“Buyer” is defined in the preamble hereof.

“Buyer Indemnified Liabilities” is defined in Section 12.3.

“Buyer Indemnified Parties” is defined in Section 12.1(a).

“Buyer Organizational Documents” is defined in Section 7.1.

“Buyer Released Parties” is defined in Section 8.1.

“CAA” means the federal Clean Air Act, as amended.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended.

“Claim” means any and all claims, causes of action, demands, lawsuits, suits, information requests, proceedings, governmental investigations or audits and administrative orders.

“Claim Notice” is defined in Section 12.4(a).

“Closing” is defined in Section 10.1.

“Closing Cash Amount” is defined in Section 2.2(b)(i).

“Closing Date” is defined in Section 10.1.

“Closing Inventory” is defined in Section 3.2(a).

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“Closing Statement” is defined in Section 3.2(b).

“Company” is defined in the preamble hereof.

“Company Assets” means the tangible and intangible assets of the Company Group as of the relevant date.

“Company Group” means the Company, the Affiliated Sellers and the Company Subsidiaries, collectively and “Company Group Member” means any of the Company, the Affiliated Sellers and the Company Subsidiaries, individually.

“Company Intellectual Property” is defined in Section 6.13(a).

“Company Subsidiaries” means StarTex Chemical, Inc., a Texas corporation, and StarTex Distribution West, LLC, a Texas limited liability company.

“Competition Laws” means Laws that are designed or intended to prohibit, restrict or regulate actions, including transactions, acquisitions and mergers, having the purpose or effect of creating or strengthening a dominant position, monopolization, lessening of competition or restraint of trade.

“Confidentiality Agreement” means the Mutual Confidentiality Agreement dated April 1, 2013.

“Confidential Information” is defined in Section 8.4.

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated federal income Tax Returns and any similar group under foreign, state or local law.

“Consulting Agreement” is defined in Section 10.2(h).

“Contract” means any contract, agreement, understanding, option, right to acquire, preferential purchase right, preemptive right, warrant, indenture, debenture, note, bond, loan, loan agreement, collective bargaining agreement, lease, mortgage, franchise, license, purchase order, bid, commitment, letter of credit, guaranty, surety or any other legally binding arrangement, whether oral or written.

“Conveyed Business Employees” means each employee of the Company Group.

“Conveyed Equity” is defined in the recitals.

“Creditors’ Rights” is defined in Section 6.3.

“Crystal Springs Lease” means that certain Residential Lease dated August 8, 2006, between Buckeye Properties, Inc., a Texas corporation, as landlord, and Cliff Byron and Janice Byron, a married couple, as tenant.

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“CSD Shareholder Agreement” means that certain Shareholders’ Agreement of Chemical Specialists and Development, Inc., dated January 1, 2011.

“Damages” means actual liabilities, obligations, losses, penalties, liquidated damages, fines, reasonable legal fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

“Debt” means, for a particular Person without duplication: (a) indebtedness of such Person for borrowed money, including the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable); (d) obligations of such Person as lessee under capital leases and obligations of such Person in respect of synthetic leases; (e) obligations of such Person under any hedging arrangement; (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; (g) any negative cash balances; and (h) indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) secured by any Lien on or in respect of any property of such Person.

“Disclosure Schedules” means the schedules to this Agreement.

“Disputed Item” is defined in Section 3.2(c).

“Disputes” is defined in Section 13.4(a).

“Disputing Party” is defined in Section 13.4(b).

“DOJ” means the United States Department of Justice.

“Effective Time” means 12:01 a.m. Central Standard Time on the first calendar day of the month in which the Closing Date occurs.

“End Date” means January 3, 2014 or such later date as the Parties may agree upon; provided, however, that if all conditions set forth under Article IV shall have been satisfied other than the condition set forth under Section 4.1(c) and those conditions that by their nature can only be satisfied at Closing, the End Date shall be extended by a period of thirty (30) days or to such later date as the Parties may agree upon.

“Environmental Authority” means any department, agency, or other body or component of any Governmental Authority that exercises any form of jurisdiction or authority under any Environmental Law.

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“Environmental Authorization” means any license, permit, certificate, order, approval, consent, notice, registration, exemption, variance, filing, or other form of permission required under or issued pursuant to any Environmental Law.

“Environmental Laws” means all Legal Requirements of any Governmental Authority relating to pollution or protection of human health, natural resources or the environment (including ambient air, surface, water, ground water, land surface or subsurface strata), including Legal Requirements relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.  Environmental Laws include the following: CAA, CERCLA, EPCRA, FIFRA, FWPCA, OPA, RCRA, SARA and TSCA.

“Environmental Liabilities” means any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand, directive or request from a Governmental Authority, the cost of performing any investigatory or remedial action required under Environmental Laws in response to a Release of Hazardous Materials (including any work performed under any Voluntary Cleanup Program), the amount of any administrative or civil penalty or criminal fine or supplemental environmental project, and any court costs and reasonable amounts for attorneys’ fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any Claim.

“EPCRA” means the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

“Equity Purchase Price” is defined in Section 2.2(a)(ii).

“ERISA” means Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(b)(l) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Escrow Account” is defined in Section 12.6(a).

“Escrow Agent” is defined in Section 12.6(a).

“Escrow Agreement” is defined in Section 10.2(e).

“Escrow Amount” is defined in Section 2.2(b)(i).

“Escrow Funds” is defined in Section 12.6(a).

“Estimated Closing Adjustment” is defined in Section 3.1.

“Estimated Net Working Capital” is defined in Section 3.1.

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“Facilities” is defined in Section 6.9(c).

“FIFRA” means the Federal Insecticide, Fungicide & Rodenticide Act, as amended.

“Filings” is defined in Section 8.8(b).

“Final Closing Adjustment” is defined in Section 3.2(f).

“Final Net Working Capital” is defined in Section 3.2(b).

“Financial Statements” is defined in Section 6.14.

“FTC” means the United States Federal Trade Commission.

“Fundamental Representations” is defined in Section 12.1(b).

“FWPCA” means the Federal Water Pollution Control Act, as amended.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” means any governmental, quasi-governmental, state, county, city or other political subdivision of the United States of America or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof or any arbitration panel or body.

“Governmental Authorizations” means all licenses, permits, consents, certificates, exemptions, registrations, waivers and other authorizations and approvals required to carry on the Business as conducted as of the date hereof, under applicable Laws of any Governmental Authority.

“Governmental Competition Authority” is defined in Section 9.2(a).

“Hazardous Materials” means any chemical, product, material, waste or substance that, whether by its nature or its use, is regulated or as to which liability might arise under any Environmental Law, including:

(a)                                 solid or hazardous wastes, as defined in RCRA or in any other Environmental Law;

(b)                                 hazardous substances, as defined in CERCLA or in any other Environmental Law;

(c)                                  toxic substances, as defined in TSCA or in any other Environmental Law;

(d)                                 pollutants or contaminants, as defined in the CAA or the FWPCA, or in any other Environmental Law;

(e)                                  insecticides, fungicides, or rodenticides, as defined in FIFRA or in any other Environmental Law;

6

(f)                                   petroleum hydrocarbons including natural gas, crude oil, or any components, fractions or derivatives thereof; and

(g)                                  gasoline or any other petroleum product or byproduct, polychlorinated biphenyls, asbestos, urea formaldehyde, NORM, radioactive materials or radon.

“Holdback Amount” means cash in the aggregate amount equal to One Million Dollars ($1,000,000).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Identified Matter” is defined in Section 12.1(a)(iii).

“Indemnified Party” is defined in Section 12.4(a).

“Indemnifying Party” is defined in Section 12.4(a).

“Independent Accountant” is defined in Section 3.2(e).

“Insurance Policies” is defined in Section 6.27(a).

“Intellectual Property Rights” means all United States and foreign: (a) patents, patent applications, together with all reissuances, continuations, continuations-in-part, divisions, supplementary protection certificates, extensions and re-examinations thereof, utility models or statutory invention registrations (regardless of whether filed), invention disclosures, and inventions; (b) trademarks, service marks, logos, designs, trade names, trade dress, domain names and corporate names and registrations and applications for registration thereof (regardless of whether filed) and the goodwill associated therewith; (c) copyrights, whether published or unpublished, and registrations and applications for registration thereof (regardless of whether filed) and other works of authorship, regardless of whether published; (d) trade secrets, proprietary information, confidential information, know-how, inventions, customer lists and information, supplier lists, manufacturer lists, manufacturing and production processes and techniques, blueprints, drawings, schematics, manuals, software, firmware and databases; (e) domain names and uniform resource locators and all contractual rights relating to the foregoing; (f) the right to sue and collect Damages for any past, present, and future infringement, misappropriation, or other violation of any of the foregoing; and (g) all other proprietary and other rights relating to any of the foregoing.

“Interest” means, with respect to any Person, (a) capital stock, membership interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest of such Person, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing and (c) any right (contingent or otherwise) to acquire any of the foregoing.

“Interim Balance Sheet” is defined in Section 6.14.

“Interim Financial Statements” is defined in Section 6.14.

7

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Joint Instruction Letter” is defined in Section 12.6(b)(i).

“Key Employees” is defined in Section 9.3.

“Knowledge” means, with respect to the Sellers, the actual and constructive or imputed knowledge of the Sellers and Ms. Pamela Nickell, including any facts or circumstances that the Sellers or Ms. Nickell should have known, after reasonable investigation and interviews with managers and supervisory personnel of any of the Company Group.

“Law” shall include any supranational, national, federal, state, regional, provincial, local or municipal constitution, treaty, law, statute, ordinance, rule, regulation, directive or decree, as amended as of the date hereof, whether in the United States or a foreign jurisdiction.

“Legal Requirement” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.

“Legal Restraint” means any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority.

“Lien” means any charge, claim, lien (statutory or otherwise), option, pledge, condemnation award, right of usufruct, shop right, security interest, mortgage, deed of trust, hypothecation, deed to secure debt, right of first refusal, right of first offer, preferential purchase right, title exception, or other restriction or encumbrance of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or the equivalent of each of the foregoing in the applicable jurisdiction.

“Material Adverse Effect” means any effect or change that is or would reasonably be expected to be materially adverse to (a) the value of the assets of, or the financial condition or results of operations of, the Business or (b) the ability of the Sellers to consummate the transactions contemplated hereby or to perform their respective obligations under the Transaction Documents except to the extent resulting from, in each case that do not disproportionately affect the Business (taken as a whole) as compared to other participants in the same industry in which the Business competes (i) changes in general local, domestic, foreign or international economic conditions, (ii) changes affecting generally the industries or markets in which the Company Group operates, (iii) acts of war, sabotage or terrorism, military actions or escalations thereof, or (iv) any changes in applicable Laws or accounting rules or principles, including changes in GAAP.

“Material Contract” is defined in Section 6.12(a).

“Membership Interest Purchase Agreement” is defined in Section 4.2(k).

“Net Working Capital” means (a) total current assets (including marketable securities and short-term investments (to the extent they do not constitute cash equivalents) but excluding cash and cash equivalents) of the Company and the Company Subsidiaries less (b) total current

8

liabilities, with the assets and liabilities calculated in accordance with the Agreed Accounting Principles and inclusive of all appropriate accruals (except for deferred Tax assets and deferred Tax liabilities) of the Company or the Company Subsidiaries.

“Net Working Capital Threshold” is defined in Section 3.1.

“Nexeo Instruction Letter” is defined in Section 12.6(b)(ii).

“Nexeo Solutions Holding” is defined in Section 8.8(b).

“Non-Compete Agreements” is defined in Section 10.2(i).

“NORM” means naturally occurring radioactive materials.

“OFAC” is defined in Section 6.30(b).

“OPA” means the Oil Pollution Act of 1990, as amended.

“Ordinary Course of Business” means, when used in reference to any Person, the ordinary course of business of such Person consistent with past customs and practices of such Person.

“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, bylaws, partnership agreement, joint venture agreement, limited liability company certificate, limited liability company agreement, trust agreement or similar organizational document or agreement, as applicable, of such Person.

“Owned Real Property” is defined in Section 6.9(a).

“Party” and “Parties” are defined in the preamble hereof.

“Permit” means all permits, licenses, certificates, authorizations and approvals granted by any Governmental Authority.

“Permitted Liens” means:

(a)                                 Liens for current period Taxes which are not yet due and payable;

(b)                                 inchoate Liens arising by operation of law, including materialman’s, mechanic’s, repairman’s, laborer’s, warehousemen, carrier’s, employee’s, contractor’s and operator’s Liens arising in the Ordinary Course of Business but only to the extent such Liens secure obligations that, as of the Closing, are not due and payable and are not being contested unless being contested in good faith and a reserve or other appropriate provision, if any, as required by GAAP is made therefor in the Interim Balance Sheet;

(c)                                  Liens securing the financing of the acquisition of the Business by Buyer;

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(d)                                 Liens affecting a landlord’s interest in real property leased to any of the Company Group;

(e)                                  any other Liens, encumbrances or licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of any of the Company Group and do not secure any Debt;

(f)                                   any title defects that do not, individually or in the aggregate, materially interfere with the use or ownership of the property subject thereto or affected thereby as currently used or owned and which were not incurred in connection with any Debt; and

(g)                                  Liens securing Scheduled Debt; provided that all such Liens will be and are released at or prior to Closing pursuant to payoff letters referred to in Section 10.2(k) or otherwise.

“Person” means any natural person, firm, limited partnership, general partnership, association, corporation, limited liability company, company, trust, other organization (regardless of whether a legal entity), public body or government, including any Governmental Authority.

“Predecessor” means any Person whose liabilities, including liabilities arising under any Environmental Law, have or may have been retained or assumed by any of the Company Group or their Affiliates, either contractually or by operation of law.

“Pro Rata Share” means the percentage specified as such Seller’s pro rata share on Schedule 6.6.

“Proceeding” means any action, arbitration, audit, claim, hearing, investigation, litigation or suit (whether civil, commercial, administrative, criminal, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

“Purchased Assets” is defined in the recitals.

“RCRA” means the Resource Conservation and Recovery Act, as amended.

“Real Property” is defined in Section 6.9(c).

“Related Party” means (i) any Seller, (ii) any Affiliate of any Company Group Member or any Seller and (iii) any director, officer or equityholder of any Company Group Member or any Seller or of any Affiliate of any Company Group Member or any Seller.

“Related Party Transactions” means those transactions set forth on Schedule 6.8.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

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“Resignation and Releases” is defined in Section 10.2(j).

“Resolution Period” is defined in Section 3.2(e).

“SARA” means the Superfund Amendments and Reauthorization Act of 1986, as amended.

“Scheduled Debt” is defined in Section 6.16(d).

“Scheduled Leases” is defined in Section 6.9(b).

“Scheduled Permits” is defined in Section 6.11.

“SEC” is defined in Section 8.8(b).

“Securities Act” is defined in Section 8.8(b).

“Securities Laws” is defined in Section 8.8(b).

“Seller” and “Sellers” are defined in the preamble hereof.

“Seller Financial Statements” is defined in Section 8.8(b).

“Seller Released Parties” is defined in Section 8.2.

“Seller Representative” is defined in the preamble hereof.

“Seller’s Auditor” is defined in Section 8.8(b).

“Sellers Indemnified Liabilities” is defined in Section 12.1(a).

“Sellers Indemnified Parties” is defined in Section 12.3.

“Subsidiary” means, with respect to any Person, (a) any corporation, partnership, limited liability company or other entity the majority of which is owned or controlled, directly or indirectly, by such Person, or with respect to which such Person directly or indirectly has the right to elect a majority of the board of directors or other Persons performing similar functions, (regardless of whether, at the time, Interests of any class or classes of equity will have, or might have, voting power by reason of the occurrence of any contingency), (b) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner or (c) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

“Tax” or “Taxes” means (a) any taxes, assessments, fees, unclaimed property and escheat obligations, and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, real property (including assessments, fees or other charges imposed by any Governmental Authority that are based on the use or ownership of real property) personal property (tangible and intangible), value added, turnover, sales, use, environmental, stamp, leasing, lease, user, excise,

11

duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess or windfall profits, occupational, premium, severance, estimated, or other similar charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a Consolidated Group for any period; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of law or any express or implied obligation to indemnify any other Person.

“Tax Return” means any report, return, election, document, estimated tax filing, declaration, claim for refund, property tax rendition, information returns, or other filing relating to Taxes, including any schedules or attachments thereto and any amendment thereof.

“Taxing Authority” means any Governmental Authority with any jurisdiction over or responsibility for the assessment or collection of any Taxes.

“Third-Party Claim” means a third-party claim asserted against an Indemnified Party by a Person other than (a) an Affiliate of such Indemnified Party or (b) any director, stockholder, officer, member, partner, equityholder or employee of any such Indemnified Party or its Affiliates.

“Threshold” is defined in Section 12.1(b).

“Total Consideration” is defined in Section 2.2(a).

“Transaction Documents” means this Agreement, the Escrow Agreement, and all other agreements, conveyances, documents, instruments and certificates delivered at the Closing pursuant to this Agreement.

“Transaction Expenses” is defined in Section 2.2(b)(i).

“Transfer Taxes” is defined in Section 8.5(a).

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the United States Treasury Department.

“TSCA” means the Toxic Substances Control Act, as amended.

“Tucker Insurance” is defined in Section 4.2(j).

“Tucker Property” means that certain real property more particularly described on Schedule 12.2.

“Tucker Property Claim” is defined in Section 12.2.

“Voluntary Cleanup Program” means a program of the United States or a state of the United States enacted pursuant to an Environmental Law that provides for a mechanism for the written approval of, or authorization to conduct, voluntary remedial action for the clean-up,

12

removal ore remediation of contamination that exceeds actionable levels established pursuant to Environmental Law.

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ANNEX A

DURABLE POWER OF ATTORNEY

NOTICE:                                         THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING.  THEY ARE EXPLAINED IN THE DURABLE POWER OF ATTORNEY ACT, CHAPTER XII, TEXAS PROBATE CODE.  IF YOU HAVE ANY QUESTIONS ABOUT THESE POWERS, OBTAIN COMPETENT LEGAL ADVICE.  THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL AND OTHER HEALTH-CARE DECISIONS.  YOU MAY REVOKE THIS POWER OF ATTORNEY IF YOU LATER WISH TO DO SO.

Durable Power of Attorney

This Durable Power of Attorney (this “Power of Attorney”) is executed and delivered by the undersigned, husband and wife, in connection with that certain Stock Purchase Agreement dated October 4, 2013 (the “Stock Purchase Agreement”) by and among the Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Nexeo”), Chemical Specialists and Development, Inc., a Texas corporation (“CSD”) and the shareholders of CSD named therein (including the undersigned, the “Selling Shareholders”) pursuant to which the undersigned have agreed to sell, assign and transfer the Conveyed Equity (as defined in the Stock Purchase Agreement) to Nexeo.

1.                                      In connection with the foregoing, the undersigned hereby appoint STEPHEN R. COOKE (the “Attorney-in-Fact”) as their agent (lawful attorney-in-fact) with full power of substitution to act for the undersigned in any lawful way with respect to the stock transactions contemplated by the Stock Purchase Agreement, including, without limitation to, act and execute all or any of the following acts, deeds and things, with full power and authority, in the name of, and for and on behalf of, the undersigned:

(a)                                 to make, execute, acknowledge and deliver all other contracts, orders, receipts, notices, requests, instructions, certificates, letters, certificates and other documents required to be delivered by or on behalf of the undersigned pursuant to the Stock Purchase Agreement, and specifically to execute on behalf of the undersigned, the stock powers and transfer instructions relating to the Conveyed Equity to be sold by the undersigned, and, in general, subject to the foregoing limitations, to do all things and to take all actions which the Attorney-in-Fact may consider necessary or proper in connection with, or to carry out and comply with, all terms and conditions of the Stock Purchase Agreement;

(b)                                 to take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorney-in-Fact in his discretion to collect, receive, receipt for, and deliver to the undersigned, the undersigned’s pro rata share of the Purchase Price (as defined in the Stock Purchase Agreement);

(c)                                  to make, execute, acknowledge and deliver any amendments, modifications or supplements to the Stock Purchase Agreement; provided, however, that no such amendments, modifications or supplements to the Stock Purchase Agreement shall result in representations or obligations of the undersigned (in the Stock Purchase Agreement or any other document or agreement) which are more expansive or burdensome than those set forth in the Stock Purchase Agreement;

(d)                                 to prepare, file, submit, prosecute, oppose, answer, settle, admit, confess, release and otherwise make, respond to and resolve claims made by or against the undersigned under or relating to the Stock Purchase Agreement, including the execution of such notices, petitions, answers, pleadings, statements, agreements, admissions and other documents relating thereto, and to seek the assistance of courts, mediators and arbitrators in connection with such claims;

(e)                                  to retain, direct, discharge, compensate and otherwise obtain the assistance of legal counsel in connection with any and all matters referred to herein; and

(f)                                   otherwise to take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorney-in-Fact in his discretion in connection with the performance of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, including the execution and delivery of any documents, and generally act for and in the name of the undersigned with respect to the sale of the Conveyed Equity as fully as could the undersigned if then personally present and acting.

2.                                      The undersigned hereby make, at and as of the date of this Power of Attorney, each of the representations, warranties and agreements of the Sellers as set forth in the Stock Purchase Agreement, and all such representations, warranties and agreements are incorporated by reference herein in their entirety.

3.                                      The undersigned further

(a)                                 represent and warrant to, and agree that this Power of Attorney and the Stock Purchase Agreement constitute valid and binding agreements of the undersigned in accordance with their respective terms and, pursuant to this Power of Attorney, the undersigned have, among other things, authorized the Attorney-in-Fact, to execute and deliver on the undersigned’s behalf any other document that the Attorney-in-Fact may deem necessary or desirable in connection with the transactions contemplated by the Stock Purchase Agreement and to deliver the Conveyed Equity pursuant to the Stock Purchase Agreement; and

(b)                                 confirm the accuracy of the information concerning the undersigned contained in Stock Purchase Agreement (including the schedules thereto).

4.                                      In acting under this Power of Attorney, the undersigned agree that the Attorney-in-Fact shall not have any other duties or responsibilities or any fiduciary relationship with the undersigned, and no other implied covenants, functions, responsibilities, duties (fiduciary or otherwise), obligations or liabilities shall be read into this Power of Attorney or otherwise exist against the Attorney-in-Fact.  The Attorney-in-Fact shall not be liable to the undersigned for any decision taken or for any error in judgment or for any act or omission on his part in respect of the agency referred to herein unless such decision, error in judgment, act or omission was made, taken or suffered in bad faith or involved gross negligence.  Any authority granted to the Attorney-in-Fact herein shall be limited so as to prevent this power of attorney from causing the Attorney-in-Fact to be taxed on the undersigned’s income and from causing the undersigned’s estate to be subject to a general power of appointment by the Attorney-in-Fact, as that term is defined in Section 2041 of the Internal Revenue Code.

5.                                      THIS POWER OF ATTORNEY AND ALL AUTHORITY CONFERRED HEREBY IS NOT AFFECTED BY, AND SHALL NOT TERMINATE NOTWITHSTANDING, THE SUBSEQUENT DISABILITY OR INCAPACITY OF THE UNDERSIGNED, OR EITHER OF THEM, AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL THE FULL AND COMPLETE PERFORMANCE OF THE STOCK PURCHASE AGREEMENT.  Notwithstanding the foregoing, if the Stock Purchase Agreement is not executed and delivered on or prior to October 7, 2013, then from and after such date the undersigned shall have the power to revoke all authority hereby conferred by giving written notice to the Attorney-in-Fact that this Power of Attorney has been terminated, subject, however, to all lawful action done or performed by the Attorney-in-Fact pursuant to this Power of Attorney prior to the actual receipt of such notice.  In addition, (i) any third party who receives a copy of this Power of Attorney may act under it, (ii) revocation of this Power of Attorney is not effective as to a third party until such third party receives actual notice of the revocation and (iii) the undersigned agrees to indemnify the third party for any claims that arise against the third party because of reliance on this Power of Attorney.

6.                                      The undersigned agree to hold the Attorney-in-Fact free and harmless from any and all loss, damage, liability or expense incurred in connection herewith, including reasonable attorney’s fees and costs, which they may sustain as a result of any action taken in good faith hereunder, except to the extent that the loss, damage, liability or expense incurred is attributable to the gross negligence, bad faith or willful misconduct of the Attorney-in-Fact.  It is understood that the Attorney-in-Fact shall serve without compensation.

7.                                      This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to any conflicts of law provisions therein.

8.                                      The undersigned hereby ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein, and further agree that the Attorney-in-Fact may also act as an attorney-in-fact for any other Selling Shareholder.

[Remainder of page intentionally left blank.  Signatures page follows.]

IN WITNESS WHEREOF, I hereunto set my hand this October 4, 2013.

Printed Name:

Printed Name:

ACKNOWLEDGEMENT

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

BEFORE ME, the undersigned, a Notary Public in and for the said County and State, on this day personally appeared                                                  and                                                   , known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this        day of October, 2013.

(SEAL)
Notary Public in and for the State of Texas
Printed Name:
My Commission Expires:

[Signature Page — Durable Power of Attorney]

EXHIBIT B

ASSET PURCHASE AGREEMENTS

ASSET PURCHASE AGREEMENT

BETWEEN

ST LABORATORIES GROUP, LLC

AND

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC.

DATED AS OF OCTOBER 4, 2013

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6.4	Termination of CSD Service Agreements; Waiver of Claims; Discharge of Business Obligations	10
6.5	Consents	10
6.6	Change of Name	10
6.7	Financial Statements	11
6.8	Tax Matters	12
6.9	Accounts Receivable	12

ARTICLE VII CLOSING; CLOSING DELIVERIES		13
7.1	Closing	13
7.2	Assignment of Rights	13
7.3	Buyer Deliveries	13
7.4	Seller Deliveries	13
7.5	Possession	14

ARTICLE VIII TERMINATION		14
8.1	Termination Events	14
8.2	Effect of Termination	14

ARTICLE IX INDEMNIFICATION		15
9.1	Indemnification	15
9.2	Survival; Procedures; Limitations	15
9.3	Express Negligence	15
9.4	Exclusive Remedy	16
9.5	Waiver of Claims	16

ARTICLE X OTHER PROVISIONS		16
10.1	Assignment	16
10.2	Notices	16
10.3	Choice of Law	17
10.4	Dispute Resolution	17
10.5	Waiver of Compliance; Consents	17
10.6	Invalidity	17
10.7	Third-Party Beneficiaries	18
10.8	No Presumption Against Any Party	18
10.9	Specific Performance	18
10.10	Counterparts	18
10.11	Entire Agreement; Amendments	18
10.12	Time of Performance	18
10.13	Consent to Assignment	18

ARTICLE XI DEFINITIONS; CONSTRUCTION		19
11.1	Definitions	19
11.2	Construction	24

ii

EXHIBITS

A	Form of Member Consent and Waiver
B	Form of Consent to Assignment of Assumed Contracts
C	Form of Assignment Acceptance
D	Form of Bill of Sale and Assignment and Assumption

SCHEDULES

1.1(a)	Real Property Leases
1.1(b)	Lab Equipment Leases
1.1(c)	Customer Agreements
1.1(d)	Permits and Licenses
2.2	Allocation of Purchase Price
4.4	Members of Seller
4.5(a)	Un-Audited Financial Statements of Seller
4.9(b)	CSD Service Agreements
4.9(c)	Tangible Assets
4.14	Bank Accounts

iii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 4, 2013, by and among (a) ST Laboratories Group, LLC, a Texas limited liability company (“Seller”), (b) Chemical Specialists and Development, Inc., a Texas corporation (“CSD”) and (c) Owen Fuchs Properties, Inc., a Delaware corporation (“Fuchs Properties”), solely for the limited purposes of Section 10.13.  Capitalized terms used herein shall have the meaning given such terms in Section 11.1.

RECITALS:

WHEREAS, Seller operates a laboratory that provides analytical testing services to the petroleum, petrochemical and chemical industries;

WHEREAS, Seller and CSD have entered into various facility lease agreements, services agreements and employee secondment agreements whereby CSD provides all facilities and support personnel to Seller that are necessary for the conduct of the Business;

WHEREAS, the shareholders of CSD have entered into that certain Stock Purchase Agreement, dated as of even date herewith (the “SPA”), with Nexeo Solutions Sub Holding Corp., a Delaware corporation;

WHEREAS, in connection with the transactions contemplated by the SPA, CSD has agreed to assign its rights as a purchaser under this Agreement to Nexeo Solutions, LLC, a Delaware limited liability company (“Nexeo”), effective immediately prior to the closing under the SPA, so that Nexeo can complete the acquisition of the Purchased Assets (as defined below) as the purchaser hereunder (as used herein “Buyer” means CSD and its assignee upon the assignment of CSD’s rights hereunder); and as a condition to the closing of under the SPA, the various intercompany agreements between Seller and CSD will be terminated; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of the Purchased Assets.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
SALE AND PURCHASE OF ASSETS

1.1                               Purchased Assets.  Upon the terms and subject to the conditions herein, Seller agrees to convey, sell, transfer, assign and deliver to Buyer free and clear of any Liens, and Buyer agrees to purchase, acquire and accept from Seller, effective as of the Effective Time, all of the Purchased Assets.  For purposes of this Agreement, the term “Purchased Assets” means the following (and for clarity, the Purchased Assets shall not include any Excluded Assets):

(a)                                 All rights of Seller under the real property lease agreements listed on Schedule 1.1(a) (the “Real Property Leases”);

(b)                                 All rights of Seller under the lease agreements listed on Schedule 1.1(b) (the “Lab Equipment Leases”);

(c)                                  All of Seller’s rights in the customer agreements listed in Schedule 1.1(c), and to or under unfilled customer purchase orders entered into in the ordinary course of business after the date hereof (the “Customer Agreements”);

(d)                                 All approvals, permits, licenses, franchises, variances, consents or authorizations issued by, and registrations and filings with, any Governmental Authority set forth on Schedule 1.1(d), to the extent such approvals, permits, licenses, franchises, variances, consents, authorizations, registrations and filings are assignable (the “Permits and Licenses”);

(e)                                  All trade names, trademarks, domain names, and all customer lists, telecopy and telephone numbers used in connection with the Business, and all goodwill associated therewith (collectively, the “Intangible Assets”);

(f)                                   All tangible personal property, including machinery, equipment, hardware, furniture, furnishings, tools and similar personal property, used in connection with the Business and located at the Site (collectively, the “Tangible Assets”); and

(g)                                  All catalogs, brochures, databases, customer and supplier records, business records, account ledgers, business and marketing plans, customer files, personnel files, training materials, videotapes, photographs, plats, engineering drawings and other marketing materials and all other books and records, including, without limitation, all financial, operating, personnel and legal records relating exclusively to the Business (the “Books and Records”).

1.2                               Assumed Liabilities.  Subject to the terms and conditions hereof, and as further consideration in the purchase of the Purchased Assets, on and effective as of the Effective Time, Buyer shall assume and agree to pay, perform and discharge in full when due all liabilities and obligations arising or accruing on or after the Effective Time under any Real Property Lease, Lab Equipment Lease or Customer Agreement (each an “Assumed Contract”) (other than a liability arising out of a breach thereof prior to the Closing Date) (collectively, the “Assumed Liabilities”).

1.3                               Excluded Assets and Liabilities.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement, the Purchased Assets do not include the following assets, properties and rights of Seller as of the Closing Date (the “Excluded Assets”): (i) Seller’s minute books and stock transfer ledger, tax returns and similar company records, as well as Seller’s correspondence with counsel, accountants and Affiliates, any agreements and correspondence between and among Seller and its Affiliates and any documents related to Seller’s loan or credit arrangements; (ii) Seller’s Cash or Cash Equivalents, (iii) accounts receivable arising from the sale of goods or services in the Business prior to the Closing Date; (iv) any intercompany agreements between Seller and CSD

2

not specifically listed in Section 1.1 as a Purchased Asset and (v) any assets, rights or interests not specifically listed in Section 1.1 as a Purchased Asset.

(b)                                 Any and all liabilities and obligations of Seller, known or unknown, liquidated or unliquidated, contingent or fixed, which (x) are not specifically among the Assumed Liabilities, including Seller Liabilities, whether or not disclosed in this Agreement or any Schedule or Exhibit hereto or (y) arise from, or are related in any way to, the actions taken pursuant to Section 6.8(a) (collectively, the “Excluded Liabilities”), shall not be assumed by Buyer and shall remain the liabilities and obligations of Seller.  For the avoidance of doubt and without limiting the generality of the foregoing, except as otherwise expressly set forth in the Agreement all liabilities and obligations arising from (i) the acts or omissions of Seller or (ii) the operation of the Business before the Closing Date shall be the sole responsibility of Seller and Buyer, in each case, shall have no liabilities or obligations with respect thereto.

ARTICLE II
PURCHASE PRICE

2.1                               Purchase Price.  Upon the terms and subject to the conditions of this Agreement, at the Closing, in exchange for the Purchased Assets to be sold hereunder, Buyer shall pay Seller THREE MILLION AND NO/100 UNITED STATES DOLLARS ($3,000,000.00).  Such payment shall be made by wire transfer in immediately available funds to a bank account designated by Seller at least three (3) Business Days prior to the Closing Date.

2.2                               Allocation of the Purchase Price.  The total consideration for the Purchased Assets (consisting of the Purchase Price plus the Assumed Liabilities) shall be allocated among the Purchased Assets in the manner set out in Schedule 2.2.  Buyer and Seller each agree to file their federal income Tax Returns and their other Tax Returns consistent with such allocation in accordance with the determination made by them and shall take no position contrary thereto.

ARTICLE III
CONDITIONS TO CLOSING

3.1                               Conditions to the Obligations of the Parties.  The respective obligations of each of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the completion of the closing under the SPA and the conditions for that closing as set forth in the SPA.

3.2                               Conditions to the Obligations of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties made by Seller in Article IV shall be true and correct at and as of the Closing Date in all material respects.

(b)                                 Seller shall have performed in all material respects all of its respective obligations contained in this Agreement that are required to be performed by Seller at or before the Closing.

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(c)                                  Seller shall have delivered, or caused to be delivered, to Buyer duly executed versions of all of the items required by Section 7.4.

(d)                                 Seller shall have delivered, or caused to be delivered to Buyer not later than ten (10) days prior to the Closing Date the Requisite Financial Statements, and such Requisite Financial Statements shall not contain any material change from the Un-Audited Financial Statements as determined by Buyer in its reasonable discretion.

3.3                               Conditions to the Obligations of Seller.  The obligation of Seller to consummate the transactions contemplated under this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties made by CSD in Article V shall be true and correct at and as of the Closing Date in all material respects.

(b)                                 Buyer shall have performed in all material respects all of its respective obligations contained in this Agreement that are required to be performed by Buyer at or before the Closing.

(c)                                  Buyer shall have delivered, or caused to be delivered, to Seller duly executed versions of all of the items required by Section 7.3.

3.4                               Frustration of Closing Conditions.  Neither Seller nor Buyer may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING SELLER

Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

4.1                               Organization.  Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas and has all company power required to carry on its business as now conducted.  Seller is duly qualified to do business in each jurisdiction where such qualification is necessary.

4.2                               Authority; Enforceability.

(a)                                 Seller has all requisite company power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement are within the company power of Seller and have been duly authorized by all necessary company action on the part of Seller and all of the Members.

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(b)                                 This Agreement has been duly and validly executed by Seller, and constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).  Seller is not in bankruptcy and no receiver has been appointed to oversee Seller’s liquidation.

4.3                               No Conflicts; Consents and Approvals.  The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement will not:

(a)                                 conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Organizational Documents of Seller;

(b)                                 be in violation of or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under (with or without the giving of notice, the lapse of time, or both) any Assumed Contract or any order, judgment or decree to which Seller is a party or any of the Purchased Assets are subject; or

(c)                                  except for any required filings, waivers, approvals, consents, authorizations and notices that have been obtained by Seller or the HSR Act filings required under the SPA (as described therein), (i) conflict with, violate or breach any term or provision of any applicable Law with respect to Seller or (ii) require any consent or approval of, notice to, or declaration, filing or registration with any Governmental Authority under any applicable Law.

4.4                               Capitalization; Members.  Schedule 4.4 sets forth all of the issued and outstanding Equity Interests of Seller and the record and beneficial owner of such Equity Interests.  There are no preferred interests, option interests or other classes of common interests of Seller.  There are no outstanding options, warrants, purchase rights, exchange rights, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the right to subscribe for or purchase Equity Interests in Seller or obligating Seller to issue or sell any Equity Interests in Seller.  There are no outstanding contractual obligations of Seller to repurchase, sell, redeem or otherwise acquire any Equity Interests in Seller or to sell or transfer the Purchased Assets.

4.5                               Financial Statements.

(a)                                 Copies of (i) the unaudited consolidated balance sheets of Seller as of December 31, 2010, 2011 and 2012, and the related unaudited consolidated statements of income of Seller for the years then ended and (ii) the unaudited consolidated balance of Seller as of June 30, 2013 and the related unaudited consolidated statement of income of Seller for the eight-month period ended August 31, 2013 (collectively referred to as the “Un-Audited Financial Statements”), are attached as Schedule 4.5(a).  The Un-Audited Financial Statements have been prepared from the books and records of Seller on a consistent basis throughout the periods indicated (except as may be indicated thereon and except for the exclusion of notes) and fairly

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present, in all material respects, the financial condition of Seller as of the stated dates and the results of operations of Seller for the stated periods, in each case except as otherwise noted therein and are consistent with Seller’s books and records.

(b)                                 The Requisite Financial Statements (including any related notes thereto) (i) shall be prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein, (ii) shall fairly present, in all material respects, the financial condition and results of operations of the Company and the Company Subsidiaries, as applicable, as of the respective dates thereof and for the respective periods covered thereby, subject, however, in the case of the financial statements for any interim period, to normal non-material year-end audit adjustments and accruals and to the absence of notes and other textual disclosure required by GAAP, and (iii) shall be prepared from, and be in accordance with, the Books and Records.

4.6                               Litigation.  There are no actions, suits, investigations or proceedings pending or, to the Knowledge of Seller, threatened in writing against Seller, affecting Seller or the Purchased Assets; and Seller is not subject to any outstanding judgment, order or decree of any Governmental Authority affecting Seller or the Purchased Assets.

4.7                               Compliance with Laws; Permits.

(a)                                 Seller is in compliance with all Laws applicable to the Business.  To the Knowledge of Seller, no material investigation or review by any Governmental Authority is pending or threatened against Seller with respect to a violation of any applicable Law.

(b)                                 The Permits and Licenses constitute all permits which are currently required under applicable Laws for the operation, lease or ownership of the Business and: (i) all Permits and Licenses are valid, subsisting and in full force and effect; (ii) Seller is not in default under or in breach or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under or a breach or violation) of any term, condition or provision of any Permit and License; and (iii) Seller has not received any written communication that any of the Permits and Licenses are not currently in good standing or that Seller is in default under or in breach or violation of any of the Permits and Licenses.

4.8                               Assumed Contracts.  Each Assumed Contract is a valid and binding agreement of Seller and is enforceable against Seller in accordance with its terms, subject to Creditors’ Rights.  Neither Seller nor, to Seller’s Knowledge, the other contracting party thereto is in default or breach under the terms of any such Assumed Contract nor has any event occurred that with notice or lapse of time or both would constitute a breach of any Assumed Contract or permit termination, or modification of any Assumed Contract in any manner adverse to Buyer.  Seller has made available to Buyer prior to the date of this Agreement a true and correct copy of each Assumed Contract.

4.9                               Properties.

(a)                                 Seller does not own any real property.

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(b)                                 Seller has good and marketable title to the Purchased Assets, free and clear of all Liens.  The Purchased Assets, together with the facilities, services and personnel that are provided to Seller under those service agreements with CSD set forth on Schedule 4.9(b) (the “CSD Service Agreements”), constitute and include all of the property, assets, rights and personnel related or used in the conduct of the Business.

(c)                                  Schedule 4.9(c) sets forth all of the Tangible Assets.  Each Tangible Asset is (i) in good condition and repair, and has been operated and maintained in the ordinary course of business and (ii) is adequate and appropriate for the use(s) to which it is being put.  Seller has not deferred any maintenance of such items in contemplation of the transactions contemplated by this Agreement.

4.10                        Employees; Benefit Plans.

(a)                                 Seller has no employees and is not a party to any collective bargaining agreement or other similar agreement with any labor union or organization and, to the Knowledge of Seller, since December 31, 2012, there has been no union organizing activity with respect to any personnel provided by CSD through intercompany agreements.

(b)                                 Seller has no Employee Plans.

4.11                        Taxes.

(a)                                 Seller has timely filed (or has had timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it (taking into account for this purpose any extensions), and such Tax Returns were complete and accurate in all material respects when filed.

(b)                                 Seller has paid, withheld or collected all Taxes that Seller has been required to pay, withhold or collect by Law with respect to Seller and, to the extent required by Law when due, have timely paid such withheld or collected Taxes to the proper Governmental Authority.  No Governmental Authority is expected to assess, any additional taxes for any period for which Tax Returns have been filed.

(c)                                  As of the date of this Agreement, there are (i) no asserted or threatened deficiencies or assessments of Taxes from any Governmental Authority with respect to Seller, (ii) no ongoing audits or examinations of any of the Tax Returns relating to Seller and no such audits have been conducted at any time over the prior seven (7) years, and (iii) no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes of Seller.

(d)                                 Seller is not a party to any agreement or arrangement providing for the allocation, indemnification or sharing of Taxes.

4.12                        Brokers’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller that might be entitled to any fee or commission in connection with the transactions contemplated by this

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Agreement where such fee or commission would be payable by Buyer or any of its Affiliates (including CSD and its Subsidiaries after Closing) except as set forth in the SPA.

4.13                        Member Consent.  Each Member (and if such Member is a married natural Person, the spouse of such Member) has approved this Agreement and the transactions contemplated hereby by duly executing a Member Consent and Waiver in the form attached hereto as Exhibit A and true and correct copies of such executed Member Consent and Waiver have been provided to Nexeo.

4.14                        Bank Accounts.  Schedule 4.14 sets forth each bank, savings institution and other financial institution with which Seller has an account or safe deposit box (such accounts, the “ST Labs Bank Accounts”) and the names of all persons authorized to draw thereon or to have access thereto.  Except as disclosed on Schedule 4.14, Seller has not given any revocable or irrevocable powers of attorney or similar grant of authority to any Person relating to its business for any purpose whatsoever.  As of the Closing Date, the ST Labs Bank Accounts shall have a zero balance but for any amounts required to keep such accounts open.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CSD

CSD represents and warrants to Seller, as of the date of this Agreement, as follows:

5.1                               Organization.  CSD is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and has all corporate power required to carry on its business as now conducted.  CSD is duly qualified to do business in each other jurisdiction where such qualification is necessary, except in those jurisdictions where the failure to be so duly qualified or licensed would not reasonably be expected to materially delay or have a material adverse effect on CSD’s ability to perform its obligations under this Agreement.

5.2                               Authorization; Enforceability.  CSD has all corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by CSD of this Agreement and the consummation of the transactions contemplated by this Agreement are within the corporate power of CSD and have been duly authorized by all necessary corporate action on the part of CSD.  This Agreement has been duly and validly executed by CSD, and (assuming this Agreement is a valid and binding obligation of Seller) this Agreement constitutes a valid and binding agreement of CSD, enforceable against CSD in accordance with its terms, except as enforceability may be limited by Creditors’ Rights.

5.3                               No Conflicts; Consents and Approvals.  The execution and delivery by CSD of this Agreement does not, and the performance by CSD of its obligations under this Agreement will not:

(a)                                 conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Organizational Documents of CSD;

(b)                                 result in violation of or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under (with or without the giving of notice, the

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lapse of time, or both) any Contract to which CSD is a party, except for any such violations or defaults (or rights of termination, cancellation or acceleration) which would not reasonably be expected to materially delay or have a material adverse effect on CSD’s ability to perform its obligations under this Agreement; or

(c)                                  except for the HSR Act filings required under the SPA (as described therein) (i) conflict with, violate or breach any term or provision of any Law applicable to CSD, except as would not reasonably be expected to materially delay or have a material adverse effect on CSD’s ability to perform its obligations under this Agreement or (ii) require any consent or approval of, notice to, or declaration, filing or registration with any Governmental Authority under any applicable Law, other than such consents, approvals, notices, declarations, filings or registrations which, if not made or obtained, would not reasonably be expected to materially delay or have a material adverse effect on CSD’s ability to perform its obligations under this Agreement.

5.4                               Foreign Person.  CSD is not a foreign person for purposes of Section 721 of Title VII of the Defense Production Act of 1950, as amended by FINSA and otherwise (codified at 50 U.S.C. App. 2170) and the regulations thereto (codified at 31 C.F.R. Part 800, et. seq.).

5.5                               Brokers’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of CSD who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement where such fee or commission would be payable by Seller or any of its Affiliates except as set forth in the SPA.

ARTICLE VI
COVENANTS

6.1                               Conduct of Business.  From and after the date hereof and to the Closing, except as required by Law or any Governmental Authorization, Seller will conduct the Business in the ordinary course and consistent with past practices.

6.2                               Further Assurances.  Following the Closing, Buyer, Seller, and each Member will, and will cause its respective Affiliates to, at the request of any other party, take such further actions as are reasonably requested and execute any additional documents, instruments or conveyances and assurances that may be reasonably necessary to further effect the transactions contemplated hereby.

6.3                               Public Announcements.  Except as required by a court of competent jurisdiction or applicable Legal Requirements, including applicable securities Laws, and except for disclosures required to be made in the financial statements of any Party or any of its Affiliates or in offering or financing documents, Buyer and any of its Affiliates shall not, without the prior consent of Seller, and Seller and any of its Affiliates shall not, without the prior consent of Buyer, (in each case which consent shall not be unreasonably withheld), make any statement or any public announcement or press release with respect to the transactions contemplated hereby.

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6.4                               Termination of CSD Service Agreements; Waiver of Claims; Discharge of Business Obligations.

(a)                                 Seller and CSD shall each terminate all CSD Service Agreements such that CSD and Nexeo and each of their respective Affiliates shall have no further liability or obligation thereunder to Seller from and after the Closing Date.

(b)                                 Seller hereby, effective as of the Closing Date, unconditionally and irrevocably, waives, releases and discharges each of, CSD, Nexeo and each of their respective Affiliates, directors, officers, partners, members, equityholders, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (each, a “Released Party” and collectively, the “Released Parties”) from and against any and all obligations (including indemnification obligations) and Claims, known and unknown, that have accrued or may accrue, including any and all Losses, whether such obligations, Claims or Losses arise in tort, contract or statute, arising out of or related in any way to the CSD Service Agreements including any and all Claims that Seller does not know or suspect to exist in its favor as of the Closing Date.  EXCEPT AS EXPRESSLY LIMITED IN THIS SECTION 6.4(b), THE RELEASES CONTAINED IN THIS SECTION 6.4(b) APPLY TO ALL CLAIMS, AND EACH OF THE UNDERSIGNED AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR OTHER JURISDICTION OF THE UNITED STATES OR OF ANY JURISDICTION OUTSIDE OF THE UNITED STATES THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH A DEBTOR.

(c)                                  From and after the Closing Date, Seller shall pay and discharge, on a timely basis, all obligations and liabilities incurred by Seller in respect of the Business, its operations or the assets and properties used therein (except for the Assumed Liabilities), including, without limitation, any liabilities or obligations of Seller for Taxes or to Seller’s trade creditors and customers.

6.5                               Consents.  Seller shall obtain the written consent and waiver in the form attached hereto as Exhibit B (the “Consent to Assignment of Assumed Contracts”) from each counterparty to an Assumed Contract to the assignment of such Assumed Contract to Nexeo upon the Closing.

6.6                               Change of Name.  Seller shall within ten (10) Business Days after the Closing Date change Seller’s name to a name other than ST Laboratories Group, LLC or any similar derivative thereof and, further, from and after the Closing neither Seller nor any Member nor any of their Affiliates shall use the trade name ST Laboratories Group or any derivative thereof or any marks associated therewith in the conduct or marketing of any business.

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6.7                               Financial Statements.

(a)                                 Seller shall, and shall cause its Affiliates and their respective partners, members, shareholders, owners, officers, directors, managers, employees, agents and representatives to, use their reasonable commercial efforts to cooperate with Nexeo, its Affiliates and their respective agents and representatives in connection with compliance by Nexeo and its Affiliates with all tax, financial, or other reporting requirements and audits, including any filings with the Securities and Exchange Commission (the “SEC”) in connection the registration by Nexeo of securities under the Securities Act of 1933 (the “Securities Act”) and any reports required to be filed by Nexeo under the Securities Exchange Act of 1934 (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (collectively, the “Filings”).  Further, from and after the date of this Agreement, Seller agrees to make available to Nexeo and its Affiliates, and their respective agents and representatives, any and all books, records, information and documents that are attributable to the Purchased Assets or the Business of the Seller that are in Seller’s or its Affiliates’ possession or control and are reasonably required by Nexeo, its Affiliates and their respective agents and representatives in order to prepare financial statements relating to Seller meeting the requirements of Regulation S X under the Securities Act in connection with such Filings, along with any documentation attributable to the Purchased Assets or otherwise related to Seller or its Affiliates required to complete any audit associated with such financial statements.

(b)                                 Without limiting the generality of Section 6.7(a), from and after the date of this Agreement, Seller shall, and shall cause its Affiliates to, use their respective reasonable commercial efforts to cooperate on a timely basis with the independent auditors chosen by Nexeo, including the independent auditor of Seller (collectively, the “Independent Auditor”) in connection with the audit by Independent Auditor of any financial statements of Seller or its Affiliates that Nexeo or any of its Affiliates requires to comply with the requirements of the Securities Laws, including the audit of the Seller for the years ended December 31, 2010, 2011 and 2012 (collectively, the “Audited Financial Statements”) and a SAS 100 review of financial statements required for any interim period (the “Interim Financial Statements”, and together with the Audited Financial Statements, the “Requisite Financial Statements”), which shall be completed and delivered to Buyer not later than ten (10) days prior to the Closing Date.  Seller’s cooperation will include (i) full access to Seller’s officers, managers, employees, agents and representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by Independent Auditor to perform an audit or conduct a review in accordance with generally accepted auditing standards or to otherwise verify such financial statements, (ii) delivery of one or more customary representation letters from Seller to Independent Auditor that are reasonably requested by Nexeo to (A) allow such auditors to complete an audit (or review of any financial statements), and to issue an opinion acceptable to Independent Auditor with respect to an audit or review of those financial records required pursuant to this Section 6.7(b) and (B) obtain a comfort letter from the Seller’s independent auditor with respect to the Requisite Financial Statements in connection with any offering of securities by Nexeo or its Affiliates and (iii) cooperation on a timely basis with the independent auditor of Seller and obtaining the consent of the independent auditor of Seller that conducted any audit of such financial statements to be named as an expert in any report filed by Nexeo with the SEC.

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(c)                                  For a period of three years following the Closing, Seller shall, and shall cause its Affiliates to, retain all books, records, information and documents in its or its Affiliates’ possession that were used in preparation of the financial statements with respect to the Purchased Assets or otherwise relating to Seller or its Affiliates, except to the extent originals or copies thereof are transferred to Nexeo in connection with Closing.

(d)                                 Buyer shall and shall cause its Affiliates to reimburse Seller for any and all costs incurred after the Closing Date by Seller, its Affiliates and their respective partners, members, shareholders, owners, officers, directors, managers, employees, agents and representatives in the performance of the covenants set forth in this Section 6.7.

6.8                               Tax Matters.

(a)                                 Buyer acknowledges that for U.S. Federal, foreign, state and local income Tax purposes, and for Texas state franchise tax purposes, Seller intends to treat the transactions contemplated by this Agreement as if (w) Seller had made a liquidating distribution of all of its assets to the Members and (x) following such distribution, Buyer had purchased the Purchased Assets subject to the Assumed Liabilities from the Members; provided, however, that Buyer shall have no obligation to (y) prepare, report or file (or cause Buyer’s Affiliates to report and file) any Tax Returns consistent with such intended treatment or (z) take any position, whether in a Tax Return, audit, examination, Claim, adjustment, litigation or other proceeding that is consistent with such intended treatment.

(b)                                 Subject to the foregoing, Buyer shall and shall cause its Affiliates to pay to Seller for an amount equal to 50% of any Taxes paid by Seller under TX. Tax Code § 171.0001, et seq., regarding the Purchase Price payable under this Agreement up to a maximum reimbursement of $15,000.00.

6.9                               Accounts Receivable.

(a)                                 All income, proceeds, receipts and accounts receivable attributable to the operation, use, ownership or otherwise of the Purchased Assets prior to the Closing Date shall be the property of Seller, and to the extent received by Buyer or any of its Affiliates, Buyer shall promptly and fully disclose, account for and transmit the same to Seller no later than the earlier of five (5) Business Days after (i) Seller’s demand therefore and (ii) Buyer’s accounting group first becomes aware that Buyer has received such income, proceeds, receipts or accounts receivable.

(b)                                 All income, proceeds, receipts and accounts receivable attributable to the operation, use, ownership or otherwise of the Purchased Assets on or after the Closing Date shall be the property of Buyer, and to the extent received by Seller or any of its Affiliates, Seller shall promptly and fully disclose, account for and transmit the same to Buyer no later than the earlier of five (5) Business Days after (i) Buyer’s demand therefore and (ii) Seller first becomes aware that Seller has received such income, proceeds, receipts or accounts receivable.

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ARTICLE VII
CLOSING; CLOSING DELIVERIES

7.1                               Closing.  Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Purchased Assets shall take place at the location and on the same date as, and simultaneously with, the closing of the transactions contemplated by the SPA (such date, the “Closing Date”).

7.2                               Assignment of Rights.  Immediately prior to the Closing, CSD shall, and hereby does, assign all of its rights and interests in and under this Agreement to Nexeo.  Nexeo will indicate its acceptance of such assignment in a written document in the form attached hereto as Exhibit C (the “Assignment Acceptance”) and such assignment shall be effective upon the execution and delivery by Nexeo to CSD of the Assignment Acceptance at the Closing.

7.3                               Buyer Deliveries.  At the Closing, Buyer shall deliver or cause to be delivered to Seller:

(a)                                 The Purchase Price in accordance with Section 2.1;

(b)                                 A certificate, dated as of the Closing Date, signed by an authorized officer of CSD, confirming the statements set forth in Section 3.3(a) and Section 3.3(b);

(c)                                  The Assignment Acceptance duly executed by Nexeo;

(d)                                 The Bill of Sale and Assignment and Assumption Agreement transferring and assigning the Purchased Assets to Buyer in the form of Exhibit D attached hereto (the “Bill of Sale and Assignment and Assumption Agreement”); and

(e)                                  All other documents reasonably requested by Seller to be delivered by Buyer in connection with the consummation of the transactions contemplated hereby.

7.4                               Seller Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a)                                 A certificate, dated the Closing Date, signed by an authorized officer of Seller confirming the statements set forth in Section 3.2(a) and Section 3.2(b) and attaching thereto (i) copies of the Organizational Documents of Seller and (ii) resolutions of Seller authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of all transactions contemplated thereby;

(b)                                 The Bill of Sale and Assignment and Assumption Agreement;

(c)                                  All Books and Records;

(d)                                 The Consents to Assignment of Assumed Contracts contemplated by Section 6.5;

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(e)                                  A certification of non-foreign status executed by Seller in the form prescribed by Treasury Regulations Section 1.1445-2(b)(2);

(f)                                   Evidence satisfactory to Nexeo of the termination of the CSD Service Agreements contemplated by Section 6.4(a);

(g)                                  Documentation required by the applicable financial institution to transfer control of the ST Labs Bank Accounts from Seller to Nexeo; and

(h)                                 All other documents reasonably requested by Buyer to be delivered by Seller in connection with the consummation of the transactions contemplated hereby.

7.5                               Possession.  Upon Closing, Seller shall make available and deliver to Buyer all of the Purchased Assets and title to and right of possession of the Purchased Assets shall pass to Buyer as of the Closing Date.

ARTICLE VIII
TERMINATION

8.1                               Termination Events.

(a)                                 Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated under this Agreement abandoned at any time prior to the Closing:

(i)                                     by mutual written consent of Seller and Buyer;

(ii)                                  by Buyer or Seller upon the termination of the SPA;

(iii)                               if Seller is not then in material breach of any provision of this Agreement, by Seller if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 3.1 or Section 3.3 and (y) cannot be cured by the End Date; or

(iv)                              if Buyer is not then in material breach of any provision of this Agreement, by Buyer if Seller shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 3.1 or Section 3.2, and (y) cannot be cured by the End Date.

8.2                               Effect of Termination.  In the event of termination of this Agreement in accordance with Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Party except that nothing herein shall relieve either Party from liability for any breach of this Agreement occurring prior to such termination.

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ARTICLE IX
INDEMNIFICATION

9.1                               Indemnification.

(a)                                 Subject to the provisions of this Article IX, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its Affiliates (the “Buyer Indemnified Parties”) from and against all Losses that the Buyer Indemnified Parties incur arising out of, relating to or resulting from (i) any inaccuracies in any representation or warranty made by Seller in or pursuant to this Agreement, (ii) any failure or breach by Seller of any covenant made by Seller in this Agreement and (iii) any Excluded Liabilities.

(b)                                 Subject to the provisions of this Article IX, from and after the Closing, Buyer shall indemnify and hold harmless Seller and its Affiliates, (the “Seller Indemnified Parties”) from and against all Losses that Seller Indemnified Parties incur arising out of, relating to or resulting from (i) any inaccuracies in any representation or warranty made by Buyer in or pursuant to this Agreement, (ii) any failure or breach by Buyer of any covenant made by Buyer in this Agreement and (iii) any of the Assumed Liabilities.

(c)                                  Seller and Buyer acknowledge and agree that (i) the Buyer Indemnified Parties shall be entitled to indemnification from and against all Losses that the Buyer Indemnified Parties incur arising out of, relating to or resulting from any inaccuracies in any representation or warranty made by Seller in or pursuant to this Agreement pursuant Section 12.1(a)(i) of the SPA.

9.2                               Survival; Procedures; Limitations.

(a)                                 All representations and warranties of Seller set forth in this Agreement and in the certificate delivered by Seller to Buyer pursuant to Section 7.4(a) shall survive the Closing until twenty-four (24) months after the Closing Date.

(b)                                 All Claims for any breach of representation or warranty by Buyer shall be made under the claims procedures set forth in Sections 12.4 through 12.6 of the SPA and shall be subject to the limitations set forth in Section 12.1(b) — (e) of the SPA.

9.3                               Express Negligence.  THE PARTIES INTEND THAT THE INDEMNITIES SET FORTH IN THIS ARTICLE IX BE CONSTRUED AND APPLIED AS WRITTEN ABOVE, NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY.  WITHOUT LIMITING THE FOREGOING, SUCH INDEMNITIES WILL APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE.  IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED ABOVE, THE INDEMNITIES SET FORTH IN THIS ARTICLE IX WILL APPLY TO AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE.  THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

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9.4                               Exclusive Remedy.  In the absence of fraud, the indemnities set forth in this Article IX and in Article XII of the SPA will be the sole and exclusive remedy and recourse for any breach of this Agreement by Buyer or Seller, except as set forth in Section 6.4(b).

9.5                               Waiver of Claims.  Effective as of the Closing Date and subject to the completion of the Closing, Seller hereby waives any and all Claims (whether known or unknown, direct or indirect) for Losses arising out of or related in any way to any failure or breach by Buyer of any covenant made by Buyer in this Agreement to be performed prior to the Closing.

ARTICLE X
OTHER PROVISIONS

10.1                        Assignment.  Except as provided in Section 7.2, this Agreement and the rights under this Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties, and any purported assignment of this Agreement in violation of this Section 10.1 shall be null and void ab initio; provided, however, that Buyer may assign its rights and obligations under this Agreement to (a) any bank or financial institution which is or becomes a lender to Buyer or (b) any Affiliate of Buyer, including in connection with any internal reorganization of initial public offering, in each case, without the prior written consent of Seller.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

10.2                        Notices.  Unless otherwise provided in this Agreement, any notice, request, consent, instruction or other document to be given under this Agreement by any Party to another Party will be in writing and will be deemed given when personally delivered, one day after deposit with a reputable overnight courier service, upon transmission by facsimile or electronic mail if a customary confirmation of transmission is received during normal business hours and, if not, the next Business Day after transmission or upon receipt of acknowledgement after being mailed certified mail, postage prepaid, return receipt requested.  Any notice, request, consent, instruction or other document, will be addressed as follows:

If to Seller, addressed to:

ST Laboratories Group, LLC
Attn:  Stephen R. Cooke
3319 Maple Park
Kingwood, Texas 77339

With a copy to (which copy shall not constitute notice to Seller):

Kane Russell Coleman & Logan PC
Attn:  Lawrence E. Wilson
919 Milam, Suite 2200
Houston, Texas 77002
Fax:  (713) 425-7700
Email:  lwilson@krcl.com

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If to Buyer, addressed to:

Chemical Specialists and Development, Inc.
Attn:  President
9733 Meador Road
Conroe, Texas 77303
Fax:  (936) 228-0865
Email: rbrown@csdinc.org

and

Nexeo Solutions LLC
Attn: Chief Legal Officer
3 Waterway Square Place; Suite 1000
The Woodlands, TX 77380
Fax: (281) 500-2348
Email: mfarnell@nexeosolutions.com

With a copy to (which copy shall not constitute notice to CSD):

Vinson & Elkins L.L.P.
Attn:  Edward T. Stockbridge
1001 Fannin, Suite 2500
Houston, Texas 77002
Fax:  (713) 615-5576
Email:  tstockbridge@velaw.com

or to such other place and with such other copies as Seller or Buyer may designate by written notice to the others in accordance with this Section 10.2.

10.3                        Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

10.4                        Dispute Resolution.  Any disputes related to this Agreement or the transactions contemplated hereunder shall be subject to the dispute resolution provision set forth in Section 13.4 of the SPA, which are hereby incorporated by reference as if set forth in full herein mutatis mutandis.

10.5                        Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver to any failure of or default in, or failure to insist upon strict compliance with, such obligation, covenant agreement or condition in this Agreement will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by such Party.

10.6                        Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to in this Agreement shall, for any reason, be held

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to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.

10.7                        Third-Party Beneficiaries.  This Agreement is solely for the benefit of (a) the Buyer, Seller and their respective successors and assigns permitted under this Agreement and (b) the Buyer Indemnified Parties and Seller Indemnified Parties (solely with respect to such Persons’ rights to indemnification pursuant to Article IX), and no provisions of this Agreement will be deemed to confer upon any other Person any remedy, Claim, liability, reimbursement, cause of action or other right except as expressly provided in this Agreement; provided, however, that CSD and Seller each hereby (and each Member pursuant to the Member Consent and Waiver) acknowledges and agrees that Nexeo is an intended third-party beneficiary of the rights of CSD under this Agreement and that Nexeo may enforce CSD’s rights hereunder for the sole benefit of Nexeo.

10.8                        No Presumption Against Any Party.  Neither this Agreement nor any uncertainty or ambiguity herein will be a presumption against any Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the Parties and their respective legal counsel and will be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties.

10.9                        Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each Party agrees that the other Party will be entitled, subject to compliance with Section 10.4, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

10.10                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.11                 Entire Agreement; Amendments.  This Agreement, together with all exhibits, annexes and schedules hereto, and the other Transaction Documents constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties.  No amendment, supplement or modification of this Agreement will be binding unless executed in writing by all Parties; provided that this Agreement may not be amended by CSD and Seller without the prior written consent of Nexeo.

10.12                 Time of Performance.  Time is of the essence in the performance of all obligations hereunder.

10.13                 Consent to Assignment.  Fuchs Properties shall and hereby does consent to the assignment of those certain agreements by and between Seller and Fuchs Properties set forth on

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Schedule 1.1(a) by Seller to Buyer pursuant to this Agreement and agrees to duly execute and deliver at Closing a Consent to Assignment of Assumed Contracts contemplated by Section 6.5.

ARTICLE XI
DEFINITIONS; CONSTRUCTION

11.1                        Definitions.  As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or Under Common Control with such Person.

“Agreement” has the meaning set forth in the Preamble.

“Assignment Acceptance” has the meaning set forth in Section 7.2.

“Assumed Contract” has the meaning set forth in Section 1.2.

“Assumed Liabilities” has the meaning set forth in Section 1.2.

“Audited Financial Statements” has the meaning set forth in Section 6.7(b).

“Bill of Sale and Assignment and Assumption Agreement” has the meaning set forth in Section 7.3(b).

“Books and Records” has the meaning set forth in Section 1.1(g).

“Business” means the operation of a laboratory that provides analytical testing services to the petroleum, petrochemical and chemical industries, wherever and in the manner conducted by Seller on the date hereof and on the Closing Date.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by Law to close.

“Buyer” has the meaning set forth in the Recitals.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.1(a).

“Cash or Cash Equivalents” means, currency, deposits in demand deposit accounts, savings accounts, payroll accounts or investment accounts together with assets that are readily convertible into cash, such as money market holdings, short term government bonds or treasury bills, marketable securities and commercial paper all as determined in accordance with GAAP consistently applied in accordance with past practices.

“Claim” means any demand, claim, action, legal proceeding (whether at law or in equity) or arbitration.

“Closing” has the meaning set forth in Section 7.1.

“Closing Date” has the meaning set forth in Section 7.1.

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“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consent to Assignment of Assumed Contracts” has the meaning set forth in Section 6.5.

“Contract” means any indenture, lease, agreement, contract or other legally binding instrument or contractual obligation.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by Contract or otherwise) of a Person.

“Creditors’ Rights” has the meaning set forth in Section 4.2(b).

“CSD” has the meaning set forth in the Preamble.

“CSD Service Agreements” has the meaning set forth in Section 4.9(b).

“Customer Agreements” has the meaning set forth in Section 1.1(c).

“Effective Time” has the meaning set forth in the SPA.

“Employee Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (including multiemployer plans within the meaning of Section 3(37) of ERISA) and any and all employment, deferred compensation, change in control, severance, termination, loan, employee benefit, retention, bonus, pension, profit sharing, savings, retirement, welfare, incentive compensation, stock or equity based compensation, stock purchase, stock appreciation, fringe benefit, vacation, paid time off or other similar agreements, plans, programs, policies, understandings or arrangements.

“End Date has the meaning set forth in the SPA.

“Environmental Laws” means all Legal Requirements of any Governmental Authority relating to pollution or protection of human health, natural resources or the environment (including ambient air, surface, water, ground water, land surface or subsurface strata), including Legal Requirements relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

“Equity Interests” means capital stock, equity securities, partnership or membership interests or units (whether general or limited), and any other ownership interests or participations that confer on a Person the right to receive a share of the profits and losses of the issuing entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” has the meaning set forth in Section 1.3(a).

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“Excluded Liabilities” has the meaning set forth in Section 1.3(b).

“Filings” has the meaning set forth in Section 6.7(a).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, state or local governmental authority, department, court or agency, including any political subdivision thereof, and any arbitrating body, commission or quasi-governmental authority or self-regulating organization of competent authority exercising or enlisted to exercise similar power or authority.

“Hazardous Materials” means any chemical, product, material, waste or substance that, whether by its nature or its use, is regulated or as to which liability might arise under any Environmental Law.

“Independent Auditor” has the meaning set forth in Section 6.7(b).

“Intangible Assets” has the meaning set forth in Section 1.1(e).

“Interim Financial Statements” has the meaning set forth in Section 6.7(b).

“Knowledge” means, with respect to Seller, the actual and constructive or imputed knowledge of the Members including any facts or circumstances that the Members should have known, after reasonable investigation and interviews with managers and supervisory personnel of the Seller.

“Lab Equipment Leases” has the meaning set forth in Section 1.1(b).

“Law” means any applicable law, regulation, rule, ordinance or statute of a domestic, foreign, tribal or international Governmental Authority or any political subdivision thereof.

“Legal Requirement” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Losses” means any and all losses, fines, settlement payments, awards, penalties, interest and expenses (including reasonable attorneys’ fees), including all indirect, consequential, special exemplary, punitive or similar damages (including damages on account of lost profits, business interruption or diminution in value).

“Member” means those Persons set forth on Schedule 4.4 who are the record and beneficial owners of the issued and outstanding Equity Interests of Seller.

“Nexeo” has the meaning set forth in the Recitals.

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“Ordinary Course of Business” means, when used in reference to any Person, the ordinary course of business of such Person consistent with past customs and practices of such Person.

“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation, organization or operation of such Person, including any amendments or modifications thereto.

“Permits and Licenses” has the meaning set forth in Section 1.1(d).

“Person” means any natural person, firm, limited partnership, general partnership, association, corporation, limited liability company, company, trust, other organization (regardless of whether a legal entity), public body or government, including any Governmental Authority.

“Purchased Assets” has the meaning set forth in Section 1.1.

“Real Property Leases” has the meaning set forth in Section 1.1(a).

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Released Parties” has the meaning set forth in Section 6.4(b).

“Requisite Financial Statements” has the meaning set forth in Section 6.7(b).

“SEC” has the meaning set forth in Section 6.7(a).

“Securities Act” has the meaning set forth in Section 6.7(a).

“Securities Laws” has the meaning set forth in Section 6.7(a).

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnified Parties” has the meaning set forth in Section 9.1(b).

“Seller Liabilities” means all debts, liabilities and obligations of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise (whether or not disclosed in a schedule hereto) of Seller other than the Assumed Liabilities.  Seller Liabilities include for the avoidance of doubt and without limitation, all debts, liabilities and obligations of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise (whether or not disclosed in a schedule hereto) and any Losses or Claims, whether or not disclosed in a schedule hereto (other than Assumed Liabilities), which debts, liabilities, obligations, Losses or Claims arise out of, relate to or result from (i) the ownership, use,

22

possession, enjoyment, transfer, or operation of the Business, (ii) tortious conduct relating to the Business or Seller, (iii) violation of laws that relate to the Business or Seller (including violations of Environmental Laws), (iv) the Release of any hazardous or toxic substance at any site as a result of the operations conducted by or on behalf of Seller in connection with the Business or the Purchased Assets or other assets owned by Seller, (v) the exposure of any Person or property to hazardous or toxic substances at any site as a result of the operations conducted by or on behalf of Seller or in connection with the Business or the Purchased Assets or other assets owned by Seller, (vi) litigation arising from events or conditions occurring or existing that relate to Seller or the Business or the Purchased Assets, (vii) employees or former employees of Seller relating to their employment by Seller, including, without limitation, Claims relating to their termination of employment with Seller or their failure to obtain or continue employment with Seller, Buyer or any of their Affiliates for any reason whatsoever or respecting compensation and benefits under any contract or benefit or compensation plans or any other employee benefit program maintained by or on behalf of Seller, (viii) employee benefit plans sponsored, maintained or contributed to by Seller (including, without limitation, the failure to operate or maintain any plan in compliance with its terms and applicable Legal Requirements), (ix) any unfunded liability under any employee benefit plan, (x) the provision of any products or services by Seller (other than the Assumed Liabilities), (xi) any notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for any Taxes of Seller or Taxes relating to the Business or Purchased Assets (other than the Assumed Liabilities) or (xii) the CSD Service Agreements.

“Site” means, collectively, 1404 S. Houston, Pasadena, Texas, and 4012 Destrehan Ave., Harvey, Louisiana.

“SPA” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, (i) any corporation, partnership, limited liability company or other entity the majority of which is owned or controlled, directly or indirectly, by such Person, or with respect to which such Person directly or indirectly has the right to elect a majority of the board of directors or other Persons performing similar functions, (regardless of whether, at the time, Interests of any class or classes of equity will have, or might have, voting power by reason of the occurrence of any contingency), (ii) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner or (iii) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

“Tangible Assets” has the meaning set forth in Section 1.1(f).

“Tax” means all taxes, assessments, fees and other charges of any kind imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

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“Tax Return” means any return, declaration, report, statement, information statement, and other document required to be filed with respect to Taxes.

“Transaction Document” means this Agreement, the Assignment Acceptance, the Bill of Sale and Assignment and Assumption Agreement, and all other agreements, conveyances, documents, instruments and certificates delivered at the Closing pursuant to this Agreement.

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provisions or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“Un-Audited Financial Statements” has the meaning set forth in Section 4.5(a).

11.2                        Construction.  In this Agreement, unless a clear contrary intention appears: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb); (c) the term “including” (and all correlative terms) shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (d) the word “or” is inclusive; (e) underlined references to Articles and Sections refer to Articles and Sections of this Agreement; (f) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Schedules, and not to any particular subdivision unless expressly so limited; (g) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (h) references to Schedules are to the items identified separately in writing by the Parties as the described Schedules attached to this Agreement, each of which is hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if set forth in full in this Agreement; (i) all references to money refer to the lawful currency of the United States; (j) references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively; (k) all accounting terms used in this Agreement and not expressly defined shall have the meanings given to them under GAAP; (l) any event contemplated by this Agreement requiring the payment of cash on a day that is not a Business Day shall be deferred until the next Business Day; and (m) the Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

ST LABORATORIES GROUP, LLC

By:
Name:
Title:

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC.

By:
Name:
Title:

OWEN FUCHS PROPERTIES, INC. (solely for the limited purposes of Section 10.13)

By:
Name:
Title:

[Signature Page — ST Laboratories Group, LLC Asset Purchase Agreement]

ASSET PURCHASE AGREEMENT

BETWEEN

STX FREIGHT COMPANY

AND

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC.

DATED AS OF OCTOBER 4, 2013

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6.4	Termination of CSD Service Agreements; Waiver of Claims; Discharge of Business Obligations	10
6.5	Consents	10
6.6	Change of Name	10
6.7	Financial Statements	11
6.8	Tax Matters	12
6.9	Accounts Receivable	12

ARTICLE VII CLOSING; CLOSING DELIVERIES		12
7.1	Closing	12
7.2	Assignment of Rights	12
7.3	Buyer Deliveries	13
7.4	Seller Deliveries	13
7.5	Possession	14

ARTICLE VIII TERMINATION		14
8.1	Termination Events	14
8.2	Effect of Termination	14

ARTICLE IX INDEMNIFICATION		14
9.1	Indemnification	14
9.2	Survival; Procedures; Limitations	15
9.3	Express Negligence	15
9.4	Exclusive Remedy	15
9.5	Waiver of Claims	15

ARTICLE X OTHER PROVISIONS		15
10.1	Assignment	15
10.2	Notices	16
10.3	Choice of Law	17
10.4	Dispute Resolution	17
10.5	Waiver of Compliance; Consents	17
10.6	Invalidity	17
10.7	Third-Party Beneficiaries	17
10.8	No Presumption Against Any Party	18
10.9	Specific Performance	18
10.10	Counterparts	18
10.11	Entire Agreement; Amendments	18
10.12	Time of Performance	18
10.13	Intercoastal Agreement	18

ARTICLE XI DEFINITIONS; CONSTRUCTION		18
11.1	Definitions	18
11.2	Construction	23

ii

EXHIBITS

A	Form of Shareholder Consent and Waiver
B	Form of Consent to Assignment of Assumed Contracts
C	Form of Assignment Acceptance
D	Form of Bill of Sale and Assignment and Assumption

SCHEDULES

1.1(a)	Truck Leases
1.1(b)	Customer Agreements
1.1(c)	Permits and Licenses
2.2	Allocation of Purchase Price
3.2(c)	Lease Equipment
4.4	Shareholders of Seller
4.5(a)	Un-Audited Financial Statements of Seller
4.9(b)	CSD Service Agreements
4.9(c)	Tangible Assets
4.14	Bank Accounts

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 4, 2013, by and among (a) STX Freight Company, a Texas corporation (“Seller”), (b) Chemical Specialists and Development, Inc., a Texas corporation (“CSD”) and (c) Intercoastal Truck & Trailer Sales, Inc., a Texas corporation (“Intercoastal”), solely for the limited purposes of Section 10.13.  Capitalized terms used herein shall have the meaning given such terms in Section 11.1.

RECITALS:

WHEREAS, Seller is a motor carrier providing contract freight services to CSD and backhaul freight services to CSD’s customers;

WHEREAS, Seller leases all of its trucks and trailers required for the Business from third party leasing companies;

WHEREAS, Seller and CSD have entered into various facility lease agreements, services agreements and employee secondment agreements whereby CSD provides all facilities and support personnel to Seller that are necessary for the conduct of the Business;

WHEREAS, the shareholders of CSD have entered into that certain Stock Purchase Agreement, dated as of even date herewith (the “SPA”), with Nexeo Solutions Sub Holding Corp., a Delaware corporation;

WHEREAS, in connection with the transactions contemplated by the SPA, CSD has agreed to assign its rights as a purchaser under this Agreement to Nexeo Solutions, LLC, a Delaware limited liability company (“Nexeo”), effective immediately prior to the closing under the SPA, so that Nexeo can complete the acquisition of the Purchased Assets (as defined below) as the purchaser hereunder (as used herein “Buyer” means CSD and its assignee upon the assignment of CSD’s rights hereunder); and as a condition to the closing of under the SPA, the various intercompany agreements between Seller and CSD will be terminated; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of the Purchased Assets.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
SALE AND PURCHASE OF ASSETS

1.1                               Purchased Assets.  Upon the terms and subject to the conditions herein, Seller agrees to convey, sell, transfer, assign and deliver to Buyer free and clear of any Liens, and Buyer agrees to purchase, acquire and accept from Seller, effective as of the Effective Time, all of the Purchased Assets.  For purposes of this Agreement, the term “Purchased Assets” means the following (and for clarity, the Purchased Assets shall not include any Excluded Assets):

(a)                                 All rights of Seller under the lease agreements listed on Schedule 1.1(a) (the “Truck Leases”);

(b)                                 All of Seller’s rights in the customer agreements listed in Schedule 1.1(b), and to or under unfilled customer purchase orders entered into in the ordinary course of business after the date hereof (the “Customer Agreements”);

(c)                                  All approvals, permits, licenses, franchises, variances, consents or authorizations issued by, and registrations and filings with, any Governmental Authority set forth on Schedule 1.1(c), to the extent such approvals, permits, licenses, franchises, variances, consents, authorizations, registrations and filings are assignable (the “Permits and Licenses”);

(d)                                 All trade names, trademarks, domain names, and all customer lists, telecopy and telephone numbers used in connection with the Business, and all goodwill associated therewith (collectively, the “Intangible Assets”);

(e)                                  All tangible personal property, including machinery, equipment, hardware, furniture, furnishings, tools and similar personal property, used in connection with the Business (collectively, the “Tangible Assets”); and

(f)                                   All catalogs, brochures, databases, customer and supplier records, business records, account ledgers, business and marketing plans, customer files, personnel files, training materials, videotapes, photographs, plats, engineering drawings and other marketing materials and all other books and records, including, without limitation, all financial, operating, personnel and legal records relating exclusively to the Business (the “Books and Records”).

1.2                               Assumed Liabilities.  Subject to the terms and conditions hereof, and as further consideration in the purchase of the Purchased Assets, on and effective as of the Effective Time, Buyer shall assume and agree to pay, perform and discharge in full when due all liabilities and obligations arising or accruing on or after the Effective Time under any Truck Lease or Customer Agreement (each an “Assumed Contract”) (other than a liability arising out of a breach thereof prior to the Closing Date) (collectively, the “Assumed Liabilities”).

1.3                               Excluded Assets and Liabilities.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement, the Purchased Assets do not include the following assets, properties and rights of Seller as of the Closing Date (the “Excluded Assets”): (i)Seller’s minute books and stock transfer ledger, tax returns and similar corporate records, as well as Seller’s correspondence with counsel, accountants and Affiliates, any agreements and correspondence between and among Seller and its Affiliates and any documents related to Seller’s loan or credit arrangements; (ii) Seller’s Cash or Cash Equivalents, (iii) accounts receivable arising from the sale of goods or services in the Business prior to the Closing Date, (iv) any intercompany agreements between Seller and CSD not specifically listed in Section 1.1 as a Purchased Asset and (v) any assets, rights or interests not specifically listed in Section 1.1 as a Purchased Asset.

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(b)                                 Any and all liabilities and obligations of Seller, known or unknown, liquidated or unliquidated, contingent or fixed, which are not specifically among the Assumed Liabilities, including Seller Liabilities, whether or not disclosed in this Agreement or any Schedule or Exhibit hereto (collectively, the “Excluded Liabilities”), shall not be assumed by Buyer and shall remain the liabilities and obligations of Seller.  For the avoidance of doubt and without limiting the generality of the foregoing, except as otherwise expressly set forth in the Agreement all liabilities and obligations arising from (i) the acts or omissions of Seller or (ii) the operation of the Business before the Closing Date shall be the sole responsibility of Seller and Buyer, in each case, shall have no liabilities or obligations with respect thereto.

ARTICLE II
PURCHASE PRICE

2.1                               Purchase Price.  Upon the terms and subject to the conditions of this Agreement, at the Closing, in exchange for the Purchased Assets to be sold hereunder, Buyer shall pay Seller SEVEN MILLION AND NO/100 UNITED STATES DOLLARS ($7,000,000.00).  Such payment shall be made by wire transfer in immediately available funds to a bank account designated by Seller at least three (3) Business Days prior to the Closing Date.

2.2                               Allocation of the Purchase Price.  The total consideration for the Purchased Assets (consisting of the Purchase Price plus the Assumed Liabilities) shall be allocated among the Purchased Assets in the manner set out in Schedule 2.2.  Buyer and Seller each agree to file their federal income Tax Returns and their other Tax Returns consistent with such allocation in accordance with the determination made by them and shall take no position contrary thereto.

ARTICLE III
CONDITIONS TO CLOSING

3.1                               Conditions to the Obligations of the Parties.  The respective obligations of each of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the completion of the closing under the SPA and the conditions for that closing as set forth in the SPA.

3.2                               Conditions to the Obligations of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties made by Seller in Article IV shall be true and correct at and as of the Closing Date in all material respects.

(b)                                 Seller shall have performed in all material respects all of its respective obligations contained in this Agreement that are required to be performed by Seller at or before the Closing.

(c)                                  Intercoastal shall have executed a lease in a form reasonably acceptable to Buyer relating to the equipment described on Schedule 3.2(c) (the “Intercoastal Lease”).

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(d)                                 Seller shall have delivered, or caused to be delivered, to Buyer duly executed versions of all of the items required by Section 7.4.

(e)                                  Seller shall have delivered, or caused to be delivered, to Buyer not later than ten (10) days prior to the Closing Date the Requisite Financial Statements, and such Requisite Financial Statements shall not contain any material change from the Un-Audited Financial Statements as determined by Buyer in its reasonable discretion.

3.3                               Conditions to the Obligations of Seller.  The obligation of Seller to consummate the transactions contemplated under this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties made by CSD in Article V shall be true and correct at and as of the Closing Date in all material respects.

(b)                                 Buyer shall have performed in all material respects all of its respective obligations contained in this Agreement that are required to be performed by Buyer at or before the Closing.

(c)                                  All lease agreements between Intercoastal and Seller shall have been terminated and Intercoastal shall have released Seller from any obligation thereunder.

(d)                                 Buyer shall have delivered, or caused to be delivered, to Seller duly executed versions of all of the items required by Section 7.3.

3.4                               Frustration of Closing Conditions.  Neither Seller nor Buyer may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING SELLER

Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

4.1                               Organization.  Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and has all corporate power required to carry on its business as now conducted.  Seller is duly qualified to do business in each jurisdiction where such qualification is necessary.

4.2                               Authority; Enforceability.

(a)                                 Seller has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated by this

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Agreement are within the corporate power of Seller and have been duly authorized by all necessary corporate action on the part of Seller and all of the Shareholders.

(b)                                 This Agreement has been duly and validly executed by Seller, and constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).  Seller is not in bankruptcy and no receiver has been appointed to oversee Seller’s liquidation.

4.3                               No Conflicts; Consents and Approvals.  The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement will not:

(a)                                 conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Organizational Documents of Seller;

(b)                                 be in violation of or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under (with or without the giving of notice, the lapse of time, or both) any Assumed Contract or any order, judgment or decree to which Seller is a party or any of the Purchased Assets are subject; or

(c)                                  except for any required filings, waivers, approvals, consents, authorizations and notices that have been obtained by Seller or the HSR Act filings required under the SPA (as described therein), (i) conflict with, violate or breach any term or provision of any applicable Law with respect to Seller or (ii) require any consent or approval of, notice to, or declaration, filing or registration with any Governmental Authority under any applicable Law.

4.4                               Capitalization; Shareholders.  Schedule 4.4 sets forth all of the issued and outstanding Equity Interests of Seller and the record and beneficial owner of such Equity Interests.  There are no preferred shares, option shares or other classes of common shares of Seller.  There are no outstanding options, warrants, purchase rights, exchange rights, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the right to subscribe for or purchase Equity Interests in Seller or obligating Seller to issue or sell any Equity Interests in Seller.  There are no outstanding contractual obligations of Seller to repurchase, sell, redeem or otherwise acquire any Equity Interests in Seller or to sell or transfer the Purchased Assets.

4.5                               Financial Statements.

(a)                                 Copies of (i) the unaudited consolidated balance sheets of Seller as of December 31, 2010, 2011 and 2012, and the related unaudited consolidated statements of income of Seller for the years then ended and (ii) the unaudited consolidated balance of Seller as of June 30, 2013 and the related unaudited consolidated statement of income of Seller for the six-month period ended June 30, 2013 (collectively referred to as the “Un-Audited Financial Statements”), are attached as Schedule 4.5(a).  The Un-Audited Financial Statements have been prepared from

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the books and records of Seller on a consistent basis throughout the periods indicated (except as may be indicated thereon and except for the exclusion of notes) and fairly present, in all material respects, the financial condition of Seller as of the stated dates and the results of operations of Seller for the stated periods, in each case except as otherwise noted therein and are consistent with Seller’s books and records.

(b)                                 The Requisite Financial Statements (including any related notes thereto) (i) shall be prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein, (ii) shall fairly present, in all material respects, the financial condition and results of operations of the Company and the Company Subsidiaries, as applicable, as of the respective dates thereof and for the respective periods covered thereby, subject, however, in the case of the financial statements for any interim period, to normal non-material year-end audit adjustments and accruals and to the absence of notes and other textual disclosure required by GAAP, and (iii) shall be prepared from, and are in accordance with, the Books and Records.

4.6                               Litigation.  There are no actions, suits, investigations or proceedings pending or, to the Knowledge of Seller, threatened in writing against Seller, affecting Seller or the Purchased Assets; and Seller is not subject to any outstanding judgment, order or decree of any Governmental Authority affecting Seller or the Purchased Assets.

4.7                               Compliance with Laws; Permits.

(a)                                 Seller is in compliance with all Laws applicable to the Business.  To the Knowledge of Seller, no material investigation or review by any Governmental Authority is pending or threatened against Seller with respect to a violation of any applicable Law.

(b)                                 The Permits and Licenses constitute all permits which are currently required under applicable Laws for the operation, lease or ownership of the Business and: (i) all Permits and Licenses are valid, subsisting and in full force and effect; (ii) Seller is not in default under or in breach or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under or a breach or violation) of any term, condition or provision of any Permit and License; and (iii) Seller has not received any written communication that any of the Permits and Licenses are not currently in good standing or that Seller is in default under or in breach or violation of any of the Permits and Licenses.

4.8                               Assumed Contracts.  Each Assumed Contract is a valid and binding agreement of Seller and is enforceable against Seller in accordance with its terms, subject to Creditors’ Rights.  Neither Seller nor, to Seller’s Knowledge, the other contracting party thereto is in default or breach under the terms of any such Assumed Contract nor has any event occurred that with notice or lapse of time or both would constitute a breach of any Assumed Contract or permit termination, or modification of any Assumed Contract in any manner adverse to Buyer.  Seller has made available to Buyer prior to the date of this Agreement a true and correct copy of each Assumed Contract.

4.9                               Properties.

(a)                                 Seller does not own or lease any real property.

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(b)                                 Seller has good and marketable title to the Purchased Assets, free and clear of all Liens.  The Purchased Assets, together with the facilities, services and personnel that are provided to Seller under those service agreements with CSD set forth on Schedule 4.9(b) (the “CSD Service Agreements”) and the lease agreements between Seller and Intercoastal, constitute and include all of the property, assets, rights and personnel related or used in the conduct of the Business.

(c)                                  Schedule 4.9(c) sets forth all of the Tangible Assets.  Each Tangible Asset is (i) in good condition and repair, and has been operated and maintained in the ordinary course of business and (ii) adequate and appropriate for the use(s) to which it is being put.  Seller has not deferred any maintenance of such items in contemplation of the transactions contemplated by this Agreement.

4.10                        Employees; Benefit Plans.

(a)                                 Seller has no employees and is not a party to any collective bargaining agreement or other similar agreement with any labor union or organization and, to the Knowledge of Seller, since December 31, 2012, there has been no union organizing activity with respect to any personnel provided by CSD through intercompany agreements.

(b)                                 Seller has no Employee Plans.

4.11                        Taxes.

(a)                                 Seller has timely filed (or has had timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it (taking into account for this purpose any extensions), and such Tax Returns were complete and accurate in all material respects when filed.

(b)                                 Seller has paid, withheld or collected all Taxes that Seller has been required to pay, withhold or collect by Law with respect to Seller and, to the extent required by Law when due, have timely paid such withheld or collected Taxes to the proper Governmental Authority.  No Governmental Authority is expected to assess, any additional taxes for any period for which Tax Returns have been filed.

(c)                                  As of the date of this Agreement, there are (i) no asserted or threatened deficiencies or assessments of Taxes from any Governmental Authority with respect to Seller, (ii) no ongoing audits or examinations of any of the Tax Returns relating to Seller and no such audits have been conducted at any time over the prior seven (7) years, and (iii) no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes of Seller.

(d)                                 Seller is not a party to any agreement or arrangement providing for the allocation, indemnification or sharing of Taxes.

4.12                        Brokers’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller that might be entitled to any fee or commission in connection with the transactions contemplated by this

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Agreement where such fee or commission would be payable by CSD or any of its Affiliates (including CSD and its Subsidiaries after Closing) except as set forth in the SPA.

4.13                        Shareholder Consent.  Each Shareholder (and if such Shareholder is a married natural Person, the spouse of such Shareholder) has approved this Agreement and the transactions contemplated hereby by duly executing a Consent and Waiver in the form attached hereto as Exhibit A and true and correct copies of such Consent and Waiver have been provided to Nexeo.

4.14                        Bank Accounts.  Schedule 4.14 sets forth each bank, savings institution and other financial institution with which Seller has an account or safe deposit box (such accounts, the “STX Bank Accounts”) and the names of all persons authorized to draw thereon or to have access thereto.  Except as disclosed on Schedule 4.14, Seller has not given any revocable or irrevocable powers of attorney or similar grant of authority to any Person relating to its business for any purpose whatsoever.  As of the Closing Date, the STX Bank Accounts shall have a zero balance.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CSD

CSD represents and warrants to Seller, as of the date of this Agreement, as follows:

5.1                               Organization.  CSD is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and has all corporate power required to carry on its business as now conducted.  CSD is duly qualified to do business in each other jurisdiction where such qualification is necessary, except in those jurisdictions where the failure to be so duly qualified or licensed would not reasonably be expected to materially delay or have a material adverse effect on CSD’s ability to perform its obligations under this Agreement.

5.2                               Authorization; Enforceability.  CSD has all corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by CSD of this Agreement and the consummation of the transactions contemplated by this Agreement are within the corporate power of CSD and have been duly authorized by all necessary corporate action on the part of CSD.  This Agreement has been duly and validly executed by CSD, and (assuming this Agreement is a valid and binding obligation of Seller) this Agreement constitutes a valid and binding agreement of CSD, enforceable against CSD in accordance with its terms, except as enforceability may be limited by Creditors’ Rights.

5.3                               No Conflicts; Consents and Approvals.  The execution and delivery by CSD of this Agreement does not, and the performance by CSD of its obligations under this Agreement will not:

(a)                                 conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Organizational Documents of CSD;

(b)                                 result in violation of or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under (with or without the giving of notice, the

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lapse of time, or both) any Contract to which CSD is a party, except for any such violations or defaults (or rights of termination, cancellation or acceleration) which would not reasonably be expected to materially delay or have a material adverse effect on CSD’s ability to perform its obligations under this Agreement; or

(c)                                  except for the HSR Act filings required under the SPA (as described therein) (i) conflict with, violate or breach any term or provision of any Law applicable to CSD, except as would not reasonably be expected to materially delay or have a material adverse effect on CSD’s ability to perform its obligations under this Agreement or (ii) require any consent or approval of, notice to, or declaration, filing or registration with any Governmental Authority under any applicable Law, other than such consents, approvals, notices, declarations, filings or registrations which, if not made or obtained, would not reasonably be expected to materially delay or have a material adverse effect on CSD’s ability to perform its obligations under this Agreement.

5.4                               Foreign Person.  CSD is not a foreign person for purposes of Section 721 of Title VII of the Defense Production Act of 1950, as amended by FINSA and otherwise (codified at 50 U.S.C. App. 2170) and the regulations thereto (codified at 31 C.F.R. Part 800, et. seq.).

5.5                               Brokers’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of CSD who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement where such fee or commission would be payable by Seller or any of its Affiliates except as set forth in the SPA.

ARTICLE VI
COVENANTS

6.1                               Conduct of Business.  From and after the date hereof and to the Closing, except as required by Law or any Governmental Authorization, Seller will conduct the Business in the ordinary course and consistent with past practices.

6.2                               Further Assurances.  Following the Closing, Buyer, Seller, and each Shareholder will, and will cause its respective Affiliates to, at the request of any other party, take such further actions as are reasonably requested and execute any additional documents, instruments or conveyances and assurances that may be reasonably necessary to further effect the transactions contemplated hereby.

6.3                               Public Announcements.  Except as required by a court of competent jurisdiction or applicable Legal Requirements, including applicable securities Laws, and except for disclosures required to be made in the financial statements of any Party or any of its Affiliates or in offering or financing documents, Buyer and any of its Affiliates shall not, without the prior consent of Seller, and Seller and any of its Affiliates shall not, without the prior consent of Buyer, (in each case which consent shall not be unreasonably withheld), make any statement or any public announcement or press release with respect to the transactions contemplated hereby.

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6.4                               Termination of CSD Service Agreements; Waiver of Claims; Discharge of Business Obligations.

(a)                                 Seller and CSD shall each terminate all CSD Service Agreements such that CSD and Nexeo and each of their respective Affiliates shall have no further liability or obligation thereunder to Seller from and after the Closing Date.

(b)                                 Seller hereby, effective as of the Closing Date, unconditionally and irrevocably, waives, releases and discharges each of, CSD, Nexeo and each of their respective Affiliates, directors, officers, partners, members, equityholders, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (each, a “Released Party” and collectively, the “Released Parties”) from and against any and all obligations (including indemnification obligations) and Claims, known and unknown, that have accrued or may accrue, including any and all Losses, whether such obligations, Claims or Losses arise in tort, contract or statute, arising out of or related in any way to the CSD Service Agreements including any and all Claims that Seller does not know or suspect to exist in its favor as of the Closing Date.  EXCEPT AS EXPRESSLY LIMITED IN THIS SECTION 6.4(b), THE RELEASES CONTAINED IN THIS SECTION 6.4(b) APPLY TO ALL CLAIMS, AND EACH OF THE UNDERSIGNED AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR OTHER JURISDICTION OF THE UNITED STATES OR OF ANY JURISDICTION OUTSIDE OF THE UNITED STATES THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH A DEBTOR.

(c)                                  From and after the Closing Date, Seller shall pay and discharge, on a timely basis, all obligations and liabilities incurred by Seller in respect of the Business, its operations or the assets and properties used therein (except for the Assumed Liabilities), including, without limitation, any liabilities or obligations of Seller for Taxes or to Seller’s trade creditors and customers.

6.5                               Consents.  Seller shall obtain the written consent and waiver in the form attached hereto as Exhibit B (the “Consent to Assignment of Assumed Contracts”) from each counterparty to an Assumed Contract to the assignment of such Assumed Contract to Nexeo upon the Closing.

6.6                               Change of Name.  Seller shall within ten (10) Business Days after the Closing Date change Seller’s name to a name other than STX Freight Company or any similar derivative thereof and, further, from and after the Closing neither Seller nor any Shareholder nor any of their Affiliates shall use the trade name STX Freight Company or any derivative thereof or any marks associated therewith in the conduct or marketing of any business.

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6.7                               Financial Statements.

(a)                                 Seller shall, and shall cause its Affiliates and their respective partners, members, shareholders, owners, officers, directors, managers, employees, agents and representatives to, use their reasonable commercial efforts to cooperate with Nexeo, its Affiliates and their respective agents and representatives in connection with compliance by Nexeo and its Affiliates with all tax, financial, or other reporting requirements and audits, including any filings with the Securities and Exchange Commission (the “SEC”) in connection the registration by Nexeo of securities under the Securities Act of 1933 (the “Securities Act”) and any reports required to be filed by Nexeo under the Securities Exchange Act of 1934 (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (collectively, the “Filings”).  Further, from and after the date of this Agreement, Seller agrees to make available to Nexeo and its Affiliates, and their respective agents and representatives, any and all books, records, information and documents that are attributable to the Purchased Assets or the Business of the Seller that are in Seller’s or its Affiliates’ possession or control and are reasonably required by Nexeo, its Affiliates and their respective agents and representatives in order to prepare financial statements relating to Seller meeting the requirements of Regulation S X under the Securities Act in connection with such Filings, along with any documentation attributable to the Purchased Assets or otherwise related to Seller or its Affiliates required to complete any audit associated with such financial statements.

(b)                                 Without limiting the generality of Section 6.7(a), from and after the date of this Agreement, Seller shall, and shall cause its Affiliates to, use their respective reasonable commercial efforts to cooperate on a timely basis with the independent auditors chosen by Nexeo, including the independent auditor of Seller (collectively, the “Independent Auditor”) in connection with the audit by Independent Auditor of any financial statements of Seller or its Affiliates that Nexeo or any of its Affiliates requires to comply with the requirements of the Securities Laws, including the audit of the Seller for the years ended December 31, 2010, 2011 and 2012 (collectively, the “Audited Financial Statements”) and a SAS 100 review of financial statements required for any interim period (the “Interim Financial Statements”, and together with the Audited Financial Statements, the “Requisite Financial Statements”), which shall be completed and delivered to Buyer not later than ten (10) days prior to the Closing Date.  Seller’s cooperation will include (i) full access to Seller’s officers, managers, employees, agents and representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements as may be required by Independent Auditor to perform an audit or conduct a review in accordance with generally accepted auditing standards or to otherwise verify such financial statements, (ii) delivery of one or more customary representation letters from Seller to Independent Auditor that are reasonably requested by Nexeo to (A) allow such auditors to complete an audit (or review of any financial statements), and to issue an opinion acceptable to Independent Auditor with respect to an audit or review of those financial records required pursuant to this Section 6.7(b) and (B) obtain a comfort letter from Seller’s independent auditor with respect to the Requisite Financial Statements in connection with any offering of securities by Nexeo or its Affiliates and (iii) cooperation on a timely basis with the independent auditor of Seller and obtaining the consent of the independent auditor of Seller that conducted any audit of such financial statements to be named as an expert in any report filed by Nexeo with the SEC.

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(c)                                  For a period of three years following the Closing, Seller shall, and shall cause its Affiliates to, retain all books, records, information and documents in its or its Affiliates’ possession that were used in preparation of the financial statements with respect to the Purchased Assets or otherwise relating to Seller or its Affiliates, except to the extent originals or copies thereof are transferred to Nexeo in connection with Closing.

(d)                                 Buyer shall and shall cause its Affiliates to reimburse Seller for any and all costs incurred after the Closing Date by Seller, its Affiliates and their respective partners, members, shareholders, owners, officers, directors, managers, employees, agents and representatives in the performance of the covenants set forth in this Section 6.7.

6.8                               Tax Matters.  Buyer shall and shall cause its Affiliates to pay to Seller for an amount equal to 50% of any Taxes paid by Seller under Tx. Tax Code § 171.0001, et seq., regarding the Purchase Price payable under this Agreement up to a maximum reimbursement of $35,000.00.

6.9                               Accounts Receivable.

(a)                                 All income, proceeds, receipts and accounts receivable attributable to the operation, use, ownership or otherwise of the Purchased Assets prior to the Closing Date shall be the property of Seller, and to the extent received by Buyer or any of its Affiliates, Buyer shall promptly and fully disclose, account for and transmit the same to Seller no later than the earlier of five (5) Business Days after (i) Seller’s demand therefore and (ii) Buyer’s accounting group first becomes aware that Buyer has received such income, proceeds, receipts or accounts receivable.

(b)                                 All income, proceeds, receipts and accounts receivable attributable to the operation, use, ownership or otherwise of the Purchased Assets on or after the Closing Date shall be the property of Buyer, and to the extent received by Seller or any of its Affiliates, Seller shall promptly and fully disclose, account for and transmit the same to Buyer no later than the earlier of five (5) Business Days after (i) Buyer’s demand therefore and (ii) Seller first becomes aware that Seller has received such income, proceeds, receipts or accounts receivable.

ARTICLE VII
CLOSING; CLOSING DELIVERIES

7.1                               Closing.  Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Purchased Assets shall take place at the location and on the same date as, and simultaneously with, the closing of the transactions contemplated by the SPA (such date, the “Closing Date”).

7.2                               Assignment of Rights.  Immediately prior to the Closing, CSD shall, and hereby does, assign all of its rights and interests in and under this Agreement to Nexeo.  Nexeo will indicate its acceptance of such assignment in a written document in the form attached hereto as Exhibit C (the “Assignment Acceptance”) and such assignment shall be effective upon the execution and delivery by Nexeo to CSD of the Assignment Acceptance at the Closing.

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7.3                               Buyer Deliveries.  At the Closing, Buyer shall deliver or cause to be delivered to Seller:

(a)                                 The Purchase Price in accordance with Section 2.1;

(b)                                 A certificate, dated as of the Closing Date, signed by an authorized officer of CSD, confirming the statements set forth in Section 3.3(a) and Section 3.3(b);

(c)                                  The Assignment Acceptance duly executed by Nexeo;

(d)                                 The Bill of Sale and Assignment and Assumption Agreement transferring and assigning the Purchased Assets to Buyer in the form of Exhibit D attached hereto (the “Bill of Sale and Assignment and Assumption Agreement”); and

(e)                                  All other documents reasonably requested by Seller to be delivered by Buyer in connection with the consummation of the transactions contemplated hereby.

7.4                               Seller Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a)                                 A certificate, dated the Closing Date, signed by an authorized officer of Seller confirming the statements set forth in Section 3.2(a) and Section 3.2(b) and attaching thereto (i) copies of the Organizational Documents of Seller and (ii) resolutions of Seller authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of all transactions contemplated thereby;

(b)                                 The Bill of Sale and Assignment and Assumption Agreement;

(c)                                  All Books and Records;

(d)                                 The Consents to Assignment of Assumed Contracts contemplated by Section 6.5;

(e)                                  A certification of non-foreign status executed by Seller in the form prescribed by Treasury Regulations Section 1.1445-2(b)(2);

(f)                                   Evidence satisfactory to Nexeo of the termination of the CSD Service Agreements contemplated by Section 6.4(a);

(g)                                  The Intercoastal Lease;

(h)                                 Documentation required by the applicable financial institution to transfer control of the STX Bank Accounts from Seller to Nexeo; and

(i)                                     All other documents reasonably requested by Buyer to be delivered by Seller in connection with the consummation of the transactions contemplated hereby.

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7.5                               Possession.  Upon Closing, Seller shall make available and deliver to Buyer all of the Purchased Assets and title to and right of possession of the Purchased Assets shall pass to Buyer as of the Closing Date.

ARTICLE VIII
TERMINATION

8.1                               Termination Events.

(a)                                 Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated under this Agreement abandoned at any time prior to the Closing:

(i)                                     by mutual written consent of Seller and Buyer;

(ii)                                  by Buyer or Seller upon the termination of the SPA;

(iii)                               if Seller is not then in material breach of any provision of this Agreement, by Seller if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 3.1 or Section 3.3 and (y) cannot be cured by the End Date; or

(iv)                              if Buyer is not then in material breach of any provision of this Agreement, by Buyer if Seller shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (x) would result in the failure of a condition set forth in Section 3.1 or Section 3.2, and (y) cannot be cured by the End Date.

8.2                               Effect of Termination.  In the event of termination of this Agreement in accordance with Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Party except that nothing herein shall relieve either Party from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE IX
INDEMNIFICATION

9.1                               Indemnification.

(a)                                 Subject to the provisions of this Article IX, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its Affiliates (the “Buyer Indemnified Parties”) from and against all Losses that the Buyer Indemnified Parties incur arising out of, relating to or resulting from (i) any inaccuracies in any representation or warranty made by Seller in or pursuant to this Agreement, (ii) any failure or breach by Seller of any covenant made by Seller in this Agreement and (iii) any Excluded Liabilities.

(b)                                 Subject to the provisions of this Article IX, from and after the Closing, Buyer shall indemnify and hold harmless Seller and its Affiliates, (the “Seller Indemnified

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Parties”) from and against all Losses that Seller Indemnified Parties incur arising out of, relating to or resulting from (i) any inaccuracies in any representation or warranty made by Buyer in or pursuant to this Agreement, (ii) any failure or breach by Buyer of any covenant made by Buyer in this Agreement, and (iii) any of the Assumed Liabilities.

(c)                                  Seller and Buyer acknowledge and agree that the Buyer Indemnified Parties shall be entitled to indemnification from and against all Losses that the Buyer Indemnified Parties incur arising out of, relating to or resulting from any inaccuracies in any representation or warranty made by Seller in or pursuant to this Agreement pursuant Section 12.1(a)(i) of the SPA.

9.2                               Survival; Procedures; Limitations.

(a)                                 All representations and warranties of Seller set forth in this Agreement and in the certificate delivered by Seller to Buyer pursuant to Section 7.4(a) shall survive the Closing until twenty-four (24) months after the Closing Date.

(b)                                 All Claims for any breach of representation or warranty by Buyer shall be made under the claims procedures set forth in Sections 12.4 through 12.6 of the SPA and shall be subject to the limitations set forth in Section 12.1(b) — (e) of the SPA.

9.3                               Express Negligence.  THE PARTIES INTEND THAT THE INDEMNITIES SET FORTH IN THIS ARTICLE IX BE CONSTRUED AND APPLIED AS WRITTEN ABOVE, NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY.  WITHOUT LIMITING THE FOREGOING, SUCH INDEMNITIES WILL APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE.  IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED ABOVE, THE INDEMNITIES SET FORTH IN THIS ARTICLE IX WILL APPLY TO AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE.  THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

9.4                               Exclusive Remedy.  In the absence of fraud, the indemnities set forth in this Article IX and in Article XII of the SPA will be the sole and exclusive remedy and recourse for any breach of this Agreement by Buyer or Seller, except as set forth in Section 6.4(b).

9.5                               Waiver of Claims.  Effective as of the Closing Date and subject to the completion of the Closing, Seller hereby waives any and all Claims (whether known or unknown, direct or indirect) for Losses arising out of or related in any way to any failure or breach by Buyer of any covenant made by Buyer in this Agreement to be performed prior to the Closing.

ARTICLE X
OTHER PROVISIONS

10.1                        Assignment.  Except as provided in Section 7.2, this Agreement and the rights under this Agreement may not be assigned by any of the Parties without the prior written consent

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of the other Parties, and any purported assignment of this Agreement in violation of this Section 10.1 shall be null and void ab initio; provided, however, that Buyer may assign its rights and obligations under this Agreement to (a) any bank or financial institution which is or becomes a lender to Buyer or (b) any Affiliate of Buyer, including in connection with any internal reorganization of initial public offering, in each case, without the prior written consent of Seller.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

10.2                        Notices.  Unless otherwise provided in this Agreement, any notice, request, consent, instruction or other document to be given under this Agreement by any Party to another Party will be in writing and will be deemed given when personally delivered, one day after deposit with a reputable overnight courier service, upon transmission by facsimile or electronic mail if a customary confirmation of transmission is received during normal business hours and, if not, the next Business Day after transmission or upon receipt of acknowledgement after being mailed certified mail, postage prepaid, return receipt requested.  Any notice, request, consent, instruction or other document, will be addressed as follows:

If to Seller, addressed to:

STX Freight Company
Attn:  Stephen R. Cooke
3319 Maple Park
Kingwood, Texas 77339

With a copy to (which copy shall not constitute notice to Seller):

Kane Russell Coleman & Logan PC
Attn:  Lawrence E. Wilson
919 Milam, Suite 2200
Houston, Texas 77002
Fax:  (713) 425-7700
Email:  lwilson@krcl.com

If to Buyer, addressed to:

Chemical Specialists and Development, Inc.
Attn:  President
9733 Meador Road
Conroe, Texas 77303
Fax:  (936) 228-0865
Email: rbrown@csdinc.org

and

Nexeo Solutions, LLC
Attn: Chief Legal Officer
3 Waterway Square Place; Suite 1000

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The Woodlands, TX 77380
Fax: (281) 500-2348
Email: mfarnell@nexeosolutions.com

With a copy to (which copy shall not constitute notice to CSD):

Vinson & Elkins L.L.P.
Attn:  Edward T. Stockbridge
1001 Fannin, Suite 2500
Houston, Texas 77002
Fax:  (713) 615-5576
Email:  tstockbridge@velaw.com

or to such other place and with such other copies as Seller or Buyer may designate by written notice to the others in accordance with this Section 10.2.

10.3                        Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

10.4                        Dispute Resolution.  Any disputes related to this Agreement or the transactions contemplated hereunder shall be subject to the dispute resolution provision set forth in Section 13.4 of the SPA, which are hereby incorporated by reference as if set forth in full herein mutatis mutandis.

10.5                        Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver to any failure of or default in, or failure to insist upon strict compliance with, such obligation, covenant agreement or condition in this Agreement will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by such Party.

10.6                        Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement.

10.7                        Third-Party Beneficiaries.  This Agreement is solely for the benefit of (a) the Buyer, Seller and their respective successors and assigns permitted under this Agreement and (b) the Buyer Indemnified Parties and Seller Indemnified Parties (solely with respect to such Persons’ rights to indemnification pursuant to Article IX), and no provisions of this Agreement will be deemed to confer upon any other Person any remedy, Claim, liability, reimbursement, cause of action or other right except as expressly provided in this Agreement; provided, however, that CSD and Seller each hereby (and each Shareholder pursuant to the Shareholder Consent and Waiver) acknowledges and agrees that Nexeo is an intended third-party beneficiary of the rights of CSD under this Agreement and that Nexeo may enforce CSD’s rights hereunder for the sole benefit of Nexeo.

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10.8                        No Presumption Against Any Party.  Neither this Agreement nor any uncertainty or ambiguity herein will be a presumption against any Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the Parties and their respective legal counsel and will be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties.

10.9                        Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each Party agrees that the other Party will be entitled, subject to compliance with Section 10.4, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

10.10                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.11                 Entire Agreement; Amendments.  This Agreement, together with all exhibits, annexes and schedules hereto, and the other Transaction Documents constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties.  No amendment, supplement or modification of this Agreement will be binding unless executed in writing by all Parties; provided that this Agreement may not be amended by CSD and Seller without the prior written consent of Nexeo.

10.12                 Time of Performance.  Time is of the essence in the performance of all obligations hereunder.

10.13                 Intercoastal Agreement.  Intercoastal agrees to execute and deliver at Closing the Intercoastal Lease and to terminate and release Seller from any obligation under the lease agreements between Intercoastal and Seller as of the date hereof.

ARTICLE XI
DEFINITIONS; CONSTRUCTION

11.1                        Definitions.  As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or Under Common Control with such Person.

“Agreement” has the meaning set forth in the Preamble.

“Assignment Acceptance” has the meaning set forth in Section 7.2.

“Assumed Contract” has the meaning set forth in Section 1.2.

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“Assumed Liabilities” has the meaning set forth in Section 1.2.

“Audited Financial Statements” has the meaning set forth in Section 6.7(b).

“Bill of Sale and Assignment and Assumption Agreement” has the meaning set forth in Section 7.3(d).

“Books and Records” has the meaning set forth in Section 1.1(f).

“Business” means the operation of a motor carrier business providing contract freight services, wherever and in the manner conducted on the date hereof and on the Closing Date.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by Law to close.

“Buyer” has the meaning set forth in the Recitals.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.1(a).

“Cash or Cash Equivalents” means, currency, deposits in demand deposit accounts, savings accounts, payroll accounts or investment accounts together with assets that are readily convertible into cash, such as money market holdings, short term government bonds or treasury bills, marketable securities and commercial paper all as determined in accordance with GAAP consistently applied in accordance with past practices.

“Claim” means any demand, claim, action, legal proceeding (whether at law or in equity) or arbitration.

“Closing” has the meaning set forth in Section 7.1.

“Closing Date” has the meaning set forth in Section 7.1.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consent to Assignment of Assumed Contracts” has the meaning set forth in Section 6.5.

“Contract” means any indenture, lease, agreement, contract or other legally binding instrument or contractual obligation.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by Contract or otherwise) of a Person.

“Creditors’ Rights” has the meaning set forth in Section 4.2(b).

“CSD” has the meaning set forth in the Preamble.

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“CSD Service Agreements” has the meaning set forth in Section 4.9(b).

“Customer Agreements” has the meaning set forth in Section 1.1(b).

“Effective Time” has the meaning set forth in the SPA.

“Employee Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (including multiemployer plans within the meaning of Section 3(37) of ERISA) and any and all employment, deferred compensation, change in control, severance, termination, loan, employee benefit, retention, bonus, pension, profit sharing, savings, retirement, welfare, incentive compensation, stock or equity based compensation, stock purchase, stock appreciation, fringe benefit, vacation, paid time off or other similar agreements, plans, programs, policies, understandings or arrangements.

“End Date” has the meaning set forth in the SPA.

“Environmental Laws” means all Legal Requirements of any Governmental Authority relating to pollution or protection of human health, natural resources or the environment (including ambient air, surface, water, ground water, land surface or subsurface strata), including Legal Requirements relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

“Equity Interests” means capital stock, equity securities, partnership or membership interests or units (whether general or limited), and any other ownership interests or participations that confer on a Person the right to receive a share of the profits and losses of the issuing entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” has the meaning set forth in Section 1.3(a).

“Excluded Liabilities” has the meaning set forth in Section 1.3(b).

“Filings” has the meaning set forth in Section 6.7(a).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, state or local governmental authority, department, court or agency, including any political subdivision thereof, and any arbitrating body, commission or quasi-governmental authority or self-regulating organization of competent authority exercising or enlisted to exercise similar power or authority.

“Hazardous Materials” means any chemical, product, material, waste or substance that, whether by its nature or its use, is regulated or as to which liability might arise under any Environmental Law.

“Independent Auditor” has the meaning set forth in Section 6.7(b).

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“Intangible Assets” has the meaning set forth in Section 1.1(d).

“Intercoastal” has the meaning set forth in the Preamble.

“Intercoastal Lease” has the meaning set forth in Section 3.2(c).

“Interim Financial Statements” has the meaning set forth in Section 6.7(b).

“Knowledge” means, with respect to Seller, the actual knowledge of the Shareholders.

“Law” means any applicable law, regulation, rule, ordinance or statute of a domestic, foreign, tribal or international Governmental Authority or any political subdivision thereof.

“Legal Requirement” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Losses” means any and all losses, fines, settlement payments, awards, penalties, interest and expenses (including reasonable attorneys’ fees), including all indirect, consequential, special exemplary, punitive or similar damages (including damages on account of lost profits, business interruption or diminution in value).

“Nexeo” has the meaning set forth in the Recitals.

“Ordinary Course of Business” means, when used in reference to any Person, the ordinary course of business of such Person consistent with past customs and practices of such Person.

“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation, organization or operation of such Person, including any amendments or modifications thereto.

“Permits and Licenses” has the meaning set forth in Section 1.1(c).

“Person” means any natural person, firm, limited partnership, general partnership, association, corporation, limited liability company, company, trust, other organization (regardless of whether a legal entity), public body or government, including any Governmental Authority.

“Purchased Assets” has the meaning set forth in Section 1.1.

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“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Released Parties” has the meaning set forth in Section 6.4(b).

“Requisite Financial Statements” has the meaning set forth in Section 6.7(b).

“SEC” has the meaning set forth in Section 6.7(a).

“Securities Act” has the meaning set forth in Section 6.7(a).

“Securities Laws” has the meaning set forth in Section 6.7(a).

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnified Parties” has the meaning set forth in Section 9.1(b).

“Seller Liabilities” means all debts, liabilities and obligations of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise (whether or not disclosed in a schedule hereto) of Seller other than the Assumed Liabilities.  Seller Liabilities include for the avoidance of doubt and without limitation, all debts, liabilities and obligations of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise (whether or not disclosed in a schedule hereto) and any Losses or Claims, whether or not disclosed in a schedule hereto (other than Assumed Liabilities), which debts, liabilities, obligations, Losses or Claims arise out of, relate to or result from (i) the ownership, use, possession, enjoyment, transfer, or operation of the Business, (ii) tortious conduct relating to the Business or Seller, (iii) violation of laws that relate to the Business or Seller (including violations of Environmental Laws), (iv) the Release of any hazardous or toxic substance at any site as a result of the operations conducted by or on behalf of Seller in connection with the Business or the Purchased Assets or other assets owned by Seller, (v) the exposure of any Person or property to hazardous or toxic substances at any site as a result of the operations conducted by or on behalf of Seller or in connection with the Business or the Purchased Assets or other assets owned by Seller, (vi) litigation arising from events or conditions occurring or existing that relate to Seller or the Business or the Purchased Assets, (vii) employees or former employees of Seller relating to their employment by Seller, including, without limitation, Claims relating to their termination of employment with Seller or their failure to obtain or continue employment with Seller, Buyer or any of their Affiliates for any reason whatsoever or respecting compensation and benefits under any contract or benefit or compensation plans or any other employee benefit program maintained by or on behalf of Seller, (viii) employee benefit plans sponsored, maintained or contributed to by Seller (including, without limitation, the failure to operate or maintain any plan in compliance with its terms and applicable Legal Requirements), (ix) any unfunded liability under any employee benefit plan, (x) the provision of any products or services by Seller (other than the Assumed Liabilities), (xi) any notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for any Taxes of Seller or Taxes relating to the Business or Purchased Assets (other than the Assumed Liabilities) or (xii) the CSD Service Agreements.

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“Shareholder” means those Persons set forth on Schedule 4.4 who are the record and beneficial owners of the issued and outstanding Equity Interests of Seller.

“SPA” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, (i) any corporation, partnership, limited liability company or other entity the majority of which is owned or controlled, directly or indirectly, by such Person, or with respect to which such Person directly or indirectly has the right to elect a majority of the board of directors or other Persons performing similar functions, (regardless of whether, at the time, Interests of any class or classes of equity will have, or might have, voting power by reason of the occurrence of any contingency), (ii) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner or (iii) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

“Tangible Assets” has the meaning set forth in Section 1.1(e).

“Tax” means all taxes, assessments, fees and other charges of any kind imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, statement, information statement, and other document required to be filed with respect to Taxes.

“Transaction Document” means this Agreement, the Assignment Acceptance, the Bill of Sale and Assignment and Assumption, the Intercoastal Lease, and all other agreements, conveyances, documents, instruments and certificates delivered at the Closing pursuant to this Agreement.

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provisions or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“Truck Leases” has the meaning set forth in Section 1.1(a).

“Un-Audited Financial Statements” has the meaning set forth in Section 4.5(a).

11.2                        Construction.  In this Agreement, unless a clear contrary intention appears: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning

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when used as another part of speech (such as a verb); (c) the term “including” (and all correlative terms) shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (d) the word “or” is inclusive; (e) underlined references to Articles and Sections refer to Articles and Sections of this Agreement; (f) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Schedules, and not to any particular subdivision unless expressly so limited; (g) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (h) references to Schedules are to the items identified separately in writing by the Parties as the described Schedules attached to this Agreement, each of which is hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if set forth in full in this Agreement; (i) all references to money refer to the lawful currency of the United States; (j) references to “federal” or “Federal” means U.S. federal or U.S. Federal, respectively; (k) all accounting terms used in this Agreement and not expressly defined shall have the meanings given to them under GAAP; (l) any event contemplated by this Agreement requiring the payment of cash on a day that is not a Business Day shall be deferred until the next Business Day; and (m) the Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

STX FREIGHT COMPANY

By:
Name:
Title:

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC.

By:
Name:
Title:

INTERCOASTAL TRUCK & TRAILER SALES, INC. (solely for the limited purposes of Section 10.13)

By:
Name:
Title:

[Signature Page — STX Freight Company Asset Purchase Agreement]

EXHIBIT C

MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into this 4th day of October, 2013, by and between Chemical Specialists and Development, Inc., a Texas corporation (“Buyer”), and Gregory M. Bermosk, an individual residing in Maricopa County, Arizona (“Seller”).  Buyer and Seller are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, the Parties constitute all of the Members of StarTex Distribution West, LLC, a Texas limited liability company (the “Company”), and together own all of the issued and outstanding membership interest in the Company; and

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, on the terms and conditions contained in this Agreement, all of Buyer’s membership interest in the Company, consisting of a twenty percent (20%) Percentage Interest (as defined in the Company Agreement) (the “Transferred Interest”); and

WHEREAS, Buyer, Company and Seller desire to make certain representations and warranties and other agreements in connection with this Agreement and the purchase and sale of the Transferred Interest as contemplated herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF TRANSFERRED INTEREST

1.1                               Sale of Transferred Interest.  Subject to the terms and the conditions set forth in this Agreement and on the basis of the representations and warranties herein, at the Closing, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from Seller, the Transferred Interest (the “Contemplated Transaction”).

1.2                               Purchase Price.  The total consideration to be paid by Buyer to Seller for the sale, transfer, assignment and delivery of the Transferred Interest shall be cash in the aggregate amount of ONE HUNDRED THOUSAND AND NO/100 UNITED STATES DOLLARS ($100,000.00) (the “Purchase Price”).

1.3                               Closing.

(a)                                 Time.  Subject to satisfaction of the conditions set forth in Section 1.3(b), the transfer of the Transferred Interest and the payment of the Purchase Price (the “Closing”) shall take place at the location and on the same date as, and simultaneously with, the closing of the transactions contemplated by the SPA (the “Closing Date”).

(b)                                 Conditions.

(i)                                     The obligations of the Buyer and Seller under this Agreement are subject to the closing of the transactions described in that certain Stock Purchase Agreement dated as of October 4, 2013 by and among Nexeo Solutions Sub Holding Corp. and the shareholders of Buyer (the “SPA”).

(ii)                                  The obligations of the Buyer under this Agreement are subject to the validity of Seller’s representations and warranties set forth in Article II as of the date of this Agreement and as of the Closing Date and the delivery by Seller of the items required to be delivered by Seller at the Closing.

(iii)                               The obligations of Seller under this Agreement are subject to the delivery by the Buyer of the items required to be delivered by the Buyer at the Closing.

(c)                                  Closing Deliveries by Seller.  At the Closing, Seller shall deliver or caused to be delivered to Buyer:

(i)                                     a certificate, dated the Closing Date, signed by Seller confirming the representations and warranties set forth in Article II as of the Closing Date;

(ii)                                  a certificate of non-foreign status of Seller meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2);

(iii)                               certificates representing the Transferred Interest and a membership interest transfer power signed by Seller in blank relating to the Transferred Interest and any other right, title and interest of Seller in and to any and all membership interest in the Company, in form and substance satisfactory to Buyer;

(iv)                              a closing letter containing directions and authority to wire the Purchase Price to Seller; and

(v)                                 such other documents as Buyer may reasonably request for the purpose of facilitating the consummation of the Contemplated Transaction.

(d)                                 Closing Deliveries by Buyer.  At Closing, Buyer shall deliver or caused to be delivered to Seller:

(i)                                     the Purchase Price; and

(ii)                                  such other documents as Seller may reasonably request for the purpose of facilitating the consummation of the Contemplated Transaction.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows as of the date of this Agreement and as of the Closing Date.  Seller acknowledges that Buyer is relying on the following representations and warranties in entering into this Agreement.

2.1                               Transferred Interests.  The Transferred Interest is a 20% Percentage Interest (as defined in the Company’s Company Agreement dated June 15, 2009 (the “Company Agreement”).  Except for the Transferred Interest, Seller does not own, nor have the right to acquire, any interest in the Company.

2.2                               Capacity of Seller; Execution of Agreement.  Seller has all requisite power, authority and capacity to enter into and perform this Agreement and to perform the Contemplated Transaction.  This Agreement and each of the ancillary documents to which Seller is a party have been duly and validly executed and delivered and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3                               Consents and Conflicts.

(a)                                 Seller is not required to obtain the consent of any person or provide notice to any person in connection with the execution and delivery of this Agreement, the compliance with any provision hereof or the performance of the Contemplated Transaction.

(b)                                 The execution and delivery by Seller of this Agreement, the compliance by Seller with any of the provisions hereof and the performance by Seller of the Contemplated Transaction hereunder will not violate or breach the terms of, cause a default under, conflict with, result in the loss by Seller of any rights or benefits under, impose on Seller any additional or greater burdens or obligations under, create in any other person additional or greater rights or benefits under, create in any other person the right to accelerate, terminate, modify or cancel, create a lien or other encumbrance on any assets or interests, give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under (i) any applicable law or (ii) any contract or agreement to which Seller is a party or by which Seller, or any of its properties, is bound.

2.4                               Title to Transferred Interest.  Seller has good and marketable title to the Transferred Interest.  The Transferred Interest is free of any and all liens and encumbrance of any nature whatsoever.  Seller is the sole owner of the Transferred Interest (subject to any community property interest of Kathleen M. Bermosk, Seller’s spouse).  Seller has not transferred any rights in or to the Transferred Interest to any person.

2.5                               Legal Proceedings.  There are no legal proceedings pending or threatened that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transaction.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

3.1                               Capacity of Buyer; Execution of Agreement.  Buyer is a corporation duly organized and validly existing under the State of Texas and has all requisite power, authority and capacity to enter into and perform this Agreement and each of the ancillary documents to which Buyer is a party and to perform the Contemplated Transaction.  Buyer has taken all necessary corporate actions and proceedings necessary to authorize the execution and delivery of this Agreement and each of the ancillary documents to which Buyer is a party and to perform the Contemplated Transaction.  This Agreement and each of the ancillary documents to which Buyer is a party have been duly and validly executed and delivered and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2                               Consents and Conflicts.

(a)                                 Buyer is not required to obtain the consent of any person or provide notice to any person in connection with the execution and delivery of this Agreement, the compliance with any provision hereof or the performance of the Contemplated Transaction.

(b)                                 The execution and delivery by Buyer of this Agreement, the compliance by Buyer with any of the provisions hereof and the performance by Buyer of the Contemplated Transaction hereunder will not violate or breach the terms of, cause a default under, conflict with, result in the loss by Buyer of any rights or benefits under, impose on Buyer any additional or greater burdens or obligations under, create in any other person additional or greater rights or benefits under, create in any other person the right to accelerate, terminate, modify or cancel, create a lien or other encumbrance on any assets or interests, give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under (i) any applicable law or (ii) any contract or agreement to which Buyer is a party or by which Buyer, or any of its properties, is bound.

3.3                               Legal Proceedings.  There are no legal proceedings pending or threatened that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Contemplated Transaction.

ARTICLE IV
COVENANTS OF THE PARTIES

4.1                               Public Announcement.  Seller shall not disclose the terms of this Agreement to any person other than Seller’s spouse and Seller’s legal, tax and financial advisors, each of whom shall be advised that the terms of this Agreement are confidential and may not be disclosed by them to any person.

4.2                               Fees and Expenses.  Except as set forth in Section 5.4, all fees, costs and expenses incurred in connection with this Agreement and the Contemplated Transaction, including all legal, accounting, financial advisory, broker’s consulting and other fees and

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expenses of third parties incurred by a Party in connection with the negotiation and execution of this Agreement and the ancillary documents and the performance of the Contemplated Transaction shall be paid by Buyer.

4.3                               Release.  Upon the consummation of the Closing, Seller hereby releases and discharges the Company and Buyer and each of their respective affiliates, successors, heirs and assigns (collectively, the “Released Parties”) from any and all obligations (including indemnification obligations) and claims, causes of action, demands, lawsuits, suits, information requests, proceedings, governmental investigations or audits and administrative orders (collectively, “Claims”), known and unknown, that have accrued or may accrue prior to the Closing, including any and all liabilities, obligations, losses, penalties, damages (including liquidated damages), fines, reasonable legal fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts (collectively, “Damages”), whether such Claims or Damages arise in tort, contract or statute, including Claims or Damages arising (a) under the Company’s Certificate of Formation, Company Agreement or other organizational documents, or any other contract (including, without limitation, the SPA, that certain Members’ Agreement dated January 1, 2011, and the right to receive any deferred or unpaid compensation owed to Seller) or (b) from or relating to actions or omissions of any Released Party, or any acts or omissions of the directors, officers, partners, members, equityholders or employees (former or present) including those committed while serving in their capacity as directors, officers, partners, members, equityholders, employees or similar capacities of each Released Party, and including in each case any and all Claims that Seller does not know or suspect to exist in such Seller’s favor as of the Closing.  Seller hereby waives, releases and terminates any preferential purchase right, right of first refusal, right of first offer, buy-sell right, tag-along right, drag-along right, preemptive right, registration right or other similar right that would interfere with the consummation of the Contemplated Transactions or any future transactions, including all such rights arising under any provision of the Company’s Certificate of Formation, Company Agreement or other organizational documents or pursuant to that certain Members’ Agreement dated January 1, 2011.  THE RELEASES CONTAINED IN THIS SECTION 4.3 APPLY TO ALL CLAIMS, AND SELLER AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR OTHER JURISDICTION OF THE UNITED STATES OR OF ANY JURISDICTION OUTSIDE OF THE UNITED STATES THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH A DEBTOR.

4.4                               Survival of Representations, Warranties, Etc.  The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue to survive indefinitely in full force and effect following the Closing Date.

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ARTICLE V
GENERAL PROVISIONS

5.1                               Severability.  Should any paragraph or any part of a paragraph within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other paragraph or part of a paragraph in this Agreement and such invalid term, clause or provision shall be deemed to have been deleted from this Agreement.  The parties hereto agree, however, to agree upon an equitable amendment to this Agreement if a substantive provision is so affected.

5.2                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

5.3                               Jurisdiction and Venue.  Any action for legal action relating to the interpretation or enforcement of this Agreement or any ancillary document or based in whole or in part upon the obligations of any Party under this Agreement or any ancillary document shall be subject to the exclusive jurisdiction of the state or federal courts sitting from time to time in Houston, Harris County, Texas, and their respective appellant courts.  EACH PARTY HEREBY WAIVES ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-COVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS, OR TO OBJECT TO VENUE.

5.4                               Attorney’s Fees.  In the event any action is brought for enforcement or interpretation of this Agreement or any ancillary document, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs incurred in said action.

5.5                               Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile or electronic transmission, mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to Buyer:                                Chemical Specialists and Development, Inc.

Attn: President

9733 Meador Road

Conroe, Texas  77303

Fax: (936) 228-0116

With a copy delivered to:

Kane Russell Coleman & Logan PC

Attn: Lawrence E. Wilson

919 Milam, Suite 2200

Houston, TX 77002

Fax: (713) 425-7700

Email: lwilson@krcl.com

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If to Seller:                                    Gregory M. Bermosk

1077 E. Tonto Drive

Chandler, Arizona  85249

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 5.5, be deemed given upon delivery, (ii) if delivered by facsimile or electronic transmission to the fax number of email address provided in this Section 5.5, be deemed given on the day after receipt of the electronic transmission is confirmed by electronic delivery receipt and (iii) if delivered by mail or overnight courier in the manner described above to the address as provided in this Section 5.5, be deemed given upon receipt.  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.  Notices should be valid on any party hereto even though such party’s attorney did not receive a copy thereof through no fault of the sending party

5.6                               Counterparts.  This Agreement may be executed in several counterparts, including counterpart delivered by facsimile or portable document format, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.7                               Successors and Assigns.  All rights, covenants and agreements of the Parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

5.8                               Assignment.  This Agreement and the rights under this Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties, and any purported assignment of this Agreement in violation of this Section 5.8 shall be null and void ab initio; provided, however, that Buyer may assign its rights and obligations under this Agreement to any Affiliate of Buyer without the prior written consent of any Seller.

5.9                               Amendments and Waivers.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally.  This Agreement may be amended and the observance of any term may be waived with the written consent of all of the Parties to this Agreement.  No delay or failure by any Party to this Agreement to exercise any right under it, and no partial or single exercise of any right, shall constitute a waiver of that or any other right.

5.10                        Entire Agreement.  This Agreement contains the entire agreement of the Parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and representations, whether oral, written or otherwise.

5.11                        Further Assurances.  At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the Contemplated Transaction.

5.12                        Headings.  Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

5.13                        Construction.  This Agreement has been reviewed by each of the Parties and their respective legal counsel and will be construed and interpreted according to the ordinary meaning

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of the words used so as to fairly accomplish the purposes and intentions of all Parties.  Neither this Agreement nor any uncertainty or ambiguity herein will be subject to any presumption against any Party, whether under any rule of construction or otherwise, because one Party or the other is deemed to be the author thereof.

5.14                        Time of Performance.  Time is of the essence in the performance of all obligations hereunder.

5.15                        Specific Performance.  Seller acknowledges and agrees that Buyer would be damaged irreparably in the event any of the provisions of this Agreement are not performed at the time required or in accordance with their specific terms.  Accordingly, Seller agrees that Buyer will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which Buyer may be entitled, at law or in equity.

[Balance of page intentionally blank. Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

BUYER:

Chemical Specialists and Development, Inc.,
a Texas corporation

By:
Company Representative

SELLER:

Gregory M. Bermosk, individually

SPOUSAL CONSENT

The undersigned, KATHLEEN M. BERMOSK, spouse of GREGORY M. BERMOSK, hereby ratifies, confirms and consents to the covenants, terms and conditions contained in the foregoing Membership Interest Purchase Agreement dated October 4, 2013, by and between Chemical Specialists and Development, Inc., a Texas corporation, and Gregory M. Bermosk, an individual resident of Maricopa County, Arizona, and agrees to be bound by, and to fully comply with, all provisions thereof.

Kathleen M. Bermosk

[Spousal Consent — Startex Distribution West, LLC Membership Interest Purchase Agreement]

EXHIBIT D

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement dated this [      ] day of [                                  ], 2013 (the “Escrow Agreement”), is entered into by and among Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Buyer”), and Stephen R. Cooke, in his capacity as the Sellers’ (as defined below) representative (the “Seller Representative” and, together with Buyer, the “Parties,” and individually, a “Party”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”).

RECITALS

A.                                    Buyer is party to, and Seller Representative is signatory to, that certain Stock Purchase Agreement, dated October 4, 2013 (as the same may be amended or modified from time to time in accordance with its terms, the “Stock Purchase Agreement”) by and among Buyer, Sellers (as defined therein), and Chemical Specialists and Development, Inc., a Texas corporation (the “Company”).

B.                                    The Stock Purchase Agreement contemplates both (i) a Holdback Amount (as defined in the Stock Purchase Agreement), which shall provide a source of funds during the term of this Escrow Agreement for the purpose of satisfying any adjustments to the Final Net Working Capital (as defined in the Stock Purchase Agreement), and (ii) an Escrow Amount (as defined in the Stock Purchase Agreement, and together with the Holdback Amount, once deposited, the “Escrow Property”), which shall provide a source of funds during the term of this Escrow Agreement for the purpose of satisfying certain indemnity obligations of the Sellers pursuant to the Stock Purchase Agreement.

C.                                    Buyer agrees to place in escrow the Escrow Property and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

D.                                    The Parties acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Stock Purchase Agreement, that all references in this Escrow Agreement to the Stock Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.                                 Receipt of Escrow Property.  Upon execution hereof, Buyer shall deliver to the Escrow Agent the Escrow Amount of $10,000,000 and the Holdback Amount of $1,000,000 in immediately available funds.

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Section 1.2.                                 Investments.

(a)                                 The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by the Buyer and the Seller Representative. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.6 of this Escrow Agreement.

(b)                                 The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3.                                 Disbursements.

(a)                                 The Escrow Agent shall disburse the Escrow Property, in whole or in part, from time to time upon receipt of:

(i)                                     a final, non-appealable award, judgment, decision or order rendered by a court of competent jurisdiction pursuant to Section 3.5 of this Escrow Agreement specifying the amount to be released and to whom such amounts shall be released;

(ii)                                  joint written instructions signed by the Seller Representative and Buyer;

(iii)                               written instructions signed solely by Buyer (without confirmation or any other action being taken by the Seller Representative) that contain a certification by Buyer that reads as follows, “Buyer hereby certifies that the matters covered by these written instructions are Known Liabilities (as defined in the Stock Purchase Agreement)”; or

(iv)                              written instructions signed solely by Buyer (which instructions shall be confirmed in writing by the Seller Representative to the Escrow Agent prior to disbursement, which confirmation shall not be unreasonably conditioned, delayed or withheld) that contain a certification by Buyer that reads as follows, “Buyer hereby certifies that the matters covered by these written instructions are not Known Liabilities (as defined in the Stock Purchase Agreement)”.

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(b)                                 The parties agree that (i) any payment which the Escrow Agent is instructed to make from the Escrow Property pursuant to this Escrow Agreement shall be the lesser of (A) the stated payment amount and (B) the balance of the Escrow Funds.

Section 1.4.                                 Security Procedure For Funds Transfers.  The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1 or Exhibit B-2 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement.  Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only by a writing signed by an authorized representative of the Party.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it.  If a revised Exhibit B-1 or B-2 or a rescission of an existing Exhibit B-1 or B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Escrow Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.5.                                 Income Tax Allocation and Reporting.

(a)                                 The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Sellers, whether or not such income was disbursed during such calendar year.

(b)                                 Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.  The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)                                  To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.5(c) is in

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addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.6.                                 Termination.   Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.5(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.                                 Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.                                 Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.                                 Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent Exhibit B-1 and Exhibit B-2, which contain authorized signer designations in Part I thereof.

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Section 2.4.                                 Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.                                 No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.                                 Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.                                 Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.                                 Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal signed by the Seller Representative and Buyer along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice signed by Seller Representative and Buyer filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

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Section 3.4.                                 Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid one half by Buyer and one half by Sellers. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.  The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5.                                 Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.                                 Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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Section 3.7.                                 Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8                                    Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1.                                 Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.                                 Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.                                 Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”) to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is

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mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Sellers, addressed to:

Attention:

Telephone:

Facsimile:

E-mail:

With a copy to (which copy shall not constitute notice to the Sellers):

Kane Russell Coleman & Logan PC

Attn: Lawrence E. Wilson

919 Milam, Suite 2200

Houston, TX 77002

Facsimile: (713) 425-7700

E-mail: lwilson@krcl.com

If to the Seller Representative, addressed to:

Attention:

Telephone:

Facsimile:

E-mail:

With a copy to (which copy shall not constitute notice to the Seller Representative):

Kane Russell Coleman & Logan PC

Attn: Lawrence E. Wilson

919 Milam, Suite 2200

Houston, TX 77002

Facsimile: (713) 425-7700

E-mail: lwilson@krcl.com

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If to Buyer, addressed to:

Nexeo Solutions Sub Holding Corp.

Attention: Chief Legal Officer

3 Waterway Square Place; Suite 1000

The Woodlands, TX 77380

Facsimile: (281) 500-2348

E-mail: mfarnell@nexeosolutions.com

With a copy to (which copy shall not constitute notice to Buyer):

Vinson & Elkins, LLP

Attention: Edward T. Stockbridge

1001 Fannin Street; Suite 2500

Houston, TX 77002

Fax:  (713) 615-5576

Email: tstockbridge@velaw.com

If to the Escrow Agent, addressed to:

Wells Fargo Bank, National Association

750 N. St. Paul, Suite 1750

Dallas, Texas 75201

Attention: Amy C. Perkins; Corporate, Municipal and Escrow Solutions

Telephone: (214) 756-7411

Facsimile:  (214) 756-7401

E-mail: amy.c.perkins@wellsfargo.com

Section 4.4.                                 Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Section 4.5.                                 Entire Agreement.  This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6.                                 Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.                                 Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other

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condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.                                 Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.                                 Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 4.10                             Publication; disclosure.  By executing this Escrow Agreement, the Parties and the Escrow Agent acknowledge that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a party to this Escrow Agreement.  The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Escrow Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Escrow Agreement, or, in the alternative, publishing a conformed copy of this Escrow Agreement.  If a Party must disclose or publish this Escrow Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other Party and the Escrow Agent at the time of execution of this Escrow Agreement of the legal requirement to do so.  If any Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, that Party shall promptly notify in writing the other Parties and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

NEXEO SOLUTIONS SUB HOLDING CORP.

By:

Name:

Title:

SELLER REPRESENTATIVE:

Stephen R. Cooke

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:

	Name:	Amy C. Perkins

	Title:	Vice President

S-1

EXHIBIT A

Agency and Custody Account Direction

For Cash Balances

Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

Authorized Representative	Stephen R. Cooke
Nexeo Solutions Sub Holding Corp.

Date	Date

EXHIBIT B-1

[“                      “] certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of [“                      “], and that the option checked in Part III of this Exhibit B-1 is the security procedure selected by [“                      “] for use in verifying that a funds transfer instruction received by the Escrow Agent is that of [“                      “].

[“                      “] has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-1 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent.  By selecting the security procedure specified in Part III of this Exhibit B-1, [“                      “] acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by [“                      “].

NOTICE:  The security procedure selected by [“                      “] will not be used to detect errors in the funds transfer instructions given by [“                      “].  If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary.  If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution.  Therefore, it is important that [“                      “] take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of [“                      “]

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐                                    Option 1.  Confirmation by telephone call-back.  The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1.

☐            CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☐                                    Option 2.  Confirmation by e-mail.  The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-1.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1.  [“                “] understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail.  [“                “] further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☐            CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐                                    Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation.  The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If [“                “] wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent.  If [“                “] chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐                                    Option 4.  Delivery of funds transfer instructions by password protected file transfer system with confirmation.  Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above.  By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this          day of                       , 20    .

By
Name:
Title:

EXHIBIT B-2

[“                      “] certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of [“                      “], and that the option checked in Part III of this Exhibit B-2 is the security procedure selected by [“                      “] for use in verifying that a funds transfer instruction received by the Escrow Agent is that of [“                      “].

[“                      “] has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-2 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent.  By selecting the security procedure specified in Part III of this Exhibit B-2, [“                      “] acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by [“                      “].

NOTICE:  The security procedure selected by [“                      “] will not be used to detect errors in the funds transfer instructions given by [“                      “].  If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary.  If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution.  Therefore, it is important that [“                      “] take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of [“                      “]

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐                                    Option 1.  Confirmation by telephone call-back.  The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2.

☐            CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☐                                    Option 2.  Confirmation by e-mail.  The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-2.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2.  [“                “] understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail.  [“                “] further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☐            CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐                                    Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation.  The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If [“                “] wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent.  If [“                “] chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐                                    Option 4.  Delivery of funds transfer instructions by password protected file transfer system with confirmation.  Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above.  By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this          day of                       , 20    .

By
Name:
Title:

EXHIBIT C

FEES OF ESCROW AGENT

[Fee Proposal to be attached]

EXHIBIT E

FORM OF CONSULTING AGREEMENT

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of [          ], 2013 (the “Effective Date”), by and between Chemical Specialists and Development, Inc., a Texas corporation (the “Company”), and [           ], an individual resident of                      County, Texas (“Consultant”).  The Company and Consultant are sometimes referred to in this Agreement collectively as the “Parties,” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company is, subject to the terms and conditions therein, being acquired in accordance with the terms of that certain Stock Purchase Agreement dated of even date herewith with the purchaser named therein (the “Purchase Agreement”);

WHEREAS, as a former executive and equity holder of the Company, Consultant will benefit materially from the transactions contemplated by the Purchase Agreement;

WHEREAS, the Company wishes to engage Consultant as of the Effective Date to provide certain consulting services to the Company, and Consultant has agreed to be engaged in such capacity, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Definitions.  All capitalized terms not herein defined shall have the meaning assigned to them by the Purchase Agreement.

2.              Engagement; Term.  Effective as of the Effective Time, the Company engages Consultant to serve as a consultant to the Company, and Consultant accepts such engagement.  Unless earlier terminated pursuant to Section 5 below, the term of Consultant’s engagement hereunder (the “Term”) shall commence on the Effective Time and continue until the date that is [         ] months after the Effective Time.

3.              Consulting Services.  During the Term, Consultant shall provide such consulting services consistent with and similar to those services that Consultant provided to Company during the 12 month period preceding the Effective Time (the “Consulting Services”) as may be reasonably and timely requested of him from time to time by the Company; shall use his best efforts in carrying out such Consulting Services; and shall be available to devote up to [         ] hours per calendar week, for at least [    ] weeks following the Effective Time, to performing the Consulting Services.  As an independent contractor, Consultant is free to provide the same or substantially similar services for other unrelated entities during the Term as long as such services do not interfere with Consultant’s rendering of the Consulting Services hereunder and (a) the Consultant does not otherwise violate any of the terms of this Agreement or the Non-Solicitation and Non-Competition Agreement of even date herewith between the Consultant and [                    ] or (b) such services are not performed for any company, individual, or entity that is, was during preceding 12 months, or is planning to engage in a business similar to or in competition with Nexeo Solutions LLC or any of its subsidiaries or affiliates.  Upon reasonable notice, Consultant agrees to attend such meetings as the Company may reasonably request for proper communication of the Consultant’s advice and consultation.  Consultant shall coordinate the furnishing of his services pursuant to this Agreement with the Company in order that such services can be provided in such a way as to generally conform to the business schedules of the Company and Consultant, but the method of performance, time of performance, place of performance, hours utilized in such performance, and other details concerning the manner of performance of the Consulting Services provided hereunder shall be within the sole control of Consultant.

4.              Consulting Fee.  In consideration of Consultant’s performance of the Consulting Services hereunder, the Company shall pay Consultant a consulting fee at the rate of $[           ] per complete calendar month that Consultant provides Consulting Services hereunder (the “Consulting Fee”), payable in arrears.  Such Consulting Fee shall be pro-rated for partial months during the Term in which Consultant provides Consulting Services hereunder based upon the number of days in such calendar month.  The Company shall pay the applicable Consulting Fee within ten (10) calendar days after the conclusion of each calendar month in which this Agreement is in effect (a “Completed Month”).  Consultant acknowledges and agrees that (a) the Company is not required to withhold federal or state income, gross receipts or similar taxes from the Consulting Fee paid to Consultant hereunder, or to otherwise comply with any state or federal law concerning the collection of income, gross receipts or similar taxes at the source of payment of wages, (b) the Company is not required under the Federal Unemployment Tax Act or the Federal Insurance Contribution Act to pay or withhold taxes for unemployment compensation or for social security on behalf of Consultant with respect to the Consulting Fee, and (c) the Company is not required under the laws of any state to obtain workers’ compensation insurance or to make state unemployment compensation contributions on behalf of Consultant.

5.              Expense Reimbursement.  The Company shall reimburse Consultant for reasonable and documented out-of-pocket expenses actually incurred by Consultant in the performance of the Consulting Services hereunder.  The Company shall provide the reimbursement for such properly incurred and invoiced expenses within 10 calendar days of its receipt of such invoice.

6.              Termination.  This Agreement will automatically terminate upon the earlier of Consultant’s death, disability (that renders him unable to perform Consulting Services), or the conclusion of the Term.  In addition, the Company may terminate Consultant’s service relationship with the Company under this Agreement at any time and for any or no reason by giving thirty (30) days prior written notice to the Consultant.  Upon termination of Consultant’s service relationship with the Company under this Agreement, the only obligation Company shall have under this Agreement shall be to pay Consultant for any Consulting Services performed prior to the date of such termination and for any unreimbursed expense reimbursements incurred prior to such date as provided in Section 4 hereof.

7.              Independent Contractor.  At all times during the Term, Consultant shall be an independent contractor of the Company.  In no event shall Consultant be deemed to be an employee of the Company, and Consultant shall not at any time be entitled to any employment rights or benefits from the Company or be deemed to be an agent of the Company or have any power to bind or commit the Company or otherwise act on its behalf.  Consultant acknowledges and agrees that, as a non-employee, he is not eligible for any benefits sponsored by the Company or any other benefit from the Company (except to the extent that Consultant is entitled to participate in such plans based upon Consultant’s previous employment by the Company) and, accordingly, Consultant shall not participate in any pension or welfare benefit plans, programs or arrangements of the Company (except to the extent that Consultant is entitled to participate in such plans based upon Consultant’s previous employment by the Company).  Consultant shall be solely responsible for making all applicable tax filings and remittances with respect to amounts paid to Consultant pursuant to this Agreement and shall indemnify and hold harmless the Company and its respective representatives for all claims, damages, costs and liabilities arising from Consultant’s failure to do so.  It is not the purpose or intention of this Agreement or the Parties to create, and the same shall not be construed as creating, any partnership, partnership relation, joint venture, agency, or employment relationship.

8.              Confidentiality and Non-Disclosure.

(a)                                 Through the performance of the Consulting Services hereunder, Consultant shall have access to confidential and proprietary information of the Company, including some or all of the following documents, materials and information of the Company (collectively “Confidential Information”):  (i) business strategies, corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations and acquisition prospects, (ii) information relating to the identity of customers or their requirements, the identity of key contacts within customers’ organizations or within the organization of acquisition prospects, (iii) information about exploration, production, marketing and merchandising plans or techniques; (iv) customer and supplier lists, prospective customer information, current and anticipated customer requirements, distribution networks, price lists, market studies and business plans; (v) historical and projected sales data, financial data and projections, capital spending budgets and operating budgets; (vi) employee and agent training techniques and materials and personnel files, (vii) research and development plans or results, and (viii) all other non-public information that gives the Company a competitive advantage by virtue of its not being publicly known.

(b)                                 At all times Consultant will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Consulting Services under this Agreement.  All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which have been or are furnished to the Consultant by the Company or are produced by Consultant in connection with his services under this Agreement will be and remain the sole property of the Company.  Consultant will return all such materials and property as and when requested by the Company and, in any event, immediately upon termination of this Agreement.  Consultant will not retain any such material or property or any copies thereof after such termination.

(c)                                  Notwithstanding anything to the contrary, Consultant’s disclosure of Confidential Information shall not be deemed a violation of this Agreement to the extent that (i) disclosure is required by law or by any court or other governmental authority with jurisdiction or authority to order Consultant to disclose or make accessible any such information, (ii) such information becomes a part of the public domain other than as a result of any breach of this Agreement by Consultant, or (iii) to the extent that such use or disclosure is necessary to respond to or defend a warranty or indemnity claim under the Purchase Agreement; provided, however, that in the event disclosure is required under clause (i) and Consultant is making such disclosure, Consultant shall provide the Company with prompt notice of such requirement prior to making any disclosure, so that the Company may seek an appropriate protective order.

9.              Entire Agreement; Amendments.  This Agreement constitutes the entire and final agreement between the Parties with respect to Consultant’s consulting relationship with the Company.  This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties.  No provision of this Agreement shall supersede or replace any obligation of Consultant or agreement between the Parties as set forth in the Purchase Agreement.

10.       Waiver.  Any waiver of a provision of this Agreement shall be effective only if it is in a writing signed by the Party entitled to enforce such term and against which such waiver is to be asserted.  No delay or omission on the part of either Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

11.       Assignments; Successors; No Third-Party Rights.  This Agreement is personal to Consultant and, as such, may not be assigned by Consultant.  The Company may not assign this Agreement without Consultant’s written consent, which consent will not be unreasonably withheld; except that the Company may assign its interest in this Agreement to any entity controlled by, controlling, or under common control with the Company, whether directly or indirectly, including (with respect to the Company on or after the Effective Date), but not limited to, any direct or indirect parent or subsidiary of the Company.  Any assignment in violation of this provision shall be deemed to be null and void.  Subject to the preceding, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.

12.       Notices.  All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (a) if personally delivered, when so delivered, (b) if mailed, three business days following the date deposited in the U.S. mail, certified or registered mail, return receipt requested, (c) if sent by e-mail or other form of electronic communication, once transmitted and the confirmation is received, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

If to Consultant, addressed to:	[	]

If to Company, addressed to:	[	]

13.       Execution of Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

14.       Code Section 409A.  Notwithstanding anything to the contrary contained herein, this Agreement is intended to satisfy, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other guidance thereunder if and to the extent applicable.  Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to satisfy or be exempt from the requirements of Code Section 409A.  Further, for purposes of Code Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation.  Any reimbursement or in-kind benefit provided under this Agreement which constitutes a “deferral of compensation” within the meaning of Treasury Regulation Section 1.409A-1(b) shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (d) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date hereof.

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC.,
a Texas corporation

By:

CONSULTANT

By:
[ ]

EXHIBIT F

FORM OF NON-COMPETITION AGREEMENT

NON- SOLICITATION AND NON-COMPETITION
AGREEMENT

This Non-Solicitation and Non-Competition Agreement (the “Agreement”) is entered into by and among [                ] (the “Individual”) and [                    ] (“Nexeo”), in connection with that certain Stock Purchase Agreement of even date herewith by and among Individual, among others, Nexeo Solutions Sub Holding Corp. (“Buyer”) and Chemical Specialist and Development, Inc. (“Company”) (the “Purchase Agreement”) to be effective on the Closing Date, as defined by the Purchase Agreement (the “Effective Date”).

The Individual and Nexeo are individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, contemporaneously with the entry into this Agreement, the Individual and other Sellers, the Company, and Buyer have entered into the Purchase Agreement, pursuant to which the Sellers have agreed to sell, and Buyer has agreed to purchase, subject to the terms and conditions set forth therein the Conveyed Equity and the Purchased Assets, as those terms are is defined in the Purchase Agreement; and

WHEREAS, the Individual will derive considerable personal benefit from the Purchase Agreement; and

WHEREAS, Buyer is a subsidiary of Nexeo; and

WHEREAS, as a condition of entering into the Purchase Agreement and protecting the goodwill that is being transferred therein, the Parties wish to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.                                      Definitions. All capitalized terms not herein defined shall have the meaning assigned to them by the Purchase Agreement.

2.                                      Noncompetition And Nonsolicitation.  In order to protect the legitimate business interests of the Buyer and Buyer’s Affiliates, including Nexeo (collectively, “Buyer Group,” which as of the Closing will also include the Company), including the protection and preservation of the goodwill and Confidential Information that is being purchased by Buyer in the Purchase Agreement and the Asset Purchase Agreements, the Individual agrees that, beginning on the Effective Date, and for five (5) years thereafter, the Individual will not, directly or indirectly:

(a)                                 carry on or engage in (whether as a director, employee, agent, consultant or otherwise) a Competing Business within the Restricted Area where the Individual’s activities with respect to the Competing Business are directed at, or have an impact on

Buyer’s business within the Restricted Area, so long as the Buyer Group carries out business therein;

(b)                                 solicit (or assist another in soliciting) any customers of the Buyer Group within the Restricted Area with regard to a Competing Business in the Restricted Area or who were customers of the Buyer Group within the Restricted Area with regard to a Competing Business in the Restricted Area within the previous 24 months; or

(c)                                  solicit, approach, or hire (or assist another in soliciting, approaching, or hiring) any employees of the Buyer Group or any individuals who were employed by the Buyer Group in the Competing Business within the previous 12 months.

(d)                                 For purposes of this Agreement:

i.                                          “Competing Business” means any business concern that engages in, or is planning to engage in, a business similar to that of the Company Group, including without limitation, chemical distribution, formula preparation, contract chemical packaging, custom chemical blending, custom chemical packaging, chemical laboratory testing and shipping.

ii.                                       “Restricted Area” means the counties, parishes, municipalities or parts thereof listed on Exhibit A.  The Individual expressly acknowledges and agrees that the Company Group carried and continue to carry out their business throughout the Restricted Area.

(e)                                  Acknowledged Inducement.  The Individual warrants and represents to Buyer that the Individual is incurring such obligations, as an express inducement to Buyer to enter into the Purchase Agreement and to purchase the goodwill of the Company and the Company Subsidiaries therein.

(f)                                   Reasonableness of Restrictions.  The Individual understands and acknowledges that the Company and the Company Subsidiaries have significant goodwill that is being conveyed through the Purchase Agreement and that such goodwill is worthy of protection and that Buyer’s need for the protection afforded by this Section 2 is greater than any hardship the Individual might experience by complying with its terms.  The Individual agrees that the limitations as to time, geographic area, and scope of activity to be restrained contained in this Section 2 are reasonable and are not greater than necessary to protect the goodwill of the Company and the Company Subsidiaries and other business interests of Buyer.  The Individual further agrees that because of his varied skills and abilities, the restrictions contained in this Section 2 allow the Individual an adequate number and variety of gainful non-competitive employment alternatives and therefore will not prevent the Individual from earning a living or otherwise impose undue hardship on the Individual.  Accordingly, the Individual covenants and warrants that the restraints contained in Section 2 are reasonable and not greater than necessary to protect the goodwill of the Company and the Company Subsidiaries and legitimate business interests of Buyer.  The scope of the restraints contained in this Section 2 should be reformed so as

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to make them enforceable, if it is judicially determined that they are unenforceable as drafted.

(g)                                 Individual’s Representation.  The Individual expressly acknowledges and agrees that he is an interested party in the transactions contemplated by the Purchase Agreement and that this Agreement is an essential part of such transactions.  The Individual expressly represents that the consideration and benefits that he is receiving as a result of the Purchase Agreement are sufficient consideration for his promises set forth herein.

3.                                      Permitted Activities.  Anything in this Agreement notwithstanding, the Individual shall be entitled to:

(a)                                 own, directly or indirectly, up to five percent (5%) of the outstanding publically traded securities issued by a third person engaged in a Competing Business within the Restricted Area provided that the Individual is not otherwise involved in the management or control of the issues[; and

(b)                                 lease, directly or indirectly, trucks, trailers and other vehicles owned as of the date hereof to any person, whether or not such person is engaged in a Competing Business in the Restricted Area, provided that if such third person is engaged in a Competing Business within the Restricted Area, the Individual does not participate in the operation of such equipment and is not employed by or involved, directly or indirectly, in the management of such third person].(1)

4.                                      Right to Injunction.  The Individual acknowledges that his violation or threatened or attempted violation of the covenants contained in this Agreement will cause irreparable harm to Nexeo and that money damages would not be sufficient remedy for any breach of this Agreement.  The Individual agrees that Nexeo shall be entitled as a matter of right to specific performance of the covenants in this Agreement, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Agreement, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by the Individual or others acting on the Individual’s behalf.  In this connection, the Individual covenants and warrants that he will not dispute in any proceeding that any given violation or further violation of the covenants contained herein: (a) will result in irreparable harm to the Company and the Company Subsidiaries or (b) could not be remedied adequately at law.  The Individual further agrees that, in the event of he is adjudicated to be in violation of this Agreement, Nexeo shall have the right to an extension of the term of the non-compete for a period equal to that during which the Individual was in violation.  Nexeo’s right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity, including but not limited to recovery of damages, attorney’s fees, costs and expenses.

(1)  Note: This section shall only apply to the agreement with Jerry Bearden.

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5.                                      Miscellaneous.

(a)                                 Merger.  This Agreement, the Purchase Agreement and the other Transaction Documents embody the entire agreement between the Parties regarding the subject matters addressed herein and supersede all prior agreements and understandings, if any, between the Parties regarding such matters.  In executing this Agreement, the Individual is not relying on any promises or statements not contained in this Agreement, the Purchase Agreement or the other Transaction Documents.

(b)                                 Modification.  No Party has the authority to modify or amend this Agreement unless the modification or amendment is in writing and signed by each Party hereto.

(c)                                  Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Agreement, the Purchase Agreement and the other Transaction Documents shall not in any way be affected, impaired or invalidated.

(d)                                 Waiver.  Any waiver of any term of this Agreement by Nexeo shall not operate as a waiver of any other term of this Agreement, nor shall any failure to enforce any provision of this Agreement operate as a waiver of Nexeo’s right to enforce any other provision of this Agreement.  Further, Nexeo’s non-action with respect to the breach of this or a similar agreement by any other individual or entity will not constitute a wavier of Nexeo’s right to enforce any provision of this Agreement.

(e)                                  Attorney’s Fees.  In the event of any legal action concerning this Agreement, the prevailing Party in such action shall be entitled to recover any and all reasonable costs and attorneys’ fees incurred by such Party in prosecuting or defending against such action.

(f)                                   Proper Construction.  The language of all parts of this Agreement shall in all cases be deemed to be the language chosen by the Parties to express their mutual interest and shall be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties.  Moreover, the paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

(g)                                 Counterparts.  This Agreement may be executed in one or more counterparts (including facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

(h)                                 Assignment.  The Individual shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of Nexeo, this Agreement being personal to the Individual.  Nexeo may assign this Agreement to without the requirement of consent by the Individual.  If Nexeo shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation

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or other form of business organization, then this Agreement shall be enforceable by and applicable to, the successor of Nexeo resulting from such merger, consolidation or transfer.

(i)                                    Third Party Beneficiaries.  Each subsidiary of Nexeo shall be a third party beneficiary of the Individual’s obligations under the provisions of this Agreement.

6.                                      Choice of Law And Venue.  This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Texas, without regard to the principles of conflicts of law thereof.  All Parties expressly consent to the jurisdiction of the state and federal courts located in the Southern District of Texas, Houston Division and that the exclusive venue for the resolution of any dispute relating to the subject matter and/or enforceability of this Agreement shall be in the state and federal courts located within the Southern District of Texas, Houston Division.

[Signature page follows]

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I HAVE READ THIS AGREEMENT CAREFULLY.  I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT THIS AGREEMENT IMPOSES UPON ME WITHOUT RESERVATION.  I SIGN THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND FREELY.

INDIVIDUAL:

Name:

Date:

BUYER:

[ ]

By:
Name:
Title:

Date:

[Signature Page — Non-compete Agreement]

EXHIBIT A

RESTRICTED AREA

[NTD: Seller to fully define the geographic scope which includes all areas in which Seller does business whether through physical offices or the customer locations.]

The following counties or municipalities within the State of Texas:

The following counties or municipalities within the State of California:

The following counties or municipalities within the State of Georgia:

The following counties or municipalities within the State of [•]:

The following counties or municipalities within the State of [•]:

The following Parishes within the State of Louisiana:

The following portions of Parishes within the State of Louisiana:

EXHIBIT G

FORM OF RESIGNATION AND RELEASE

RESIGNATION AND RELEASE AGREEMENT

(Employee)

This Resignation and Release Agreement (“Agreement”), dated [               ], 2013, is made by and between [                  ] (“Individual”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Buyer”), and Chemical Specialists and Development, Inc., a Texas corporation (“Company”).  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given such terms in that certain Stock Purchase Agreement (the “SPA”), by and among Buyer, the Company, and the Sellers named therein.

Recitals

WHEREAS, Individual is employed by the Company;

WHEREAS, Individual is an owner of Conveyed Equity in the Company and will benefit from the transaction contemplated by the SPA by the sale of such Conveyed Equity; and

WHEREAS, the execution of this Agreement is a condition to the Closing.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises set out in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

Agreement

1.                                      Resignation.

(a)                                 Effective immediately before the Closing, Individual hereby voluntarily resigns from any position or office Individual holds with Company as an employee, officer, director, manager, or other service provider.

(b)                                 Individual acknowledges that, by virtue of Individual’s voluntary resignation, any employment agreement Individual may have with the Company, whether in writing or verbal, express or implied, will terminate and Company will have no further obligations with respect to Individual with respect to Individual’s employment.

(c)                                  Individual further acknowledges that, by virtue of Individual’s voluntary resignation, Individual will not be eligible for any right or claim to severance by the Company.

2.                                      Release by Individual.

(a)                                 Individual (for himself and for his spouse, if any, representatives, heirs, successors and assigns) hereby RELEASES, ACQUITS AND FOREVER DISCHARGES the Released Parties (defined below) from any and all claims, causes of action, demands, costs, debts, damages, obligations and liabilities, whether known or unknown, (individually a “Claim”

and collectively the “Claims”) which Individual has or may come to have against the Released Parties relating to (a) Individual’s employment or the ending of his/her employment relationship with Company or (b) Individual’s status, if any, as an officer, director, member, manager, or other service provider of Company, REGARDLESS OF WHETHER OR NOT THE ACTIONS, DEMANDS, COSTS, DEBTS, DAMAGES, OBLIGATIONS AND LIABILITIES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY COMPANY, SELLERS, BUYER OR ANY OTHER PERSON.

(b)                                 The Claims released and waived by this Agreement include without limitation any and all Claims (including for attorney’s fees) growing out of, resulting from, or connected in any way with the employment or other relationship, or the ending of the employment or other relationship, between Individual and Company, including any Claims under any employment discrimination or fair employment practices Laws, or any employment agreement that may exist or may be claimed to exist.

(c)                                  This Section 2 does not waive any rights of Individual that arise under the SPA.

(d)                                 The “Released Parties” are (i) Company; (ii) Buyer; (iii) any parent, Subsidiary, Affiliate, predecessor, successor, or assign of the Persons named or described in clauses (i)-(ii); and (iv) any current or former officer, director, general or limited partner, shareholder, owner, member, manager, joint venturer, trustee, fiduciary, agent, employee, associate, representative, insurer, or attorney of or for the Persons named or described in clauses (i)-(iii).

3.                                      Continuation Medical Coverage.  If Individual becomes eligible for continuation medical coverage under COBRA as a result of Individual’s resignation from employment with the Company and is not, within thirty days of Individual’s resignation, offered employment with the Company, Buyer, or any of their affiliates, the Company (through December 31, 2013) and Buyer (or one of its affiliates) thereafter shall pay the cost of continuation medical coverage for Individual for the shorter of 18 months or until such time as Individual accepts employment elsewhere with an entity that provides medical coverage, where such payments will be based at the same level of coverage elected by Individual at the time of Individual’s resignation provided that individual timely elects such coverage.

4.                                      Miscellaneous.

(a)                                 Acknowledgements.  By signing this Agreement, the parties to this Agreement each agree that (i) he, she or it has been advised to and has had the opportunity to consult with an attorney of his, her or its choosing before signing this Agreement; (ii) he, she or it has read and understands the meaning and effect of signing this Agreement; (iii) he, she or it has been given sufficient time to consider the Agreement, (iv) he, she or it is not relying on any statements, promises, or representations that are not set out in this Agreement, but instead is

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relying on his, her or its own judgment in consultation with his, her, or its attorney, if any; and (v) his, her or its execution of this Agreement thus is knowingly and voluntarily made.

(b)                                 Entire Agreement; Modifications, Amendment, and Waivers.  This Agreement represents the entire agreement of the parties to this Agreement with respect to the subject matter specifically addressed herein and may be modified, amended, or waived only by a separate agreement or writing signed by each of the parties hereto expressly so modifying, amending, or waiving this Agreement.

(c)                                  Choice of Law.   The parties hereto agree that this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Texas applicable to a contract executed and performed in such State, without giving effect to conflicts of Laws principles requiring the application of the Law of another State.

(d)                                 Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, legal representatives, successors, and permitted assigns.  No rights or obligations under this Agreement of a party hereto may be assigned by that party without the prior written consent of the other parties hereto.

(e)                                  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

COMPANY:	BUYER:

Chemical Specialists and Development, Inc.	Nexeo Solutions Sub Holding Corp

By:	By:
Name:
Name:	Title:

Title:

INDIVIDUAL:

[ ]

[Signature Page – Employee Resignation and Release]